UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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UNION PACIFIC CORPORATION
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2026 Proxy Statement

& NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

UNION PACIFIC

BUILDING AMERICA®

3012
3012
7053
UNION PACIFIC

Union Pacific Corporation 1400 Douglas Street, 19th Floor Omaha, NE 68179
March 25, 2026
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Date Thursday May 14, 2026

Time 8:00 A.M. Central Daylight Time

Place via live audio webcast at www.virtualshareholdermeeting.com/UNP2026

Record Date March 13, 2026 Close of Business

Your vote is very important. New York Stock Exchange rules provide that if your shares are held by a broker, your broker is NOT permitted to vote your shares on most matters presented at the Annual Meeting, including the election of directors, and may elect not to vote your shares at all, unless you provide voting instructions to your broker. We strongly encourage you to submit your proxy card to your broker or utilize your broker’s telephone or internet voting services (if available) and exercise your right to vote as a shareholder.

To Shareholders:
The 2026 Annual Meeting of Shareholders (the Annual Meeting) of Union Pacific Corporation (the Company) will be held at 8:00 A.M., Central Daylight Time, on Thursday, May 14, 2026, via live audio webcast at www.virtualshareholdermeeting.com/UNP2026 for the following purposes:

1	To elect the eleven (11) directors named in the Proxy Statement, each to serve for a term of one year or until his or her successor is elected and qualified;

2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2026;

3	To approve, by non-binding vote, the compensation of the Company’s Named Executive Officers; and

To transact such other businesses as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 13, 2026, are entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying proxy card are being distributed and made available to shareholders of the Company on March 25, 2026.
You may listen to the live audio webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/UNP2026. Instructions on how to participate in the Annual Meeting via live audio webcast are described in the accompanying Proxy Statement and posted at www.virtualshareholdermeeting.com/UNP2026.
Christina B. Conlin
Executive Vice President,
Chief Legal Officer and
Corporate Secretary

UNION PACIFIC CORPORATION
PROXY STATEMENT

This Proxy Statement includes statements and information regarding future expectations, performance, results or outcomes of the Company that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and information should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times that, or by which, such performance, results or outcomes will be achieved. Forward-looking statements and information are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements and information reflect the good faith consideration by management of currently available information and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward-looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control and may be derived from internal controls and processes that continue to evolve and standards for measuring progress that are still developing. Factors discussed in the risk factors described in Item 1A of the Company’s Annual Form 10-K, filed February 6, 2026, could affect our future results and could cause our future performance results or other outcomes to differ materially from those expressed or implied in any forward-looking statements and information. This Proxy Statement should be read in consideration of these risk factors. Information included in this document, and any issues identified as important for purposes of this document, may not be considered material for SEC reporting purposes. Website references and/or hyperlinks have been provided for convenience only, and the contents therein are not incorporated into, nor do they constitute a part of, this document.

PROXY SUMMARY
This summary highlights information that may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Availability of Proxy Materials
Date and Time: May 14, 2026, at 8:00 A.M., Central Daylight Time
Place: Via live audio webcast at www.virtualshareholdermeeting.com/UNP2026
Record Date: March 13, 2026

How to Vote
We encourage you to vote in advance of the meeting. You may vote using one of the following voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions. Participants in Union Pacific’s thrift and retirement plans who hold Company stock through such plans will receive separate voting instructions. You can vote in one of three ways:

RECORD OWNERS	BENEFICIAL HOLDERS

Vote via the Internet Go to www.proxyvote.com	Follow the instructions set forth on the Notice of Internet Availability of Proxy Materials or the voting instruction form provided by your broker with these proxy materials.
Vote by Telephone Call toll free 1-800-690-6903 within the USA, US territories & Canada
Vote by Mail Complete, sign, date and return your proxy card in the envelope provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2026 AT 8:00 A.M. CENTRAL DAYLIGHT TIME
This Proxy Statement and our 2025 Annual Report on Form 10-K are available on our website at www.up.com under the "Investors" caption link by selecting "Financials/Annual Reports." Shareholders may also request a copy of this Proxy Statement and our 2025 Annual Report on Form 10-K by emailing investor.relations@up.com or by calling (402) 544-4227.

Voting Matters and Board Recommendations
Matter	Our Board’s Recommendations
Proposal 1 Election of eleven (11) Director Nominees (page 7)	FOR Each Director Nominee
Proposal 2 Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2026 (page 34)	FOR
Proposal 3 Advisory Vote to Approve Executive Compensation (page 37)	FOR

PROXY SUMMARY

Company Performance Highlights
Safety, Service, and Operational Excellence supports the Company's long-term initiative to Grow its freight volumes. Together as a team, the Company will focus on achieving the best safety record in the industry, being known for superior service, grounded in operational excellence, which, in turn, drives growth.
Safety. In 2025, we furthered our progress towards world-class safety. Our strategy is focused on four pillars, Injury Prevention, Leveraging Technology, Situational Awareness Testing, and Peer-to-Peer Engagement, as more fully described in the 2025 Business Highlights section on page 40. The focus on these four pillars continues to drive improvement, resulting in our best-ever personal injury and derailment incident rate annual safety results. Compared to 2024, our personal injury rate (the number of reportable injuries for every 200,000 employee-hours worked) of 0.68 improved 24% and our derailment incident rate (the number of reportable derailment incidents per million train miles) of 1.75 improved 19%.
Service. Throughout 2025, we achieved best-ever results for many of our operating metrics. Compared to 2024, freight car velocity improved 8%, while terminal dwell declined 8%. Service Performance Index (SPI) (a ratio of the service customers are currently receiving relative to the best monthly performance over the last three years) for both intermodal and manifest products improved 9 and 11 points, respectively, compared to 2024 while we handled more volume.
Operational Excellence. We effectively adapted to shifts in business traffic mix throughout 2025 as we handled elevated international intermodal shipments in the first half of the year in addition to strong bulk shipments throughout the year. As customer demand changed, we efficiently modified our resources to match demand while improving our service performance.
Highlights of the Company's full year 2025 financial and operational performance include:

Reported net income:
$7.1 B
or $11.98 per diluted share compared to 2024 net income of $6.7 billion or $11.09 per diluted share
Adjusted net income*:
$6.9 B
or $11.66 per diluted share* compared to 2024 adjusted net income* of $6.8 billion or $11.11 per diluted share*
	Operating revenue: $24.5 B was up 1% driven by core pricing gains and higher volume, partially offset by business mix, reduced fuel surcharge revenue, and lower other revenue	Reported operating income: $9.8 B increased 1% from 2024 Adjusted operating income*: $10.0 B increased 2% from adjusted 2024*	Reported operating ratio: 59.8% improved 0.1 points from 2024 Adjusted operating ratio*: 59.3% improved 0.6 points from adjusted 2024*

Reportable personal injury rate: 0.68 per 200,000 employee-hours improved 24% from 2024	Reportable derailment incident rate: 1.75 improved 19% from 2024	Freight car velocity improved 8% compared to 2024	Average terminal dwell declined 8% compared to 2024

Locomotive productivity improved 3% compared to 2024 driven by improved network fluidity and asset utilization	Workforce productivity improved 7% as average daily car miles increased 3% while employees decreased 3% compared to 2024	Service Performance Index (SPI) IMPROVED compared to 2024. Intermodal SPI improved 9 points, and Manifest SPI improved 11 points while handling more volume

*See Appendix A for a reconciliation to GAAP.

PROXY SUMMARY

Shareholder Engagement
It has been our longstanding practice to meet with shareholders throughout the year so that management and the Board can better understand shareholder perspectives on governance, executive compensation, and other topics.
We believe that engagement with our shareholders is an important part of our Company’s success, and we have an active shareholder engagement program. Our shareholder engagement efforts help us to better understand our shareholders’ priorities and concerns and enable the Company to most effectively address issues important to our shareholders. Our Investor Relations team regularly meets with investors and investment analysts. Our head of Investor Relations communicates topics discussed and shareholder feedback to senior management and the Board for consideration in their decision-making.

During 2025, we engaged with investors on various topics, including:

Our Strategy-Safety, Service, and Operational Excellence leads to Growth	Financial performance	Merger benefits

Sustainability efforts	Strategic planning, talent management, and culture	Succession planning and governance

We hosted a merger announcement call on July 29, 2025, and a merger application call on December 19, 2025, to discuss the benefits of our combination with the Norfolk Southern.

99.5%	At our Special Meeting of Shareholders on November 14, 2025, 99.5% of votes cast were in favor of the proposed merger with Norfolk Southern.

SENIOR MANAGEMENT				INVESTOR RELATIONS TEAM

Investor conferences attended 11	Virtual or in-person investor meetings 90	Engaged with 53% of our total active institutional shares outstanding	Met with 52% of our top 100 investors	Conference calls with investors and analysts 440

Our annual say-on-pay vote is an opportunity to receive feedback from shareholders regarding our executive compensation program. Shareholders demonstrated strong support for our executive compensation program in 2025 as evidenced by the approximately 94% of votes cast in favor of say-on-pay at our 2025 Annual Meeting of Shareholders. We believe that the executive compensation decisions made in 2025 and described in this Proxy Statement benefit shareholders and continue to align with our strategy and pay-for-performance philosophy.

94%	Approximately 94% of votes were cast in favor of say-on-pay at our 2025 Annual Meeting of Shareholders.

PROXY SUMMARY

Governance Highlights
The Company’s commitment to strong corporate governance, effective risk management and independent oversight of management by the Board is reflected in our sound governance practices and policies.
2025 Governance Highlights Include:

Board Composition	▪Board Nominees are 91% Independent (10 of 11 Board Nominees) ▪Six (6) Diverse Board members/Nominees for Election (55%)
Board Refreshment
▪Commitment to Board Refreshment (Seven Director Nominees with tenure of less than 5 years, 64% of Board composition)
▪Board Nominees have average Board Tenure of 5.3 years
▪W Anthony Will was elected to the Board effective January 5, 2026

Board Leadership and Board Committees
▪Independent Board Chairman
▪Four Board Committees - Audit Committee, Compensation and Talent Committee, Corporate Governance, Nominating and Sustainability Committee, and Finance Committee - composed solely of independent directors
▪Transition of Safety and Service Quality Committee responsibilities - safety oversight to the full Board and oversight of service performance to the Finance Committee
▪Executive Sessions of Independent Directors at each Board and Committee Meeting
▪Annual Evaluation of Board and Committee performance

Governance Practices and Oversight
▪Annual Election of Directors with Majority Voting Standard
▪“Proxy Access” Right
▪Board Strategic Oversight and Review of Enterprise Risk Management
▪Regular Succession Planning for the CEO and executive management levels
▪Stringent Director (5x cash portion of Annual Retainer within 5 years of joining Board) and Executive Officer (7x Annual Salary for CEO and 4x Salary for other Named Executive Officers) Stock Ownership Guidelines
▪Policy against Pledging and Hedging Company common stock

Note: These statistics reflect the tenure and independence of the eleven (11) director nominees.

PROXY SUMMARY
Sustainability Governance
The Board of Directors provides oversight of our sustainability strategy. The Corporate Governance, Nominating and Sustainability Committee is responsible for reviewing current developments in sustainability and recommends adoption of new, or modifications to existing practices, policies, and procedures. To oversee and guide the appropriate management of sustainability, we have established the following governance structure:

BOARD OF DIRECTORS
Both directly and through its committees, provides oversight on sustainability-related issues, including the integration of sustainable practices into the Company's strategies, policies, and decision-making processes.

GOVERNANCE, NOMINATING & SUSTAINABILITY COMMITTEE Responsible for reviewing current developments in sustainability and recommending practices, policies, and procedures.	AUDIT COMMITTEE Primarily responsible for oversight of risks and controls, including considering and addressing sustainability and climate-related risks.	FINANCE COMMITTEE Monitors the Company's financial policies and financial condition, including review of plans, programs and initiatives related to sustainability and climate-change.	COMPENSATION & TALENT COMMITTEE Provides oversight on talent strategies including culture, recruitment, development and retention of employees, and employee engagement.

EXECUTIVE LEADERSHIP
The Senior Vice President of Strategy of Union Pacific, who reports to the CEO, holds direct responsibility for sustainability-related issues. Reporting to the SVP Strategy is the VP of Strategy and Corporate Development who is responsible for developing and implementing UP's sustainability strategy.

SUSTAINABILITY STEERING COMMITTEE
Senior leaders from Law, Finance, Marketing and Sales, Operations, Supply Chain, Environmental Management, Corporate Relations, and Investor Relations meet quarterly to drive decision-making, accountability, and ownership of specific initiatives.

SUSTAINABILITY MANAGEMENT
Employees with sustainability-related functions are responsible for managing the day-to-day sustainability work and implementing initiatives across various departments, monitoring progress, and driving continuous improvement.

PROXY SUMMARY

Executive Compensation Highlights
▪In 2025, seventy-nine percent (79%) of the target compensation opportunity provided to Mr. Vena and sixty-seven percent (67%) of the target compensation opportunity provided to the other Named Executive Officers (NEOs) was in the form of long-term incentive (LTI) equity awards
▪2025 LTI awards granted in February consisted of sixty percent (60%) performance stock units and forty percent (40%) stock options
•Performance stock unit awards granted in 2025 were based:
•two-thirds (2/3) on the average annual return on invested capital (ROIC) for a three-year performance period (Performance Period); and
•one-third (1/3) on the Company’s operating income growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads
▪In 2025, our formula-based annual incentive plan was based:
•seventy percent (70%) on the attainment of specified Company financial performance goals (equally weighted between operating income and operating ratio);
•twenty percent (20%) on the Company’s performance against pre-established strategic business objectives;
•five percent (5%) on the attainment of specified reportable personal injury rate goals; and
•five percent (5%) on the attainment of specified reportable derailment rate goals
▪Under our formula-based annual incentive plan, performance for 2025 resulted in a payment of 138% of target for each of the NEOs as a result of achieving above target operating income and operating ratio performance, exceptional safety performance as reflected by both our reportable personal injury rate and reportable derailment rate, as well as meeting or exceeding all strategic scorecard objectives
▪Based on our three-year average ROIC of 15.9% and our relative OIG at the 52nd percentile, performance stock units for the three-year performance period (2023-2025) ending in 2025 vested at 86% of target
▪The Compensation and Talent Committee reviewed and approved changes to our Peer Group in May 2025. This updated Peer Group was used by the Committee to set target pay opportunities for 2026
▪The compensation earned in 2025 by Mr. Vena and the other NEOs, as described in the CD&A section of this Proxy Statement, reflects our practice of tying a significant portion of our executives’ compensation to annual and long-term Company performance (92% performance-based for Mr. Vena and 83% for the other NEOs)

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS
The Board of Directors (the Board) of Union Pacific Corporation (the Company) currently consists of twelve members. At the recommendation of the Corporate Governance, Nominating and Sustainability Committee, the Board has nominated Mses. Edison, Finley, Hopkins, and Lute and Messrs. McCarthy, Simons, Tien, Vena, Wiehoff, Will, and Williams for election as directors. Due to Mr. Dillon’s retirement, the Board will be reduced to eleven directors as of the Annual Meeting of Shareholders (the Annual Meeting).
Each of the eleven nominees currently serve as a director of the Company. Each of the nominees has consented to being named as a nominee and to serve if elected. If any nominee(s) for director for any reason becomes unavailable for election, it is intended that discretionary authority will be exercised by the persons named in the enclosed proxy in respect of the election of such other person(s) as the Board shall nominate.

Thanks to Our Retiring Director. David B. Dillon, a valued member of our Board and longtime Audit Committee Chair, will retire from the Board at the Annual Meeting and will not stand for re-election. Mr. Dillon’s tenure was marked by his leadership and significant contributions to the Board’s Audit, Compensation & Talent, and Corporate Governance, Nominating and Sustainability Committees. The Board wishes to thank Mr. Dillon for his years of dedicated service and work on behalf of the Company and its shareholders.

Vote Required for Approval
Directors will be elected by a majority of the votes cast by the shares present at the Annual Meeting and entitled to vote on the election of directors, which means that a nominee will be elected if he or she receives more “for” votes than “against” votes. Pursuant to Section 9 of Article I of the Company’s Bylaws and applicable laws of the State of Utah, if a nominee does not receive more “for” votes than “against” votes, he or she will be elected to a shortened term that terminates on the earlier of: (i) 90 days after the day on which the Company certifies the voting results; or (ii) the day on which a person is selected by the Board to fill the office held by the director.

The Board recommends a vote FOR the election of each of the nominated directors.

Directors/Nominees
The following identifies the Company’s nominees for election to the Board. Each of the nominees currently serves as a director and was last elected by shareholders at the 2025 Annual Meeting except for Mr. Will who joined the Board on January 5, 2026. Each nominee, if elected, will serve for a term of one year or until his or her successor is elected and qualified.

PROPOSAL NUMBER 1 – Election of Directors

SHERI H. EDISON

	AGE: 69 | DIRECTOR SINCE: 2021 | INDEPENDENT Former Executive Vice President and General Counsel Amcor plc	Compensation & Talent	Corporate Governance, Nominating & Sustainability (Chair)

EXPERIENCE		SKILLS & QUALIFICATIONS

Executive Vice President and General Counsel (2019 – 2021); Amcor plc, a global packaging company
Senior Vice President, Chief Legal Officer and Secretary (2017 – 2019 when it was acquired by Amcor), Vice President, General Counsel and Secretary (2010 – 2016); Bemis Company, Inc., a global packaging company
Senior Vice President, Chief Administrative Officer (2007 – 2010), Vice President, General Counsel and Secretary (2004 – 2007); Hill-Rom Holdings, Inc, a global medical device company
Began her career as an attorney in private practice
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Cardinal Health, Inc. (since 2020)
FORMER
AK Steel (2014 – 2020)

Legal Expertise, Government and Regulatory Expertise, International/Global Expertise – developed through her experience as a general counsel and her service in other functional leadership roles at publicly traded manufacturing companies in the medical device and packaging industries
Risk Management Experience – gained during her legal roles and involvement in enterprise risk management at Amcor, Bemis and Hill-Rom
Publicly Traded Company Experience – gained through her valuable experience serving on the boards of other public companies.
Customer Perspective and the Investor Perspective – developed through her leadership and general counsel roles at publicly traded manufacturing companies in the medical device and packaging industries with significant operations

TERESA M. FINLEY

	AGE: 64 | DIRECTOR SINCE: 2022 | INDEPENDENT Former Chief Marketing and Business Services Officer United Parcel Service, Inc.	Audit	Compensation & Talent

EXPERIENCE		SKILLS & QUALIFICATIONS

Interim Chief Financial Officer (2025); TriMas Corporation, a diversified manufacturer of engineered products that serve a variety of industrial, commercial and consumer end markets worldwide
Senior Advisor (2019 – 2021); Boston Consulting Group, a global management consulting ﬁrm
Chief Marketing and Business Services Officer (2015 – 2017), Treasurer & Vice President of Finance (2014), Corporate Controller (2010 – 2013), Chief Financial Officer of International Package & Global Forwarding & Logistics (2007 – 2010), Vice President, Investor Relations (2003 – 2007), joined in 1984; United Parcel Service, Inc., a global package delivery company and leading provider of specialized transportation logistics services
OTHER PUBLIC DIRECTORSHIPS
CURRENT
TriMas Corporation (since 2020)

Economics/Finance Expertise, Operations Knowledge, International/Global Expertise, Customer Perspective, Investor Perspective – developed during her time at UPS where she gained a deep understanding of how ﬁnance, investor relations, marketing, technology, and pricing operates in a complex organization that is at the center of global supply chains and logistics operations
Risk Management Experience – gained in her roles at UPS and Boston Consulting
Publicly Traded Company Experience – gained through her public board experience

PROPOSAL NUMBER 1 – Election of Directors

DEBORAH C. HOPKINS

	AGE: 71 | DIRECTOR SINCE: 2017 | INDEPENDENT Former Chief Executive Officer Citi Ventures and Former Chief Innovation Officer Citi	Compensation & Talent	Finance (Chair)

EXPERIENCE		SKILLS & QUALIFICATIONS

Chief Executive Officer, Citi Ventures (2008 – 2016), Chief Innovation Officer (2008 – 2016), Chief Operations and Technology Officer (2005 – 2008), Senior Advisor to Corporate and Investment Bank and Head of Corporate Strategy (2003 – 2005); Citigroup, Inc., a global investment bank and ﬁnancial services corporation
Chief Financial Officer (2000 – 2001), Lucent Technologies
Chief Financial Officer (1998 – 2000), The Boeing Company
Vice President of Finance, Europe (1997 – 1998), General Auditor (1995 – 1997); General Motors Company
Corporate Controller (1982 – 1995), Unisys Corporation
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Marsh and McLennan Companies (since 2017)
FORMER
Bridge Investment Group Holdings Inc. (2021 – 2025) Compass Digital Acquisition Corp. (2021 – 2023)
Virtusa Corporation (2018 – 2021)
Qlik Technologies Inc. (2011 – 2016)

CEO Experience – gained as CEO of Citi Ventures
Economics/Finance Expertise, Wall Street Experience, Technology/Cyber Experience, Operations Knowledge, International/Global Expertise – developed during her various leadership positions at multinational companies overseeing ﬁnance, technology and innovation
Publicly Traded Company Experience – gained through her extensive experience serving on the boards of other public companies, including DuPont, in addition to those listed to the left
Risk Management Experience and the Investor Perspective – developed through her several leadership roles at publicly traded companies

PROPOSAL NUMBER 1 – Election of Directors

JANE H. LUTE

	AGE: 69 | DIRECTOR SINCE: 2016 | INDEPENDENT Strategic Director SICPA, North America	Audit (Chair)	Corporate Governance, Nominating & Sustainability

EXPERIENCE		SKILLS & QUALIFICATIONS

Strategic Director (2021 – present), President and Chief Executive Officer (2017 – 2021); SICPA, North America, a global provider of security inks
Special Advisor to the Secretary – General (2016 – 2022); United Nations, an intergovernmental organization
Director (2015 – present), Chief Executive Officer (2015 – 2016); Center for Internet Security (CIS), an operating nonproﬁt organization focused on developing cyberdefense best practices and home of the Multi-State Information Sharing and Analysis Center providing cyber security services for state, local, tribal and territorial governments
Deputy Secretary (2009 – 2013); U.S. Department of Homeland Security; functioning as the Chief Operating Officer for the third-largest department in the U.S. government
Led the United Nations Department of Field Support; several other senior leadership roles in UN Peacekeeping and Peacebuilding (2003 – 2009)
Served as Executive Vice President and Chief Operating Officer of the United Nations Foundation and Better World Fund
Served on the National Security Council Staff under Presidents George H.W. Bush and William Jefferson Clinton
Served in the United States Army (1978 – 1994)
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Shell plc (since 2021)
Marsh and McLennan Companies (since 2020)
FORMER
Atlas Worldwide Holdings, Inc. (2018 – 2021)

CEO Experience, International/Global Expertise, Government and Regulatory Expertise, Risk Management Expertise – gained through her extensive military and government service, including her service at the U.S. Department of Homeland Security and global operational and logistics experience at the United Nations
Technology/Cyber Expertise – developed through her role as Chief Executive Officer of CIS, which focuses on technology, and speciﬁcally on cybersecurity
Publicly Traded Company Experience – gained as an experienced board director, having served on the boards of large-market capitalization companies since 2016
Legal Expertise – gained through her legal education (J.D., Georgetown University)

PROPOSAL NUMBER 1 – Election of Directors

MICHAEL R. MCCARTHY

	AGE: 74 | DIRECTOR SINCE: 2008 | INDEPENDENT | CHAIRMAN Chairman McCarthy Group, LLC and Chairman Bridges Trust Company	Corporate Governance, Nominating & Sustainability	Finance

EXPERIENCE		SKILLS & QUALIFICATIONS

Chairman and Co-Founder (1986 – present); McCarthy Group, LLC, a private investment group
Chairman (2025 – present), Co- Chairman (2021 – 2024); Bridges Trust Company, a wealth management ﬁrm
OTHER PUBLIC DIRECTORSHIPS
FORMER
Cabela’s Incorporated (1996 – 2017)

CEO Experience, Risk Management Experience – gained through founding and serving as Chairman of McCarthy Group and serving as Co-Chairman of Bridges Trust, both successful investment companies
Economics/Finance Expertise, Wall Steet Experience, International/Global Expertise – developed while providing strategic and operational advice to businesses in various sectors of the economy
Publicly Traded Company Experience – gained through his signiﬁcant experience serving on the boards of other public companies
Operations Knowledge, Customer Perspective, and Government and Regulatory Expertise – developed while providing operational advice to businesses in various sectors of the economy

DOYLE R. SIMONS

	AGE: 62 | DIRECTOR SINCE: 2023 | INDEPENDENT Former President and Chief Executive Officer Weyerhaeuser Company	Compensation & Talent (Chair)	Corporate Governance, Nominating & Sustainability

EXPERIENCE		SKILLS & QUALIFICATIONS

President and Chief Executive Officer (2013 – 2019); Weyerhaeuser Company, a global producer of wood-related products and pioneer of sustainable tree farms
Chairman and Chief Executive Officer (2008 – 2012), held a variety of high-level leadership roles after joining in 1992, including Executive Vice President and Chief Administrative Officer (1992 – 2012); Temple-Inland, Inc. (acquired by International Paper Company in 2012), a corrugated packaging and building products company
Began his career as an attorney in private practice
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Iron Mountain Incorporated (since 2020)
FORMER
Fiserv, Inc. (2007 – 2025)
Weyerhaeuser Company (2012 – 2019)

CEO Experience – gained through his service as a CEO of Weyerhaeuser and Temple-Inland
Risk Management Experience, International/Global Expertise, Operations Knowledge, Customer Perspective – developed during his roles at Weyerhaeuser and Temple-Inland where he became well versed in global and complex supply chain operations and ﬁnancial matters
Publicly Traded Company Experience – gained through his service as CEO of Weyerhaeuser and Temple-Inland, as well as his extensive experience serving on the boards of other public companies
Legal Expertise and Investor Perspective – gained through his legal education and practice of law (J.D., University of Texas) and service as a CEO leading public companies

PROPOSAL NUMBER 1 – Election of Directors

JOHN K. TIEN, JR.

	AGE: 62 | DIRECTOR SINCE: 2023 | INDEPENDENT Former Deputy Secretary U. S. Department of Homeland Security	Audit	Finance

EXPERIENCE		SKILLS & QUALIFICATIONS

Deputy Secretary (2021 – 2023), U.S. Department of Homeland Security; functioning as the Chief Operating Officer for the third-largest department in the U.S. government
Senior Executive Roles (2011 – 2021); including Chief Administrative Officer and Chief of Staff for Citi’s Global Consumer Operations and Technology organization (2011 – 2013), Head of Operations and Customer Service for Citi Retail Services’ largest Mastercard co-brand portfolio (2013-2016), Chief Operating Officer and Chief Technology Officer (2016 – 2020) for Macy’s private label and co-brand credit card portfolio for Citi Retail Services, and Head of Business and Process Re-Engineering Transformation for Citigroup’s entire U.S. Consumer Bank (2020 – 2021); Citigroup Inc., a global consumer bank
Senior Director, Afghanistan and Pakistan (2009 – 2011), National Security Council, The White House
Director, Iraq (2008 – 2009), National Security Council, The White House
White House Fellow (1998 – 1999), Office of the U.S. Trade Representative, The White House
Served in the U.S. Army (1987 – 2011); served over 24 years in positions of increasing responsibility as an officer in the U.S. Army retiring at the rank of Colonel
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Science Applications International Corp. (since 2024)

International/Global Expertise – developed through his extensive military and government service, including his service at the U.S. Department of Homeland Security and National Security Council positions
Government and Regulatory Expertise – gained through his government service and senior executive roles at Citigroup including experience with banking regulations and oversight of regulatory training for the organization
Risk Management Experience – developed though his many leadership roles in the financial sector at Citigroup which included oversight of risk management and compliance systems and responsibility for customer service and safeguarding customer accounts against fraud and data breaches
Technology/Cyber Expertise – gained through his service at the U.S. Department of Homeland Security and his various leadership positions at Citigroup overseeing technology operations
Publicly Traded Company Experience – gained through serving on boards of public companies

PROPOSAL NUMBER 1 – Election of Directors

V. JAMES VENA

AGE: 67 | DIRECTOR SINCE: 2023 | MANAGEMENT Chief Executive Officer Union Paciﬁc Corporation and Union Paciﬁc Railroad Company

EXPERIENCE	SKILLS & QUALIFICATIONS

Chief Executive Officer (2023 – present), Senior Advisor to the Chairman (2021); Union Paciﬁc Corporation
Chief Executive Officer (2023 – present), Chief Operating Officer (2019 – 2020); Union Paciﬁc Railroad Company
Executive Vice President and Chief Operating Officer (2013 – 2016); several senior leadership roles during his 40 years of service; Canadian National Railway Company
OTHER PUBLIC DIRECTORSHIPS
FORMER
FedEx ( 2022 – 2023)

CEO Experience, Risk Management Experience and Government and Regulatory Expertise– gained through service as CEO of the Company and the Railroad and his extensive experience in the rail industry where oversight and management of regulatory matters and risks related to safety, operations, and compliance are key
International/Global Expertise, Operations Knowledge, Customer Perspective – developed through his over 40 years of experience in the railroad industry, including his service as the Chief Operating Officer of both Canadian National and Union Paciﬁc, as well as marketing experience through senior roles in marketing and sales at Canadian National
Publicly Traded Company Experience – gained through serving on boards of public companies
Economics/Finance Expertise and Investor Perspective – developed through his service in senior leadership roles at public companies

JOHN P. WIEHOFF

	AGE: 64 | DIRECTOR SINCE: 2023 | INDEPENDENT Former Chairman, President and Chief Executive Officer C.H. Robinson Worldwide, Inc.	Audit	Compensation & Talent

EXPERIENCE		SKILLS & QUALIFICATIONS

Chairman (2007 – 2020), President and Chief Executive Officer (2002 – 2019), President (1999 – 2002), and Senior Vice President and Chief Financial Officer (1998 – 1999); C.H. Robinson Worldwide, Inc., a leading third-party logistics, supply chain management and sourcing company
Began his career at Arthur Andersen LLP
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Polaris (since 2007)
U.S. Bancorp (since 2020)
FORMER
C.H. Robinson Worldwide, Inc. (2001 – 2020)
Donaldson Company, Inc. (2003 – 2022)

CEO Experience, Risk Management Experience, International/Global Expertise, Operations Knowledge, Customer Perspective – gained while serving as Chief Executive Officer of C.H. Robinson and through multiple leadership roles involving logistics, sourcing and supply chain management
Economics/Finance Expertise – developed while serving as C.H. Robinson’s Chief Financial Officer
Publicly Traded Company Experience –gained through service as Chairman and CEO at C.H. Robinson and his signiﬁcant experience serving on boards of other public companies
Investor Perspective – developed through his service as a CFO and CEO leading a public company

PROPOSAL NUMBER 1 – Election of Directors

W ANTHONY WILL

	AGE: 60 | DIRECTOR SINCE: 2026 | INDEPENDENT Former President and Chief Executive Officer CF Industries Holdings, Inc.	Audit	Finance

EXPERIENCE		SKILLS & QUALIFICATIONS

Senior Advisor (2026), President and Chief Executive Officer (2014-2026), Senior Vice President, Manufacturing and Distribution (2013-2014), Vice President, Manufacturing and Distribution (2009-2013), Vice President, Corporate Development (2007-2009); CF Industries Holdings, Inc., a global manufacturer of hydrogen and nitrogen products for clean energy, fertilizer, emission abatement and other industrial applications
Partner (2005-2007); Accenture LLP, a U.S. subsidiary of Accenture, a global professional services company specializing in IT services and management consulting

Vice President, Business Development (2002-2005); Sears Holdings Corporation, holding company that owned Sears and Kmart stores

OTHER PUBLIC DIRECTORSHIPS
CURRENT
CF Industries Holdings, Inc. (since 2014)
Olin Corporation (since 2021)

CEO Experience – gained through his service as CEO of CF Industries
Risk Management Experience, International/Global Expertise, Operations Knowledge, Customer Perspective, Economic/Finance Expertise – developed during his roles at CF Industries where he became skilled in global manufacturing, supply chain operations and financial matters
Investor Perspective and Publicly Traded Company Experience – gained through his service as CEO of CF Industries as well as experience serving on the boards of other public companies

CHRISTOPHER J. WILLIAMS

	AGE: 68 | DIRECTOR SINCE: 2019 | INDEPENDENT Chairman Siebert Williams Shank & Co.	Corporate Governance, Nominating & Sustainability	Finance

EXPERIENCE		SKILLS & QUALIFICATIONS

Chairman (2019 – present); Siebert Williams Shank & Co., LLC, an investment banking and ﬁnancial services company
Founder, Chairman and Chief Executive Officer (1994 – 2019 when merged with Siebert Cisneros Shank & Co., LLC); Williams Capital, an investment banking and ﬁnancial services ﬁrm comprised of The Williams Capital Group, L.P. and Williams Capital Management, LLC
Held positions at Jeffries and Company and Lehman Brothers
OTHER PUBLIC DIRECTORSHIPS
CURRENT
Ameriprise Financial (since 2016)
The Clorox Company (since 2015)
FORMER
Caesars Entertainment Corporation (2003 – 2019)

CEO Experience – developed during his role as Chairman and Chief Executive Officer of Williams Capital
Economics/Finance Expertise, Wall Street Experience – gained during his years of experience in investment banking and ﬁnance
Publicly Traded Company Experience – gained through his signiﬁcant experience serving on the boards of other public companies, including, in addition to those listed at the left, Walmart Inc.
Risk Management Experience and the Investor Perspective – developed through service as a CEO of an investment banking and ﬁnancial services company

PROPOSAL NUMBER 1 – Election of Directors

Director Nominee’s Qualifications and Experience
The Corporate Governance, Nominating and Sustainability Committee considered the character, experience, qualifications, and skills of each director nominee when determining whether he or she should serve as a director of the Company. Consistent with the stated criteria for director nominees described on page 16 below and included in the Company’s Corporate Governance Guidelines and Policies, the Committee determined that each director nominee exhibits a high degree of integrity, has significant professional accomplishments, and has proven leadership experience. Each director nominee is or has been a leader in his or her respective field and brings diverse talents and perspectives to the Board. The Committee also considered the experience and qualifications that each director nominee brings to the Board outlined above in each director’s biographical information, as well as service on boards of other public companies.
The Committee utilizes the list of skills and qualifications identified in the table below that are particularly relevant to the Company when evaluating director nominees, both from an individual and collective standpoint. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the Corporate Governance, Nominating and Sustainability Committee and the Board in making nomination decisions and as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how the Board is well-positioned to provide strategic oversight and guidance to management.

Director Skills and Qualifications	Sheri H. Edison	Teresa M. Finley	Deborah C. Hopkins	Jane H. Lute	Micheal R. McCarthy	Doyle R. Simons	John K. Tien, Jr.	V. James Vena	John P. Wiehoff	W Anthony Will	Christopher J, Williams	Number of Directors with Skill/Experience/ Attribute

Economics/Finance — Background in finance, banking, economics, and the securities and financial markets, both domestic and international												7/11
Operations — Knowledge or experience in the transportation industry, particularly the rail industry and rail operations												7/11
Risk Management Experience — Senior executive level experience in risk management, strategic planning or compliance activities												11/11
Customer Perspective — A strong understanding of rail customer perspectives												7/11
Government and Regulatory Expertise — Experience in regulatory, political and governmental affairs or public service legislative or executive position in Washington D.C. or state government, especially in states where the Company has a significant operating presence
5/11
Legal — Possesses a law degree or experience in the legal profession												3/11
International/Global Expertise — An international background or global expertise given the significant rail interchange operations with Mexican and Canadian rail systems, along with the Company’s extensive international marketing efforts
10/11
Wall Street Experience — Background or experience with an investment or brokerage firm, investment banking or similar Wall Street financial expertise												3/11
Technology/Cyber — Senior executive level or board experience in information technology, cybersecurity, information systems or information technology issues for a public or private entity												3/11
Investor Perspective — A strong understanding of institutional investors												8/11
CEO Experience — Business and strategic management experience gained from prior or current service as a chief executive officer												8/11
Publicly Traded Company Experience — Prior or current service as a CEO or director at other publicly traded companies												11/11
Age (Years)	69	64	71	69	74	62	62	67	64	60	68	66.4 Avg. Age
Tenure (Years of Service)	4	4	9	10	17	2	2	2	2	<1	6	5.3 Avg. Tenure

PROPOSAL NUMBER 1 – Election of Directors

Board Refreshment
The Corporate Governance, Nominating and Sustainability Committee is responsible for developing and periodically reviewing and recommending to the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Such criteria, as described in the Company’s Corporate Governance Guidelines and Policies, include: business and management experience; familiarity with the business, customers and suppliers of the Company; varying and complementary talents, backgrounds and perspectives; diversity; and relevant legal, regulatory and stock exchange requirements applicable to the Board and certain of its Committees.
All potential new Board candidates should exhibit a high degree of integrity and ethics consistent with the values of the Company and the Board. In all our director nominee searches, the Committee seeks to include highly qualified diverse candidates, in terms of demographics, backgrounds, perspectives, viewpoints, skills and experiences, for consideration as nominees to the Board so that the Board may select the candidates who will best enhance and complement the skills and expertise of the Board and satisfy the Board membership criteria included in the Company’s Corporate Governance Guidelines and Policies. In determining the independence of a candidate, the Committee relies upon the independence standards adopted by the Board. In addition, the Committee requires that all candidates:
•Exhibit a high degree of integrity and ethics consistent with the values of the Company and the Board;
•Have demonstrable and significant professional accomplishments; and
•Have effective management and leadership capabilities.
The Committee also values familiarity with the rail transportation industry and with complex operations and logistics. The Committee annually considers the number of other public boards on which candidates serve when determining whether the individual circumstances of each candidate will allow the candidate sufficient time to effectively serve on the Board and contribute to its function and activities. Under the Board's Corporate Governance Guidelines and Policies, directors ordinarily should not serve on the boards of more than four public companies, provided that directors who are executive officers of public companies should not serve on the boards of more than one other public company in addition to the Company's Board. None of the director nominees currently serves on more than two other public company boards.
The Committee meets each year to consider the inclusion of nominees in the Company’s proxy statement. During this meeting, the Committee considers each nominee by:
•Reviewing relevant information provided by the nominee in his or her Company questionnaire;
•Applying the criteria listed above; and
•Assessing the performance of the Board and each nominee during the previous year with respect to current members of the Board.
As part of the Committee’s oversight of the Board’s annual self-evaluation process, the Committee assesses the effectiveness of the criteria listed above when evaluating all new director candidates and when assessing the composition of the Board. The Committee will consider candidates recommended by shareholders under the same standards after concluding that any such recommendations comply with the requirements outlined below. During 2025, the Company retained the services of Heidrick & Struggles to help identify and evaluate suitable director candidates. Mr. Will was first identified as a director candidate by Heidrick & Struggles.

Board Tenure
We believe that Board tenure diversity is important, and directors with many years of service provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives. Mr. Will's election to the Board was effective January 5, 2026.
The chart below reflects the Board tenure of our director nominees standing for election at the Annual Meeting. The average tenure of those directors currently serving on our Board and standing for re-election is 5.3 years.

64%	27%	9%
<5 Years	5-10 Years	>10 Years

PROPOSAL NUMBER 1 – Election of Directors

Evaluation of Board and Committee Effectiveness and Performance
The Corporate Governance, Nominating and Sustainability Committee is responsible for overseeing the annual self-evaluation process of the Board and its committees, which is used by the Board and each committee to assess their effectiveness, their performance, and opportunities for improvement. In addition, each committee reviews its Charter annually and reports to the Corporate Governance, Nominating and Sustainability Committee and the Board on its self-evaluation and review of its Charter.
During 2025, the evaluation process involved the distribution of a self-assessment questionnaire to all Board members inviting a review and written comments on all aspects of the Board and each committee’s role and responsibilities, including Board dynamics. Comments solicited related to a holistic review of the Company’s overall governance framework and the Board's oversight of the Company's enterprise risk management processes, strategy and management’s operations of the business.
The Corporate Governance, Nominating and Sustainability Committee oversees the Board's discussions of the findings of this evaluation and works to address the recommendations.

Consideration of Director Nominees and Proxy Access
The Company’s Bylaws provide for “proxy access” for certain director candidates nominated by shareholders. Under the Bylaws, a shareholder or group of shareholders who have continuously held for three years a number of shares of Company common stock equal to three percent of the outstanding shares of Company common stock may request that the Company include in the Company’s proxy materials director nominees representing up to the greater of two directors or 20% of the current number of directors. Eligible shareholders wishing to have such candidates included in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders should provide the information specified in the Bylaws to the Secretary of the Company in writing during the period beginning on October 26, 2026, and ending at the close of business (5:00 pm, central time) on November 25, 2026, and should include the information and representations required by the proxy access provisions set forth in the Company’s Bylaws.
The Corporate Governance, Nominating and Sustainability Committee will consider and evaluate individuals for service on the Board suggested by directors and shareholders. Shareholders desiring to recommend candidates for consideration at the 2027 Annual Meeting should advise the Secretary of the Company in writing during the period beginning on January 14, 2027, and before the close of business (5:00 pm, central time) on February 13, 2027, and should include the following information, as well as any other information that would assist the Committee in evaluating the recommended candidates: (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation of the candidate, and (iii) the number of shares of Company common stock beneficially owned by the candidate. A shareholder should also provide (i) his or her name and address, (ii) the number of shares of Company common stock beneficially owned by such shareholder, (iii) a description of all arrangements between himself or herself and the candidate and any other person pursuant to which the recommendation for nomination is being made, and (iv) the candidate’s written consent agreeing to any resulting nomination and to serve as a director if elected.

BOARD CORPORATE GOVERNANCE MATTERS
We are committed to implementing and following high standards of corporate governance, which we believe are important to the success of our business and create shareholder value. The Board has adopted Corporate Governance Guidelines and Policies, and, with ongoing input from the Corporate Governance, Nominating and Sustainability Committee, will continue to assess the appropriateness of these guidelines and policies and implement such changes and adopt such additions as may be necessary or desirable to promote the effective governance of the Company. We post these guidelines and policies on our website at investor.unionpacific.com/governance/governance-overview.

Director Independence
To assist it in making determinations of a director’s independence, the Board has adopted the independence standards set forth below. The Board affirmatively determined that, except for Mr. Vena, each of our current directors --- Mses. Edison, Finley, Hopkins, and Lute and Messrs. Dillon, McCarthy, Simons, Tien, Wiehoff, Will, and Williams --- as well as Mr. DeLaney, who retired from the Board in May 2025, have no material relationship with the Company or any of its consolidated subsidiaries, including Union Pacific Railroad Company (the Railroad), (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and are independent within the meaning of the applicable listing standards of the NYSE and the Director Independence Standards adopted by the Board, which are available on our website at investor.unionpacific.com/governance/governance-overview.
Additionally, the Board determined that all Board Committees are comprised entirely of independent directors and that all members of the Audit Committee and Compensation and Talent Committee meet the additional independence standards applicable to such committee members as set forth below.
The Board's independence determination included a review of the payments over the last three years between the Railroad and CF Industries Holdings, Inc. (CF Industries). Mr. Will is the former President and Chief Executive Officer of CF Industries and served as Senior Advisor at CF Industries until March 15, 2026. CF Industries paid the Railroad approximately $83 million, $78 million, and $86 million for transportation services in 2025, 2024, and 2023, respectively. These amounts were less than 2% of CF Industries consolidated gross revenues for any of the past three years (1.2% for 2025, 1.3% for 2024, and 1.3% for 2023).
Director Independence Standards
An “independent” director is a director whom the Board has affirmatively determined has no material relationship with the Company or any of its consolidated subsidiaries either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Accordingly, a director is also not independent if:
(1)the director is, or within the last three years has been, an employee of the Company or an immediate family member of the director is, or within the last three years has been, an executive officer of the Company;
(2)the director (a) or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) is a current employee of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;
(3)the director, or a member of the director’s immediate family, is, or within the last three years has been, an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee;
(4)the director, or a member of the director’s immediate family, received or has received during any 12-month period within the last three years any direct compensation from the Company in excess of $120,000, other than compensation for Board service and pension or other forms of deferred compensation for prior service with the Company, and compensation received by the director’s immediate family member for service as a non-executive employee of the Company;
(5)the director is a current employee of a company, including a professional services firm, that has made payments to or received payments from the Company, or during any of the last three years has made payments to or received payments from the Company, for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s or firm’s consolidated gross revenues;
(6)a member of the director’s immediate family is a current executive officer of another company, or a partner, principal or member of a professional services firm, that has made payments to or received payments from the Company, or during any of the last three fiscal years has made payments to or received payments from the Company, for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s or firm’s consolidated gross revenues; and

BOARD CORPORATE GOVERNANCE MATTERS
(7)the director is an executive officer, director or trustee of a non-profit organization to which the Company or Union Pacific Foundation makes, or within the last three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues (amounts that the Company or Union Pacific Foundation contribute under matching gifts programs are not included in the payments calculated for purposes of this standard).
For purposes of these standards, an “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.
Audit Committee and Compensation and Talent Committee Independence Criteria
In addition to the Board’s Director Independence Standards above, a director is not considered independent for purposes of serving on the Audit Committee or the Compensation and Talent Committee, and may not serve on such committees, if the director: (a) accepts, directly or indirectly, from the Company or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; or (b) is an “affiliated person” of the Company or any of its subsidiaries; each as determined in accordance with NYSE and SEC rules and regulations.

Related Party Policy and Procedures
Under the Company’s Related Party Policy, transactions with related parties are subject to approval by the Corporate Governance, Nominating and Sustainability Committee (the Committee). Transactions subject to Committee review and approval include any transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
“Related party” is defined under the policy as any (i) person who is or was during the last fiscal year an executive officer or director of the Company or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. “Immediate family” member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
In determining whether to approve or ratify a transaction, the Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Committee will not approve any transaction if it determines it to be inconsistent with the interests of the Company and its shareholders.
Under the Related Party Policy, the Committee has pre-approved certain transactions. Such transactions include (i) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), direct or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues and the related party does not otherwise have a direct economic interest in the transaction; and (ii) any charitable contribution, grant or endowment by the Company or the Company’s foundation to a charitable organization, foundation, or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts.
Additionally, the Board has delegated to the Chair of the Committee the authority to approve any transaction with any related party where the aggregate amount involved is expected to be less than $1 million. At each regularly scheduled meeting of the Committee, a summary of each new transaction approved is provided to the Committee for its review.
Related Party Transactions in 2025
Since 1994, the Railroad has historically and routinely done business with Omaha Track, Inc. and its related companies (Omaha Track). Kelvin Whited, who became the Chief Financial Officer of Omaha Track in July 2015 and served in that role until April 2025, is the spouse of Elizabeth F. Whited, who was the Company’s President from August 2023 until May 8, 2025. Ms. Whited served as Special Advisor until her retirement from the Company on February 28, 2026.
In 2025, the Railroad paid Omaha Track or its affiliates approximately $21 million for tie disposal services, on-track scrap metal removal, and railcar repairs. All of these transactions are managed by the Railroad’s Supply Department and Ms. Whited had no involvement in these matters.
Omaha Track has been a transload provider to customers of the Railroad for transload shipments of various materials. The Railroad paid Omaha Track approximately $3.3 million in 2025 in connection with these transload services. Ms. Whited is not involved in any commercial or rate discussions involving Omaha Track.

BOARD CORPORATE GOVERNANCE MATTERS
The Railroad provides transportation services to CF Industries. Mr. Will, a director of the Company, is the former President and Chief Executive Officer of CF Industries, served as Senior Advisor at CF Industries until March 15, 2026, and is a director of CF Industries until its 2026 annual meeting. Payments to the Railroad over the last three years from CF Industries are detailed under the Director Independence section of this Proxy Statement.
April Rocker, Senior Manager Signal Design, is the spouse of Kenny G. Rocker, who became the Company’s Executive Vice President Marketing and Sales on August 15, 2018. Ms. Rocker has been employed by the Railroad since March 1, 2004. Ms. Rocker’s taxable compensation from the Railroad in 2025 was $165,128.
These transactions were approved by the Corporate Governance, Nominating and Sustainability Committee pursuant to the Company’s Related Party Policy.

Board Leadership Structure
The Company's strong and independent Board of Directors effectively oversees management and provides oversight of our business and strategy.
The Board believes it is in the best interest of the Company for the Board to periodically evaluate the leadership structure of the Company to determine whether to separate or combine the roles of Chairman and CEO based on circumstances at the time of its evaluation. The Board separated the positions of Chairman and CEO in August of 2023 and has since annually elected Mr. McCarthy as the Chairman of the Board. The Board recognizes that circumstances do change and will periodically review this structure.

As Chairman of the Board, Mr. McCarthy has the following responsibilities:

Preside at meetings of the Board, including executive sessions of the independent directors;	Authorize or recommend the retention of consultants who report directly to the full Board;
Approve the flow of information sent to the Board, including the agenda, schedule and the materials provided for the Board meetings;	Assist the Board and Company officers in compliance with, and implementation of, the Company’s governance guidelines and policies;
Serve as the liaison between the independent directors and the CEO;	Calling special meetings of the full Board and meetings of independent directors;
Be available for consultation and communication with major shareholders as appropriate;	Guiding and facilitating discussions between the Board and the Company’s management; and
Oversee the process of evaluating and compensating the CEO (in conjunction with the Compensation and Talent Committee);	Such other duties as may be set forth in the Bylaws of the Company or delegated by the Board from time to time.
Assure that a succession plan is in place for the CEO;

The Board has adopted a number of strong corporate governance practices that provide effective, independent oversight of management, including:

Holding executive sessions of the non-management, independent directors after every Board and committee meeting;
Providing that only independent directors serve on Board committees; and
Conducting an annual performance evaluation of the CEO by the independent directors.

The current Board leadership structure, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees, and the highly effective corporate governance processes in place, provides independent and effective oversight of the Company’s business.

BOARD CORPORATE GOVERNANCE MATTERS
The Board welcomes and takes under consideration any input received from our shareholders regarding the Board’s leadership structure and informs shareholders of any change in the Board’s leadership structure through press releases or, as applicable, by posting amended corporate governance guidelines on the Company’s website.

Risk Oversight of the Company
Enterprise Risk Management
The Board of Directors is responsible for overseeing the assessment and management of the enterprise risks affecting the Company. Management identifies and prioritizes enterprise risks (included in the risk factors disclosed in our Annual Report on Form 10-K) and reviews them with the Board at least once a year to answer any questions and obtain input related to risk prioritization and categories of risk. The Corporate Governance, Nominating and Sustainability Committee monitors and makes recommendations to the Board regarding the allocation of risk and sustainability oversight among the Board and its Committees. In allocating responsibilities, the Board takes into consideration the extent to which risk oversight of a particular area or function is integral to other oversight responsibilities of the Board committees. However, allocation of oversight responsibility to a particular committee does not preclude the Board from also considering or overseeing such risks, and the Board is periodically briefed on specific risk management initiatives. Additionally, the senior executives responsible for implementation of appropriate risk management and mitigation strategies for the Company’s top enterprise risks provide reports and updates directly to the Board and/or its Committees throughout the year.
The Company’s enterprise risk management process is dynamic and regularly monitored and assessed so that the Company can timely identify and address any potential risks that arise in the ever-changing economic, political, legal, and technology threat environment in which the Company operates. In recent years, we updated our enterprise risk management program to enhance risk management activities related to emerging risks, threats, and ongoing business risks. The enterprise risk management framework was updated to integrate compliance risk and incorporate results of risk assessments and feedback from surveys of senior leaders and the Board. To manage preparedness to respond and recover, we strengthened our Crisis Management Program which consists of an enterprise Crisis Management Plan and a Crisis Management Team of Company leaders. The Crisis Management Plan provides guidance for a cross-functional response prior to or during a significant, all-hazards disruption. The primary objective is to engage the right decision-makers at the right time to respond and assist with business resumption and recovery. The Company practices its response via tabletops and simulation exercises, including Board participation as needed.
Audit Committee Risk Oversight
The Board has delegated to the Audit Committee primary responsibility for oversight of risks related to financial and operational controls of the Company, as well as risks related to sustainability, climate, cybersecurity, AI, data privacy, and environmental and litigation matters. During 2025, the Chief Risk and Compliance Officer, who reported to the Chief Financial Officer and is responsible for the Company’s enterprise risk management program, met with the Audit Committee at each of its scheduled meetings. In February 2026, the Company reorganized and the Chief Compliance Officer role was assumed by the Vice President of Law who reports to the Chief Legal Officer. The Assistant Vice President-Accounting, previously the Chief Risk and Compliance Officer, maintains responsibility for enterprise risk. The Audit Committee regularly receives reports throughout the year from executives responsible for financial reporting processes, compliance, data privacy, and cybersecurity. The Audit Committee also oversees the Company’s internal audit of enterprise risks selected for review and evaluation based upon the Company’s internal audit risk assessment model with the purpose of evaluating the effectiveness of mitigating controls and activities of Company personnel. The Company’s internal auditors present to the Audit Committee findings regarding the mitigating controls and processes for the enterprise risks selected for review. The Audit Committee, in turn, reports those findings to the entire Board.
Safety and Service Risk
The Safety and Service Quality Committee was established in July 2023 to oversee the Company’s management of risks related to safety and service quality. In December 2025, after considerable discussion by and among the Corporate Governance, Nominating and Sustainability Committee, the Safety and Service Quality Committee, and the Board, it was recommended, and the Board approved, transitioning oversight responsibility to the Board for all safety programs and risk management activities related to safety programs, policies, and compliance that were previously under the purview of Safety and Service Quality Committee. As part of this transition, the Finance Committee assumed responsibility for the oversight of the Company’s service performance, which includes monitoring service quality targets, metrics, and trends, as well as customer experience and satisfaction. The Finance Committee may meet in joint sessions with the Audit Committee to review Company internal audit findings regarding service quality or other topics as appropriate and to provide oversight on the Company's response to any internal audit findings related to service. More information about the rationale for this change related to safety and service risk oversight can be found in the Transition of Safety and Service Quality Committee Responsibilities section of this Proxy Statement.

BOARD CORPORATE GOVERNANCE MATTERS
Cybersecurity Risk
The Board of Directors has delegated primary oversight of the Company’s cybersecurity risk to the Audit Committee, which receives updates on cybersecurity risks, risk mitigation initiatives, and incidents at Audit Committee meetings from our Executive Vice President and Chief Information Officer (CIO) and our Assistant Vice President and Chief Information Security Officer (CISO) and other members of management, as needed. Management has developed protocols by which certain cybersecurity incidents are reported to the Audit Committee and the Board. When making decisions regarding director appointments and committee assignments, the Board takes into consideration the cybersecurity experience of directors and director candidates and strives to maintain cybersecurity expertise on the Board and the Audit Committee.
To address and mitigate cybersecurity risks, our CIO and our CISO lead our internal information security organization (Internal Cybersecurity Team) that is responsible for coordinating all aspects of the Company’s electronic information security systems, including prevention, detection, mitigation, and remediation of cybersecurity incidents, as well as implementing, monitoring, and maintaining our enterprise-wide security strategy, standards, architecture, policies, and processes. Our Internal Cybersecurity Team has robust processes and redundancies in place designed with the objective of deterring, detecting, mitigating, and responding to potential cybersecurity threats, which includes a vulnerability assessment, prioritization, and remediation program. We also perform regular system penetration testing to validate our security controls and assess our infrastructure and applications. All management employees take mandatory security awareness training on the Company’s data security policies and procedures, which is supplemented by Company-wide testing initiatives, including periodic phishing tests. Our information security program is designed to align our defenses and resources to identify, assess, and address more likely and more damaging cyber events, to provide support for our organizational mission and operational objectives, and to position us to deter, detect, mitigate, and respond to a wide variety of potential attacks in a timely fashion.
As part of our Crisis Management Plan, the Company's cybersecurity Incident Response Plan (the IRP) provides a framework for responding to cybersecurity incidents. The IRP sets out a coordinated approach to discovering, investigating, containing, tracking, mitigating, and remediating cybersecurity incidents, including a framework for elevating and reporting findings and keeping senior management and other key stakeholders informed and involved, based on assessments regarding the scope or significance of incidents. The IRP applies to the Company’s computing environment and the associated electronic information resources that support operations, including those owned and operated by suppliers such as internet or cloud service providers. Additionally, in 2025, certain management employees participated in a tabletop exercise to simulate a response to a cybersecurity incident, and the teams incorporated the findings of this exercise into our Business Sustainment Plans.
The Company continues to explore how best to deploy AI capabilities and related data analytics across the enterprise to improve productivity and efficiency, as well as to enhance the Company’s products and services to better support employees and customers. We continue to evaluate AI tools and systems and are deploying AI solutions through a phased approach that combines research and decision support use cases with appropriate governance, transparency and auditability mechanisms so that we can balance risk management, compliance, and workforce considerations. To assist with deploying AI systems, the Company governance structure includes oversight by a committee composed of cross-functional leadership from several departments, including Technology, Law, Human Resources, Marketing and Sales, Safety, and Supply. The Company's internal AI policy is designed to promote responsible uses of AI technology across our workforce.
Climate Risk
Climate risk, including transition risks, is also part of our enterprise risk management program. To address climate risk, our enterprise risk management program provides for the review, monitoring, and mitigation of climate change risks and how these risks may affect the Company’s ability to participate in emerging commodity or financial markets or impact rail’s environmental advantage over other modes of transportation. The Audit Committee and our Board receive updates on Company activities and mitigation strategies related to climate risk. In 2025, the Company completed its second Climate Scenario Analysis—a rigorous assessment of potential climate-related risks and opportunities under various scenarios. These findings were integrated into our enterprise risk management framework to guide decision-making.
Other Board Committee Risk Oversight
The Corporate Governance, Nominating and Sustainability Committee also periodically reviews the Company’s political activities and political activity reporting. The Compensation and Talent Committee is responsible for assessing risks arising from the Company’s compensation policies and programs and oversees talent management-related risks, including with respect to the recruitment, development, and retention of Company personnel and employee engagement and effectiveness.

BOARD CORPORATE GOVERNANCE MATTERS

Board of Directors Meetings and Committees
In accordance with applicable provisions of Utah law and the Bylaws of the Company, the business and affairs of the Company are managed under the direction of the Board. The Board has established standing Committees and adopted guidelines and policies to assist it in fulfilling its responsibilities as described below.
During 2025, the Board met 12 times. None of the directors attended fewer than 75% of the aggregate number of meetings of the Board and the Committees on which he or she served. Our Corporate Governance Guidelines and Policies reflect our policy that all directors should attend the Annual Meeting. In accordance with this policy, all eleven directors then serving attended last year’s Annual Meeting.
The Board currently maintains four standing committees − the Audit Committee, Finance Committee, Compensation and Talent Committee, and Corporate Governance, Nominating and Sustainability Committee. Each of the four standing committees operates under a written charter adopted by the Board, with copies available on the Company’s website at investor.unionpacific.com/governance/governance-overview and shareholders may obtain copies by contacting the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. Each committee has the ability to retain outside advisors to assist it in the performance of its duties and responsibilities.
All Board Committees are composed entirely of independent directors, satisfying both the independence standards of the NYSE and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and Policies. Audit Committee members and Compensation and Talent Committee members also satisfy the additional independence criteria applicable to Audit Committee and Compensation and Talent Committee members under the listing standards of the NYSE.
The chart below details Board Committees, Committee chairs, and Committee members during 2025 except for Mr. Will who was elected to the Board effective January 5, 2026, and William J. DeLaney who retired from the Board in May 2025 and served on the Compensation and Talent and Safety and Service Quality Committees.

			Audit	Compensation & Talent	Corporate Governance Nominating & Sustainability	Finance	Safety & Service Quality***
	Age	Director Since		Committee Memberships in 2025
David B. Dillon* Former Chairman and Chief Executive Officer The Kroger Co.	75	2014	CHAIR*
Sheri H. Edison Former Executive Vice President and General Counsel Amcor plc	69	2021			CHAIR
Teresa M. Finley Former Chief Marketing and Business Services Officer United Parcel Service	64	2022
Deborah C. Hopkins Former Chief Executive Officer Citi Ventures and Former Chief Innovation Officer Citi	71	2017				CHAIR
Jane H. Lute** Strategic Director SICPA, North America	69	2016					CHAIR
Michael R. McCarthy Chairman McCarthy Group, LLC and Chairman Bridges Trust Company	74	2008
Doyle R. Simons Former President and Chief Executive Officer Weyerhaeuser Company	62	2023		CHAIR
John K. Tien, Jr. Former Deputy Secretary U.S. Department of Homeland Security	62	2023
V. James Vena Chief Executive Officer Union Pacific Corporation and Union Pacific Railroad Company	67	2023
John P.Wiehoff Former Chairman, President and Chief Executive Officer C.H. Robinson Worldwide, Inc.	64	2023
W Anthony Will**** Former President and Chief Executive Officer CF Industries Holdings, Inc.	60	2026
Christopher J. Williams Chairman Siebert Williams Shank & Co., LLC	68	2019
Meetings in 2025			9	5	4	5	4
*Audit Committee Chair until January 5, 2026; Mr. Dillon is retiring from Board and will not be standing for re-election at the Annual Meeting.
**Audit Committee Chair effective January 5, 2026.
***After December 31, 2025, the responsibilities of the Safety and Service Quality Committee transitioned as described below.
****Mr. Will was elected to the Board effective January 5, 2026.

BOARD CORPORATE GOVERNANCE MATTERS

JANE H. LUTE | CHAIR	AUDIT COMMITTEE

MEETINGS IN 2025: 9
CURRENT MEMBERS: David B. Dillon (Chair until January 5, 2026) Teresa M. Finley John K. Tien, Jr. John P. Wiehoff W Anthony Will

FINANCIAL EXPERTS ON AUDIT COMMITTEE
The Board determined that all members of the Audit Committee are ﬁnancially literate. The Board also determined that Ms. Finley and Messrs. Dillon, Wiehoff, and Will, each of whom are independent directors, qualify as “audit committee ﬁnancial experts” as deﬁned by the SEC and that each has accounting or related ﬁnancial management expertise as required by NYSE Corporate Governance Listing Standards.

OVERVIEW	COMMITTEE FUNCTIONS

The Audit Committee assists the Board in fulﬁlling its responsibility to oversee: (i) the independence, performance, and qualiﬁcation of the independent auditor, (ii) the audits of the Company and its subsidiaries, (iii) the system of internal controls implemented throughout the Company, (iv) the integrity of the Company’s ﬁnancial statements, (v) the Company’s compliance with legal and regulatory requirements, and (vi) the performance of the Company’s internal audit function.
The Audit Committee meets regularly with the independent registered public accounting ﬁrm of the Company, ﬁnancial management, the internal auditors, the Chief Compliance Officer and the Chief Legal Officer to provide oversight of the ﬁnancial reporting process, internal control structure, and the Company’s compliance requirements and activities. The independent registered public accounting ﬁrm, the internal auditors, the Chief Compliance Officer, and the Chief Legal Officer have unrestricted access to the Committee and meet regularly with the Committee, without Company management representatives present, to discuss the results of their examinations, their opinions on the adequacy of internal controls and quality of financial reporting, and various legal matters.
The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered accounting ﬁrm (as described on page 35 of this Proxy Statement). The Audit Committee’s Report is included on page 36 of this Proxy Statement.

•Appoint, evaluate, and retain our independent registered public accounting ﬁrm
•Maintain direct responsibility for the compensation, termination, and oversight of the work of our independent registered public accounting ﬁrm and evaluate the independent registered public accounting ﬁrm’s qualiﬁcations, performance, and independence
•Review and discuss earnings releases, audited ﬁnancial statements, and unaudited quarterly ﬁnancial statements, including reviewing speciﬁc disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presented in the Company’s Form 10-K and 10-Q ﬁlings
•Oversee the independent registered public accounting ﬁrm’s work related to required review or assurance, if any, presented in the Company’s Form 10-K and 10-Q ﬁlings with respect to sustainability matters
•Review the Company’s policies and procedures to maintain the adequacy and effectiveness of internal controls and disclosure controls
•Review the scope, resources, and results of the internal audit program, including participation in the Chief Internal Auditor performance review
•Oversee the Company’s enterprise risk management program as well as the annual enterprise risk assessment, including the oversight of risks related to ﬁnancial statements and ﬁnancial reporting processes, processes, sustainability, climate, cybersecurity, data privacy, environmental and litigation matters, and compliance
•Oversee relevant related party transactions and disclosures governed by applicable accounting standards
•Oversee the administration of the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Statement of Policy on Ethics and Business Conduct for employees
•Review reporting of metrics and key performance indicators regarding the Company’s climate initiatives
•Oversee the Company’s compliance program with respect to legal and regulatory requirements and developments and review annually the effectiveness of the Company’s compliance program with the Chief Compliance Officer

BOARD CORPORATE GOVERNANCE MATTERS

DEBORAH C. HOPKINS | CHAIR FINANCE COMMITTEE

MEETINGS IN 2025: 5
CURRENT MEMBERS: Michael R. McCarthy John K. Tien, Jr. W Anthony Will Christopher J. Williams

OVERVIEW	COMMITTEE FUNCTIONS

The Finance Committee is responsible for assisting the Board with its review and oversight of the Company’s ﬁnancial position, plans, and programs and dividend policy and actions. The Finance Committee also assists the Board by reviewing strategic options and opportunities for the Company, including acquisitions and divestitures.

The Finance Committee oversees the Company's service performance and meets regularly with the Executive Vice President-Marketing and Sales and Company senior management to review service quality, including performance measures, trends, and initiatives.

The Committee may meet in joint sessions with the Audit Committee to review service quality Company internal audit findings or other topics as appropriate and provide oversight on any Company internal audit findings related to service.
•Review, monitor, and oversee the Company’s ﬁnancial policies and ﬁnancial plans, the Company’s capital structure, balance sheet, credit ratings, short-and long-term ﬁnancing plans and programs, derivatives policy, share repurchases, and dividend policy
•Review the Company’s liquidity position, including the Company’s credit facilities and its bank group
•Review the Company’s investor relations programs, including the Company’s interaction with the investor community
•Appoint, oversee, and review the performance of the Company’s internal investment committee that is responsible for the investment management of assets held by the Company’s pension, thrift, and other funded employee benefit programs
•Review and update the Board with respect to the Company’s issuance of debt or other finance transactions that include sustainability related financing transactions
•Review and recommend to the Board, as necessary, the Company’s tax credit purchase programs and plans
•Evaluate the implications of the Company’s enterprise risk management framework and risk assessment related to the duties and responsibilities outlined above, including in the context of the Company’s business strategy, regulatory, competitive, and macroeconomic environments, as well as sustainability and climate initiatives
•Review the Company's service performance, including service quality targets, metrics, and trends and customer experience and satisfaction

BOARD CORPORATE GOVERNANCE MATTERS

DOYLE R. SIMONS | CHAIR COMPENSATION & TALENT COMMITTEE

MEETINGS IN 2025: 5
CURRENT MEMBERS: Sheri H. Edison Teresa M. Finley Deborah C. Hopkins John P. Wiehoff

COMPENSATION AND TALENT INTERLOCKS AND INSIDER PARTICIPATION There were no Compensation and Talent Committee interlocks or insider participation in 2025.

OVERVIEW	COMMITTEE FUNCTIONS

The Compensation and Talent Committee assists the Board in fulﬁlling its responsibilities related to compensation and talent. The Committee will (i) report to the Board on matters concerning the Company’s compensation philosophy and strategy, (ii) oversee the Company’s general compensation plans including its executive compensation plans and equity-based plans, and (iii) assist the Board in fulﬁlling its responsibilities regarding the design, establishment, and termination of employee beneﬁt plans and practices subject to the Employee Retirement Income Security Act of 1974, as amended. The Committee will also perform such duties and responsibilities as may be assigned to it under the terms of the Company’s general compensation and employee beneﬁt plans.
The Compensation and Talent Committee reviews the Company’s talent pool with senior leadership, including development and leadership succession.
The Compensation and Talent Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executives. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis (CD&A). The independent members of the full Board ratify the Compensation and Talent Committee’s decision regarding the CEO’s compensation. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.
The Compensation and Talent Committee Report is included on page 58 of this Proxy Statement.

•Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance, and, subject to ratiﬁcation by the other independent directors, determine and approve the CEO’s compensation
•Review and approve, subject to ratiﬁcation by the Board, the compensation of the Company’s elected officers and other executives determined by the Committee or the Board
•Annually review compliance by the CEO and executive officers with the Company’s stock ownership requirements
•Oversee and approve, subject to ratiﬁcation by the Board, the determination of annual incentive compensation under the executive incentive plan
•Review and discuss with management the CD&A and recommend to the Board its inclusion in our Proxy Statement and Annual Report on Form 10-K
•Oversee the assessment of the risks related to the Company’s compensation policies and programs and annually review the results of this assessment
•Oversee the administration of the Company’s clawback policy
•Oversee the administration of the Company’s general compensation plans and employee beneﬁt plans and review the goals and objectives of employee beneﬁt plans, including pension and thrift plans
•Oversee the Company’s talent management strategies and policies, including recruitment, development, and retention of Company personnel; employee effectiveness and engagement; and workplace environment

BOARD CORPORATE GOVERNANCE MATTERS

Compensation Consultant
Under its charter, the Compensation and Talent Committee (the Committee) has the authority to retain, terminate, and approve fees for advisors and consultants as it deems necessary. The Committee, in its discretion, uses outside advisors and experts to assist it in performing its duties and fulfilling its responsibilities.
Prior to July 2025, the Committee had engaged Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant to advise on executive and director compensation matters. In July 2025, the Committee evaluated several compensation consultants through a request for proposal process and engaged Pay Governance, LLC (Pay Governance) to advise on executive and director compensation matters going forward.
During 2025, a representative of FW Cook or Pay Governance attended all Committee meetings. The Committee is solely responsible for the engagement and termination of this relationship. The Committee reviews the independence of the compensation consultant on an annual basis. The Committee reviewed the independence of FW Cook in early 2025, and Pay Governance in September 2025, and determined that neither the engagement of FW Cook nor Pay Governance raised any conflicts of interest.
The compensation consultant advises the Committee on compensation philosophy and matters related to CEO and other executive and director compensation. The Committee annually requests that the compensation consultant update compensation and performance data on the peer companies selected by the Committee, as described on page 43 of this Proxy Statement. In addition, the Committee periodically requests that the compensation consultant make presentations on various topics, such as compensation trends and best practices, regulatory changes, long-term incentive components and award mix, and stock plan utilization.
The Committee has also authorized the compensation consultant to confer with management on a limited basis to promote consistency and efficiency. In such matters, the compensation consultant acts in its capacity as the Committee’s advisor, and the Committee Chair reviews and approves any major projects for which management requests the assistance of the compensation consultant. Such projects may include analysis of competitive executive and director compensation data, design and development of new compensation plans, support in preparing this Proxy Statement, and review of materials prior to distribution to the Committee.
In early 2026, the Committee, with the assistance of Pay Governance, conducted its annual compensation risk assessment of our incentive compensation programs and confirmed that they were designed to operate within a system of guidelines and controls to avoid creating any material adverse risks to the Company.

BOARD CORPORATE GOVERNANCE MATTERS

SHERI H. EDISON | CHAIR	CORPORATE GOVERNANCE, NOMINATING & SUSTAINABILITY COMMITTEE

MEETINGS IN 2025: 4
CURRENT MEMBERS: David B. Dillon Jane H. Lute Michael R. McCarthy Doyle R. Simons Christopher J. Williams

OVERVIEW	COMMITTEE FUNCTIONS

The Corporate Governance, Nominating and Sustainability Committee oversees and assists the Board in fulﬁlling its responsibilities relating to corporate governance principles and practices applicable to the Board and the Company and to the oversight of Board composition, evaluation, procedures, and composition of Board committees.
In connection with fulﬁlling its function of promoting excellence in governance, the Committee (i) advises the Board with respect to corporate governance matters, (ii) oversees the Company’s Corporate Governance Guidelines and Policies and recommends modiﬁcations of the Guidelines to the Board, (iii) identiﬁes qualiﬁed individuals to serve as directors of the Company consistent with criteria approved by the Board, recommends candidates to the Board as director nominees for election at the Annual Meeting of Shareholders, and ﬁlls Board vacancies, and (iv) oversees sustainability strategy development, goals, policies, and Board committee responsibilities related to sustainability.

•Develop and recommend to the Board criteria for identifying and evaluating candidates for the Board
•Identify and recruit qualified director candidates for the Board
•Review annually the contributions and independence of existing directors and recommend director nominee candidates to the Board for election or re-election at the Annual Meeting of Shareholders
•Review periodically the composition and activities of the Board, including, but not limited to, committee structure and responsibilities, committee memberships, Board size, the director retirement policy, and director compensation and stock ownership requirements
•Review the Board’s leadership structure annually, recommending changes to the Board when appropriate, and oversee the election of the lead independent director as applicable
•Oversee the Corporate Governance Guidelines and Policies as applicable and the Company’s Code of Business Conduct and Ethics for members of the Board of Directors
•Oversee the Related Party Transaction Policy and oversee procedures for administering and promoting compliance with the policy
•Review periodically the Company’s political contributions and lobbying activities and the Company’s political contributions policy and any applicable Company guidelines
•Oversee sustainability strategy development, goals, and policies
•Oversee external reporting and engagement with shareholders and stakeholders on sustainability matters

BOARD CORPORATE GOVERNANCE MATTERS

Transition of Safety and Service Quality Committee Responsibilities
During 2025, the Safety and Service Quality Committee (the SSQ Committee) met four times. Director Jane H. Lute served as the SSQ Committee's chair and members of the SSQ Committee were Doyle R. Simons, John P. Wiehoff, and William J. DeLaney until his retirement from the Board in May 2025.
The SSQ Committee was established in July of 2023 to assist the Board in fulfilling its oversight responsibilities to review and monitor the Company’s safety programs and practices and service performance. Since its creation, the SSQ Committee has met regularly with the Company’s Chief Safety Officer, Executive Vice President of Operations, Executive Vice President of Marketing and Sales, and other members of Company senior management.
In 2025, we achieved our best-ever personal injury rate and derailment incident rate annual safety results. Compared to 2024, our personal injury rate (the number of reportable injuries for every 200,000 employee-hours worked) of 0.68 decreased 24% and our derailment incident rate (the number of reportable derailment incidents per million train miles) of 1.75 improved 19%. A three-year comparison of our reportable personal injury rate and reportable derailment incident rate can be found on page 51 of this Proxy Statement. Similarly, our service performance has also improved to a notable degree. Service Performance Index (SPI) (a ratio of the service customers are currently receiving relative to the best monthly performance over the last three years) for both intermodal and manifest products improved to essentially three-year performance bests (improving 9 and 11 points, respectively, compared to 2024) as we achieved intermodal service performance of 99% and manifest service performance of 100% for 2025. More information about the Company's safety and service improvements can be found in the 2025 Business Highlights section of this Proxy Statement.
In December 2025, after considerable discussion by and among the SSQ Committee, the Governance, Nominating and Sustainability Committee, and the Board, it was recommended, and the Board approved, reverting oversight to the full Board of all safety programs and practices and risk management activities related to safety programs, policies, and compliance that had been delegated to the SSQ Committee. The Company’s goal has been, and remains, to demonstrate industry leadership in safety. To that end, direct Board oversight of safety will enable the full Board to review, monitor, and assess management’s safety initiatives through our focus on four central pillars --- Injury Prevention, Leveraging Technology, Situational Awareness Testing, and Peer-to-Peer Engagement. As we prepare for and work through the planning of the integration of our potential merged operations, the Company will continue to focus on maintaining and enhancing safety throughout its operations. As a result of this realignment of oversight responsibilities, at every Board meeting, Mr. Vena, as well as the Company’s Chief Safety Officer, Executive Vice President of Operations, and other Company senior management, facilitate discussions and present reports to the Board regarding the Company’s safety performance, trends, and initiatives.
As part of this transition, the Finance Committee assumed responsibility for the oversight of the Company’s service performance, which includes monitoring service quality targets, metrics, and trends, as well as customer experience and satisfaction. As a result, the Finance Committee meets regularly with the Executive Vice President of Marketing and Sales or other Company senior management to review service quality, including performance measures, trends, and initiatives.

BOARD CORPORATE GOVERNANCE MATTERS

Codes of Conduct and Ethics
The Board has adopted the Union Pacific Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Union Pacific Code of Conduct for employees, and the Union Pacific Corporation Code of Business Conduct and Ethics for Members of the Board of Directors. We post these codes of conduct on our website at investor.unionpacific.com/governance/governance-overview and printed copies are available to any shareholder upon request to the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. To the extent permitted by SEC rules and the NYSE listing standards, we intend to disclose any future amendments to, or waivers from, certain provisions of these codes of conduct on our website.

Communications with the Board
Interested parties wishing to communicate with the Board, including with the independent Chairman of the Board, may do so by U.S. mail c/o the Corporate Secretary, Union Pacific Corporation, 1400 Douglas Street, 19th Floor, Omaha, NE 68179. Communications intended for a specific director or directors (e.g., the Chairman of the Board, a committee chairperson, or all of the non-management directors) should be addressed to their attention and sent, by U.S. mail, to the address above. The Board has appointed and authorized the Corporate Secretary of the Company to process these communications and forward them to the appropriate directors. We forward appropriate communications from shareholders directly to the appropriate Board member(s). If a communication is illegal, unduly hostile or threatening, or similarly inappropriate, the Corporate Secretary of the Company has the authority to disregard or take appropriate action regarding any such communication.

SUSTAINABILITY HIGHLIGHTS
We build America by safely and efficiently connecting businesses and communities nationwide. Rail is the safest, most efficient form of surface freight transportation, with the ability to move one ton of freight nearly 500 miles on a single gallon of fuel. Guided by our strategy—Safety + Service & Operational Excellence = Growth, we aim to deliver efficient, reliable, responsive transportation while improving fuel efficiency and driving down transportation-related emissions. As we provide an excellent service product to our customers, we increase the likelihood that additional freight shipments will shift from the highway to rail, which further minimizes the environmental impact of transportation.
2025 Environmental Highlights Include:

Remora Pilot	Union Pacific is partnering with Remora, a carbon capture startup, to pilot technology that removes criteria emissions from locomotive exhaust. The system uses a specialized rail car to capture exhaust and clean it for subsequent removal.
Scope 3 GHG Emissions Reporting to Customers	We introduced an improved Union Pacific greenhouse gas (GHG) emissions report for customers that offers detailed Scope 3 GHG information based on the actual fuel used by each train, and breaking down emissions by specific routes and even individual trips.
Climate Scenario Analysis	In 2025, Union Pacific completed its second Climate Scenario Analysis, a rigorous assessment of potential climate-related risks and opportunities under various scenarios. These findings were integrated into our enterprise risk management framework to help guide decision-making.
Intermodal Growth	Union Pacific’s new intermodal terminals in Kansas City and Phoenix strengthen partnerships and deliver environmental benefits. By converting truck traffic to rail, these facilities reduce highway congestion and lower GHG emissions while providing shippers faster, truck-competitive transit times.
Locomotive Modernizations	Union Pacific continues to expand its locomotive modernization program, delivering new fuel efficiency improvements and corresponding emission reductions across the fleet. From 2021 through 2026, we will have modernized over 700 locomotives with upgrades expected to deliver over a 5% reduction in annual fuel consumption (approximately 350 metric tons of carbon emissions), a 14% increase in tractive effort and an 80% improvement in reliability. Union Pacific has committed to an additional 600 locomotive modernizations beginning in 2027.
Union Pacific strives to attract all available talent. We are committed to creating an environment where all people can be their best, personally and professionally, as we remain a merit and performance-based company. We invest in training and development to help our workforce thrive, while focusing on retention and creating a safe, supportive environment.
2025 Social Highlights Include:

Historic Labor Agreements	We reached historic agreements with multiple unions last year, strengthening job security for thousands of employees as Union Pacific and Norfolk Southern pursue a proposed merger. This unprecedented pledge guarantees every union employee will retain their job at the time of the merger. We also ratified agreements with 11 unions representing 12 crafts addressing wages, benefits, vacation time, and work rules.
Competitive Benefits	Union Pacific offers some of the most competitive pay and benefits in the industry. Freight rail wages are about 40% above the national average. Employees enjoy premium healthcare, paid sick leave, and retirement benefits. With an average tenure of more than 16 years, Union Pacific provides stability, rewarding careers, and financial security for the long term.
Community Project Portal	We are streamlining collaboration with states and local communities through a new online portal that simplifies and adds transparency to public infrastructure projects intersecting our tracks. The portal allows agencies to submit proposals and track progress in real time, reducing delays and improving communication. By making the process more efficient and accessible, we help communities keep critical projects on track.
Employee Engagement	Union Pacific's 2025 engagement survey gave us valuable insight into employee needs and priorities. Employees provided more than 43,000 comments, and we used that feedback to guide meaningful improvements, including enhanced mothers' rooms, upgraded conference room technology, and safety and lighting updates in the Union Pacific Center. These actions reflect our commitment to listening to employees and incorporating their input into a better, safer workplace.
Expanded Mental Health & Well-Being Benefits	Our Employee Assistance Program now covers all employees and eligible dependents, including domestic partners, regardless of their healthcare plan or if they opt out of our coverage. This enhanced benefit provides up to six cost-free counseling sessions with a licensed counselor.

DIRECTOR COMPENSATION IN FISCAL YEAR 2025
Non-Management Directors’ Fees and Compensation
During 2025, non-employee directors were compensated for their Board service as shown below. Directors who are employees do not receive retainers or any other Board-related compensation. All compensation elements are paid quarterly in arrears on the first business day following the end of the quarter.

ELEMENT	ANNUAL AMOUNT
Annual Retainer	$300,000 ($175,000 annual mandatory deferral into a Stock Unit Account, the remaining $125,000 may be deferred at the director’s election or taken in cash)
Annual Mandatory Stock Unit Deferral	$175,000 of the Annual Retainer deferred in the Stock Unit Account described below
Committee Chair Retainer	Audit: $25,000 Others: $20,000
Audit Committee Member Retainer	$10,000
Lead Director Retainer (if applicable)	$45,000
Non-Executive Board Chair Retainer	$200,000 ($120,000 annual mandatory deferral into a Stock Unit Account, the remaining $80,000 may be deferred at the director’s election or taken in cash)

Stock Unit Grant and Deferred Compensation Plan for the Board of Directors
Under our Stock Unit Grant and Deferred Compensation Plan for non-management directors, a director may, by December 31 of any year, elect to defer all or a portion of any compensation (in addition to the amount mentioned above that is required to be invested in their Stock Unit Account) for service as a director in the ensuing year or years, excluding reimbursements for expenses. Such deferred amounts may be invested, at the option of the director, in (i) a Fixed Rate Fund administered by the Company, (ii) a Stock Unit Account administered by the Company, or (iii) various notional accounts administered by The Vanguard Group. These accounts are unfunded, unsecured obligations of the Company. The Company Fixed Rate Fund bears interest equal to 120% of the applicable federal long-term rate compounded annually. The Stock Unit Account fluctuates in value based on changes in the price of Union Pacific common stock, and equivalents to cash dividends paid on the common stock are deemed to be reinvested in the Stock Unit Account. The Vanguard Accounts are subject to earnings and value fluctuations from the investment performance of the notional accounts at Vanguard. Payment of all deferred amounts begins in January of the year following separation from service as a director. Deferred amounts may be paid, at the election of the director, in either a lump sum or in up to 15 equal, annual installments.
2000 Directors Stock Plan
Under the 2000 Directors Stock Plan (the 2000 Directors Plan) adopted by our shareholders on April 21, 2000, the Company may grant options to purchase shares of Union Pacific common stock to non-management directors. Upon recommendation of the Corporate Governance, Nominating and Sustainability Committee in September 2007, the Board eliminated the annual grant of options for 2008 and future years. The Company did not award any options to non-management directors in 2025.
Previously, each non-management director, upon election to the Board of Directors, would receive a grant of 4,000 restricted shares of our common stock or restricted share units that represent the right to receive our common stock in the future (which number has been adjusted to reflect the Company’s two-for-one stock splits on May 28, 2008, and June 6, 2014). The restricted shares or share units vest on the date a director ceases to be a director by reason of death, disability, or retirement, as defined in the 2000 Directors Plan. During the restricted period, the director has the right to vote such restricted shares and receive dividends or dividend equivalents but may not transfer or encumber such shares or units. The director would forfeit such shares or units upon ceasing to be a director for any reason other than death, disability, or retirement. Effective August 1, 2018, the Board approved the elimination of this initial equity grant for newly elected directors.

DIRECTOR COMPENSATION IN FISCAL YEAR 2025
Non-Management Director Compensation in Fiscal Year 2025
The following table provides a summary of the compensation of our non-management directors for 2025.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS (a)	OPTION AWARDS	ALL OTHER COMPENSATION (b)	TOTAL COMPENSATION
William J. DeLaney (c)	130,000	–	–	3,079	133,079
David B. Dillon	335,000	–	–	3,079	338,079
Sheri H. Edison	320,000	–	–	15,879	335,879
Teresa M. Finley	310,000	–	–	8,079	318,079
Deborah C. Hopkins	320,000	–	–	3,079	323,079
Jane H. Lute	320,000	–	–	6,079	326,079
Michael R. McCarthy	500,000	–	–	28,079	528,079
Doyle R. Simons	316,667	–	–	3,079	319,746
John K. Tien, Jr.	310,000	–	–	3,079	313,079
John P. Wiehoff	310,000	–	–	3,079	313,079
Christopher J. Williams	310,000	–	–	28,079	338,079
(a)The following table provides the outstanding equity awards at fiscal year-end held by all individuals who served as non-management directors in 2025. The value reported in the Number of Shares Vesting Upon Termination column represents the shares granted to each director upon initial election to the Board and required to be held until his or her service as a member of the Board ends.

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	NUMBER OF SHARES VESTING UPON TERMINATION	NUMBER OF UNITS IN DEFERRED STOCK UNIT ACCOUNT
William J. DeLaney (c)	0	0 (d)	6,085 (e)
David B. Dillon	0	4,000	13,099
Sheri H. Edison	0	0 (d)	3,037
Teresa M. Finley	0	0 (d)	2,922
Deborah C. Hopkins	0	4,000	12,269
Jane H. Lute	0	4,000	11,276
Michael R. McCarthy	0	4,000	70,140
Doyle R. Simons	0	0 (d)	2,654
John K. Tien, Jr.	0	0 (d)	1,384
John P. Wiehoff	0	0 (d)	1,659
Christopher J. Williams	0	0 (d)	5,757
(b)Excess liability insurance premiums paid in 2025 for each non-management director were $3,079. Under the Company’s charitable matching gift program which is also available to all employees of the Company, the Company matched the following amounts for each director: Ms. Edison, $12,800; Ms. Finley, $5,000; Ms. Lute, $3,000; Mr. McCarthy, $25,000; and Mr. Williams, $25,000.
(c)Mr. DeLaney retired from the Board on May 8, 2025.
(d)Upon recommendation of the Corporate Governance, Nominating and Sustainability Committee, effective August 1, 2018, the Board eliminated the 4,000 share grant to non-management directors upon their election to the Board.
(e)Mr. DeLaney's Deferred Stock Units were paid out in full on January 2, 2026.

PROPOSAL NUMBER 2 − RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026
The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the books and accounts of the Company and its consolidated subsidiaries for the year ending December 31, 2026, and submits this selection for ratification by a vote of shareholders as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte & Touche LLP does not receive an affirmative vote of a majority of the votes cast, the Audit Committee will review its future selection of an independent registered public accounting firm.
The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of our shareholders as there are several benefits to the Company of having a long-tenured auditor.
•Enhanced Audit Quality. Through more than 50 years of experience with the Company, Deloitte & Touche LLP has gained institutional knowledge and deep expertise regarding the Company’s rail operations and business, accounting policies and practices, and internal control over financial reporting.
•Competitive Fee Structure. Due to Deloitte & Touche LLP’s familiarity with the Company, audit fees are competitive with peer companies.
•Avoids Costs Associated with New Auditor. Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.
The Company expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and are expected to be available to respond to relevant questions by shareholders.

Vote Required for Approval
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2026.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
Aggregate fees billed to the Company for services rendered by our independent registered public accounting firm for each of the past two years are set forth below:

	YEAR ENDED DECEMBER 31,
	2025	2024
Audit Fees	$3,656,400	$3,395,600
Audit-Related Fees	236,995	236,995
Tax Fees	66,700	66,700
All Other Fees	0	0
Total	$3,960,095	$3,699,295
Audit Fees. Audit services included the integrated audit of financial statements and internal control, quarterly reviews, statutory audit services, comfort letters provided in conjunction with the issuance of debt, and issuance of consents in connection with the filing of the S-4 registration statement in 2025 relating to our proposed acquisition of Norfolk Southern Corporation.
Audit-Related Fees. Audit-related services included consultation on accounting standards and transactions, audits of employee benefit plans, agreed-upon procedures performed on the Annual Report R-1 filed by Union Pacific Railroad Company with the Surface Transportation Board, and agreed-upon procedures related to reports to be filed with the Environmental Protection Agency and certain state agencies.
Tax Fees. Tax fees included fees for corporate tax planning and consultation services and work performed for international tax compliance.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES POLICY
The Audit Committee’s charter requires the Committee to approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent registered public accounting firm. By approving the engagement, which is performed in conjunction with the first Board meeting of each year, the audit services are deemed pre-approved. As part of its pre-approval policy, the Committee considers whether the provision of any proposed non-audit services is consistent with auditor independence. With respect to non-audit services provided by the independent registered accounting firm, the Audit Committee adopted and observes procedures that require the independent registered public accounting firm to present a budget for the three categories of non-audit services: (i) audit-related services, (ii) tax services, and (iii) other services. The budget is detailed as to the particular services to be provided so that the Committee knows what services it is being requested to pre-approve in order to facilitate a well-reasoned assessment of the impact of the services on the auditor’s independence. After review and approval of the annual budget by the Committee, no further approval by the Committee is required to undertake specific projects within the three categories of non-audit services. The Committee pre-approved all Deloitte & Touche LLP’s 2024 and 2025 fees and services.

AUDIT COMMITTEE REPORT
The Audit Committee (the Committee) has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2025. The Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed with the Audit Committee under applicable Public Company Accounting Oversight Board (PCAOB) standards and SEC Rule 2-07 of Regulation S-X. The Committee also has received the written disclosure and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP communications with the Committee concerning independence and has discussed their independence with them. Based on the foregoing reviews and discussions, the Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
The Audit Committee
Jane H. Lute, Chair
David B. Dillon
Teresa M. Finley
John K. Tien, Jr.
John P. Wiehoff
W Anthony Will

PROPOSAL NUMBER 3 − ADVISORY VOTE
TO APPROVE EXECUTIVE COMPENSATION
The Board of Directors asks shareholders to support a non-binding, advisory resolution approving the Company’s executive compensation as reported in this Proxy Statement.
We design our executive compensation programs to support the Company’s long-term success. As described below in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation and Talent Committee has structured the Company’s executive compensation programs to achieve key Company goals and objectives. We believe our compensation philosophy allows us to link realized pay to performance measures and reward management efforts that produce consistent, long-term performance accompanied with effective risk management and execution of the Company’s strategy. As more fully discussed in the Compensation Discussion and Analysis:
•Annual and long-term incentives continue to represent a significant portion of our executive compensation program. In 2025, such annual and long-term incentives constituted approximately 92% of Mr. Vena’s target compensation opportunity and approximately 83% of the target compensation opportunity for the other NEOs. This variable compensation is at risk and directly dependent upon the achievement of Company financial performance goals or stock price appreciation.
•Under the 2025 Annual Incentive Plan approved by the Board, seventy percent (70%) of the target annual incentive cash bonuses paid to our NEOs was based on the attainment of pre-established objective financial goals, equally weighted between operating income and operating ratio, ten percent (10%) on the attainment of pre-established safety goals consisting of the reportable personal injury rate (5%) and the reportable derailment rate (5%), and twenty percent (20%) was based on a shared set of Company goals in key areas including service performance index for intermodal and manifest, net promoter score, volume growth, employee engagement, and renewable fuel blend.
•Performance stock units (PSUs) (which constitute 60% of the long-term equity incentive opportunity) are tied to two performance criteria: two-thirds (2/3) on the average annual return on invested capital (ROIC) for a three-year performance period (Performance Period) and one-third (1/3) on the Company’s operating income growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads.
•Our stock ownership guidelines promote meaningful and significant stock ownership by our executives, including the NEOs, and align their interests with those of our shareholders.
•In the 2025 advisory vote, approximately 94% of the votes cast supported the compensation of the Company’s NEOs.
The Board urges shareholders to read the Compensation Discussion and Analysis, beginning on page 42 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to align compensation with our Company strategy, goals, and objectives and with best practices. Shareholders should also review the Summary Compensation Table and related compensation tables and narrative, appearing on pages 59 through 75, which provide detailed information regarding the compensation of our Named Executive Officers. The Compensation and Talent Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis create effective incentives for achieving Company goals, including returns to shareholders, and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and directly contributed to the Company’s performance and success.
In accordance with Section 14A of the Securities Exchange Act of 1934, and as a matter of good corporate governance, the Board asks shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Union Pacific Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation and Talent Committee will review and consider the voting results when evaluating the Company’s executive compensation programs.
In accordance with the results of the advisory vote held at the Company’s 2023 Annual Meeting to determine the frequency of an advisory vote on Named Executive Officer compensation, the Company currently holds an advisory vote on the compensation of Company’s Named Executive Officers on an annual basis. The Company will continue to hold the vote annually until at least the next frequency vote is held (which is not required until 2029).

PROPOSAL NUMBER 3 – Advisory Vote to Approve Executive Compensation

Vote Required for Approval
Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

The Board of Directors recommends a vote FOR the advisory resolution to approve executive compensation.

PROPOSAL NUMBER 3 – Advisory Vote to Approve Executive Compensation

A LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE
Dear Fellow Union Pacific Shareholders:
The Committee continues to review and refine our compensation program to match the Company's Safety, Service, and Operational Excellence leading to Growth strategy and reinforce pay for performance. We believe our executive compensation program continues to closely align compensation to management's performance and its execution of the Company's strategic goals. We hired a new independent compensation consultant this year to evaluate our compensation program and offer fresh perspectives and suggestions. We also reviewed and made changes to our Peer Group as detailed beginning on page 43.
We especially wanted to highlight the Company’s 2025 safety and service performance. The Company achieved best-ever reportable personal injury rate and reportable derailment rate annual safety results. The reportable personal injury rate of 0.68 improved 24% and the reportable derailment rate of 1.75 improved 19% compared to 2024. Additionally, the Service Performance Index (SPI) for both intermodal and manifest improved 9 and 11 points, respectively, compared to 2024 and most of the Company’s operating metrics improved year-over year.
More detailed highlights of the Company’s safety, operational, and financial performance are included in the 2025 Business Highlights section that follows on pages 40 and 41.
Our Fiscal 2025 Compensation Decisions
Under the 2025 Annual Incentive Plan (AIP), financial performance continued to be heavily weighted, with seventy percent (70%) of each NEO’s target annual incentive cash bonus based on two equally-weighted, pre-established financial performance metrics: operating income (35%) and operating ratio (35%). Ten percent (10%) of each NEO’s target opportunity was based on pre-established safety metrics: the reportable personal injury rate (5%) and the reportable derailment rate (5%).
The remaining twenty percent (20%) of each NEO’s target incentive cash bonus was based on the Company’s strategic scorecard more fully described on page 52 of the Compensation Discussion and Analysis (CD&A) and included SPI for intermodal and manifest, net promoter score, volume growth, employee engagement, and renewable fuel blend.
Under this formula-based annual incentive plan, performance for 2025 resulted in a payment of 138% of target for each of the NEOs, as a result of achieving above target operating income and operating ratio performance, exceptional safety performance as reflected by both the Company’s reportable personal injury rate and reportable derailment rate, as well as meeting or exceeding all strategic scorecard objectives.
A discussion of the 2025 AIP can be found on pages 50 through 53 of the CD&A.
Long-term equity incentives continued to be a key component of our compensation program, as we believe they support alignment of our executives’ interests with the interests of our shareholders. The 2025 equity grants for each of the NEOs consisted of sixty percent (60%) performance stock units (PSUs) and forty percent (40%) stock options. The PSUs granted in February 2025 (the 2025 PSUs) may be earned based on two performance criteria: two-thirds (2/3) on the average annual return on invested capital (ROIC) for a three-year performance period (Performance Period) and one-third (1/3) on the Company’s operating income growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads.
The performance period for the PSUs granted in February 2023 ended in 2025, and the NEOs holding those awards earned 86% of the target number of stock units with respect to this grant. Additional information about outstanding PSU grants can be found on pages 54 and 56.
We respectfully request your support of our executive pay program again this year. The Committee remains committed to an incentive program that drives long-term shareholder value.
Thank you for your continued support and investment in Union Pacific.
Respectfully,
The Compensation and Talent Committee
Doyle R. Simons, Chair
Sheri H. Edison
Teresa M. Finley
Deborah C. Hopkins
John P. Wiehoff

2025 BUSINESS HIGHLIGHTS
Union Pacific Railroad Company is the principal operating company of Union Pacific Corporation. One of America's most recognized companies, Union Pacific Railroad Company connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The Railroad’s diversified business mix includes Bulk, Industrial, and Premium. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to Eastern gateways, connects with Canada's rail systems, and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to customers by delivering products in a safe, reliable, fuel-efficient, and environmentally responsible manner.
Safety, Service, and Operational Excellence supports the Company's long-term initiative to Grow its freight volumes. Together as a team, the Company will focus on achieving the best safety record in the industry, being known for superior service, grounded in operational excellence, which, in turn, drives growth.
Safety is paramount and, as our first area of focus, sets the foundation for achieving the Company's objectives. The mindset and culture are built around a personal commitment by all employees to prioritize safety so everyone goes home safely.
Service is all about delivering what we sold our customers. We work with our customers to understand the service they need to win in their markets and then drive how we win together. We commit to these service levels and do it with excellence.
Operational Excellence is about operating efficiently and productively. We will drive value with our available resources but also maintain a buffer so our service is resilient, managing the inevitable ups and downs that come with weather, fluctuating volumes, and securing growth.
Growth is the outcome of executing our strategy to be the industry leader in both safety and service resulting in improved margins and greater cash generation, creating long term enterprise value. The expected outcome of successfully executing our strategy will be an industry leading operating ratio and return on invested capital.
As we work to transform our railroad, our core values continue to guide us. Our passion for performance will help us win; our high ethical standards ensure we win in a way that supports all of our stakeholders; and our teamwork ensures we win together.
2025 Results
•Safety – Building on the foundation and commitment to our safety culture, 2025 furthered our progress towards world-class safety. With a focus on four central pillars – Injury Prevention, Leverage Technology, Situational Awareness Testing, and Peer-to-Peer Engagement, we are cultivating a safety-focused mindset so all of our employees return home safely each day.
Injury Prevention efforts focus on specific, critical tasks where any form of non-compliance can result in a serious injury. Training is vital to teach our employees how to safely execute those critical tasks in order to reduce the risk of injury or derailment.
By Leveraging Technology, we seek to eliminate or automate activities with the most risk. Over 7,000 wayside detectors monitor freight cars and locomotives in real time, generating 72 million data points daily to proactively identify and mitigate risks. We are building safer trains with our proprietary Physics Train Builder technology, which allows us to evaluate train and route characteristics to enable proactive intervention by our Operating Practices Command Center to prevent derailments. We utilize our autonomous geometry car fleet to inspect 500,000 miles of track annually. This technology and the data it provides enable us to direct investments and resources in the right place, helping to significantly reduce track-caused derailments over the last 10 years.
Situational Awareness Testing (a program we call COMMIT) is our program that observes, tests, and coaches our employees to promote understanding and compliance with our work rules. COMMIT goes beyond traditional classroom learning, with an emphasis on in-the-field training with employees actively running the railroad.
Peer-to-Peer Engagement drives employee ownership through engagement with our safety programs. Our culture embodies a personal commitment to do our jobs with a passion for safety so everyone goes home safe. Employees are encouraged to speak up if they see unsafe behaviors.
The focus on these four pillars continues to drive improvement, resulting in our best-ever personal injury and derailment incident rate annual safety results. Compared to 2024, our personal injury rate (the number of reportable injuries for every 200,000 employee-hours worked) of 0.68 decreased 24% and our derailment incident rate (the number of reportable derailment incidents per million train miles) of 1.75 improved 19%.

2025 BUSINESS HIGHLIGHTS
•Service – Bolstered by sequentially improving freight car velocity and terminal dwell, our network remained fluid throughout 2025 as we achieved best-ever results for many of our operating metrics. For the year ended December 31, 2025, freight car velocity increased to 225 daily miles per car, an improvement of 8%, while terminal dwell declined 8% during the same period compared to 2024. Both service performance index measures improved to essentially three-year performance bests as we achieved intermodal service performance of 99% and manifest service performance of 100% for the full year 2025.
•Operational Excellence – We effectively adapted to shifts in business traffic mix throughout 2025 as we handled elevated international intermodal shipments in the first half of the year coupled with strong bulk shipments throughout the year. As customer demand changed, we efficiently modified our resources to match demand while improving our service performance. Our performance in workforce productivity, locomotive productivity, terminal dwell, train length, and fuel consumption was at best-ever levels in 2025.
•Financial results – Core pricing gains, strong productivity, and 1% volume growth positively impacted our financial results and offset the impact of inflation, negative business mix, and acquisition-related costs. Reported operating income of $9.8 billion increased 1% from 2024, and our reported operating ratio improved 10 basis points to 59.8% in 2025. Reported net income of $7.1 billion translated into reported earnings of $11.98 per diluted share, improving 8% from the prior year. Adjusted operating income* of $10.0 billion increased 2% from 2024, and our adjusted operating ratio* improved 60 basis points to 59.3% in 2025. Adjusted net income* of $6.9 billion translated into adjusted earnings of $11.66 per diluted share*, improving 5% from the prior year.
We generated $9.3 billion of cash provided by operating activities, yielded free cash flow of $2.3 billion after reductions of $3.8 billion for cash used in investing activities and $3.2 billion in dividends paid. Cash provided by operating activities was positively impacted by $0.3 billion due to the enactment of H.R.1 and the reinstatement of 100% bonus depreciation.
Please also refer to the Company’s Annual Report on Form 10-K for a complete analysis of the Company’s 2025 financial and operating performance and non-GAAP reconciliation of free cash flow on page 29.
*See Appendix A for a reconciliation to GAAP.

COMPENSATION DISCUSSION AND ANALYSIS
CD&A ROADMAP

Executive Compensation Philosophy and the Compensation-Setting Process
The Company’s executive compensation philosophy is to:
•Pay for Performance — We tie pay to performance by aligning a significant portion of the executive’s opportunity for compensation to annual (short-term) and long-term Company strategy. We also integrate the Company’s critical business objectives (safety, service, and financial performance) into the Company’s strategy and compensation programs to reflect individual performance and management effectiveness, along with other qualitative factors, which contribute to the Company’s performance.
•Align with Shareholder Interests — We link a substantial portion of executive compensation to both short-term and long-term financial performance that benefits our shareholders. We align the interests of management with those of our shareholders by providing a majority of senior executive compensation through equity incentives and maintaining rigorous stock ownership requirements for our executives.
•Attract and Retain Top Talent — We are able to attract and retain key executives critical to our long-term success by structuring compensation levels to reflect the competitive marketplace for similar positions at other comparable peer group companies.
The Compensation and Talent Committee (the Committee) believes this compensation philosophy allows us to reward behavior that produces consistent, long-term performance accompanied with effective risk management and execution of the Company’s strategy.
The Committee carefully evaluates and considers a number of factors in connection with its executive compensation decisions, including:
✔Company performance against objectives;
✔Guidance from the Committee’s compensation consultant;
✔Input from the CEO; and
✔Appropriate peer comparisons and third-party compensation surveys.

COMPENSATION DISCUSSION AND ANALYSIS
Company Performance. Under the Company’s annual incentive cash program, the Company measures its performance against a formulaic component based on pre-established operating income, operating ratio, and safety targets as well as a non-formulaic component based on the Committee’s evaluation of certain business objectives related to service and other strategic performance outlined on pages 50 through 53. Under the performance stock unit component of the Company’s long-term incentive (LTI) program, the Company measures three-year average ROIC and relative OIG. Management develops the Company’s overall strategy and the corresponding business objectives and presents them to the Board for approval annually in February. After Board approval of the annual operating plan, the Committee establishes the financial and strategic performance goals for the compensation program with assistance and advice from the Finance Committee of the Board. The Committee recommends the operating income, operating ratio, and safety targets for the annual incentive cash program and the three-year ROIC targets for the performance stock unit program to the Board for approval each February. The Board monitors the Company’s progress concerning execution of its strategy and its business objectives during the year. At the end of the year, the Board assesses the Company’s achievement of these objectives. Each February, subsequent to the applicable performance year, management presents to the Committee the Company’s performance results against the annual incentive program and performance stock unit program goals, as well as its relative performance compared to the Peer Group. This process informs the Committee’s decisions on approving earned amounts of annual and long-term incentive compensation for performance periods ending the prior year.
Guidance from Compensation Consultant and Input from CEO. The Committee reviews and recommends the compensation of all NEOs to the Board for its approval. The CEO provides the Committee with his evaluation of the performance of the other NEOs and his recommendations for their compensation. The Committee also receives information and advice from its independent compensation consultant on matters related to the NEOs’ (including the CEO’s) and other executives’ compensation. The Committee then determines (with advice from the Board and assistance from its consultant) the annual incentive bonus and equity award for the Company’s CEO.
For more information on the operation of the Committee, including information on its compensation consultant, see page 27 of this Proxy Statement.
Peer Companies. The Committee benchmarks salary, Total Target Cash Compensation (the sum of base salary and target annual incentive compensation), and Total Target Direct Compensation (the sum of Total Target Cash Compensation and the target grant-date fair value of long-term incentives) for the NEOs against competitive market information. To assess competitive market information, the Committee looks primarily to pay data from the proxy statements of the Company’s Peer Group. In determining 2025 target pay opportunities for the NEOs, the Committee considered competitive market information gathered in 2024 from the Peer Group.
As further discussed below, the Committee generally targets a range around the median of the Peer Group for Total Target Cash Compensation and Total Target Direct Compensation. Actual Total Direct Compensation and Actual Total Cash Compensation may be greater or less than targeted percentiles, depending upon whether and to what degree the Company achieves its business objectives (as described above).
Other factors considered in setting target compensation levels may include the individual performance of each NEO and his or her position relative to the Company’s current internal pay structure or changes in personnel or compensation at the Peer Group companies. In addition, the Committee particularly focuses on competitive pay for railroad executives within the Peer Group and the performance of other comparable railroads. In comparing the executive positions with comparable positions at companies within the Peer Group, the Committee and the independent compensation consultant review and consider any adjustments that may be required to account for significant differences in tenure or functional responsibilities.
In determining 2025 target pay opportunities for the NEOs, the Committee considered competitive market information gathered in 2024 from the following Peer Group, which comprised the same 15 companies reviewed in the prior year:

Canadian National	Canadian Pacific Kansas City	CSX
Deere & Co.	Delta Airlines	Exelon
FedEx	Honeywell International	NextEra Energy
Norfolk Southern	Northrop Grumman	RTX Corp.
Southern Co.	Southwest Airlines	UPS

COMPENSATION DISCUSSION AND ANALYSIS
The Committee selected this Peer Group with the assistance of its then compensation consultant after considering U.S. based public companies in similar Global Industry Classification System (GICS) Sub-Industries with comparable revenues and market capitalization and other U.S.-based public companies with comparable (i) revenues, (ii) operating income, (iii) total assets, (iv) market capitalization, and (v) employees, while excluding pharmaceuticals, high-tech, insurance, and financial services companies. These comparative financial measures and the number of employees for the Peer Group are summarized below.

	PEER GROUP		UNION PACIFIC
	MEDIAN	75TH PERCENTILE	COMPANY DATA	PERCENTILE RANK
Net Revenue	$27,483	$56,588	$24,250	34th
Operating Income	$5,811	$7,845	$9,713	Highest
Total Assets	$75,196	$107,552	$67,715	41st
Market Capitalization	$75,671	$113,795	$128,773	83rd
Employees	72,450	102,500	32,439	44th
In the table above, dollars in millions. Median/Percentiles determined by Pay Governance using Standard & Poor’s Capital IQ Service, Form 8-K filings, and Peer Group company information. The financial information provided above is derived from data as of fiscal year ending December 31, 2024, except as of October 2024 for Deere & Co. and May 2024 for FedEx Corporation. Market Capitalization is a 12-month average as of December 31, 2024.
The Committee periodically reviews the Peer Group to determine if changes are necessary. In May 2025, the Committee approved changes to the Peer Group. Based on its review, the Committee approved adding Caterpillar, GE Aerospace, and United Airlines and removing Northrop Grumman and Southwest Airlines to improve the Company's relative positioning closer to the Peer Group median. In determining 2026 target pay opportunities for NEOs, the Committee considered competitive market information gathered in 2025 from the following Peer Group:

Caterpillar	Canadian National	Canadian Pacific Kansas City
CSX	Deere & Co.	Delta Airlines
Exelon	FedEx	GE Aerospace
Honeywell International	NextEra Energy	Norfolk Southern
RTX Corp.	Southern Co.	United Airlines
UPS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices
We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of key executive compensation and governance practices in place during 2025.

WHAT WE DO	Emphasize Performance-Based Variable Compensation
Maintain a Compensation Recoupment Policy that Goes Beyond SEC Requirements
Tie Compensation to Short-and-Long-Term Performance
Use a Balance of Absolute and Relative Metrics
All Long-Term Incentives are Denominated and Settled in Shares
A Large Majority (80%) of the Annual Incentive is Based Purely on Formulaic Metrics
Allow Only Minimal Perquisites
Utilize Double Trigger Change-in-Control Plan
Target Base Salaries Generally Around the Median of our Peer Group
Enforce Stringent Executive Stock Ownership Guidelines
Conduct Annual Compensation Risk Assessment

WHAT WE DON’T DO	No Repricing or Back-Dating of Stock Options Allowed
No Tax Gross-Up Payments Allowed for NEOs, including on Change-in-Control
No Employment Agreements with any of our Executive Officers
No Pledging or Hedging of Company Stock by NEOs
No Annual Time-Vested RSU Grants to NEOs

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers
This Compensation Discussion and Analysis describes the material elements of our executive compensation program, and the corresponding pay decisions for our 2025 Named Executive Officers (NEOs), who are listed below. The amounts in each NEO’s pie chart below reflect the values in the Summary Compensation Table on page 59.

V. James Vena
AGE: 67 | TENURE: 3 years Chief Executive Officer

COMPENSATION DECISIONS FOR 2025

Increased base salary by 11%
Increased annual incentive target by $50,000
February 2025 LTI target increased by $3,000,000
Increased Total Direct Compensation by 20%

Mr. Vena was elected Chief Executive Officer of the Company and Union Pacific Railroad Company (the Railroad), the principal operating subsidiary of the Company, effective August 14, 2023. Mr. Vena previously served as a Senior Advisor to the Chairman of Union Pacific in 2021 and Chief Operating Officer of the Railroad from 2019 to 2020.
The Compensation and Talent Committee increased Mr. Vena’s salary for 2025 to $1,500,000 effective March 1, 2025, and increased his 2025 Annual Incentive Plan (AIP) bonus target to $2,500,000. Mr. Vena received an annual incentive bonus for 2025 of $3,437,250 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee set Mr. Vena’s long-term incentive target grant value at approximately $15,000,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. The Committee increased Mr. Vena's Total Direct Compensation by 20% due to his exceptional performance and increased his LTI target which is directly tied to long-term Company performance.

Jennifer L. Hamann
AGE: 58 | TENURE: 34 years Executive Vice President and Chief Financial Officer

COMPENSATION DECISIONS FOR 2025

Increased base salary by 3%
Annual incentive target remained unchanged
February 2025 LTI target increased by $250,000
Increased Total Target Direct Compensation by 6%

Ms. Hamann was elected Executive Vice President and Chief Financial Officer of the Company and the Railroad effective January 1, 2020.
The Compensation and Talent Committee increased Ms. Hamann’s salary for 2025 to $711,000 effective March 1, 2025, and maintained her 2025 AIP bonus target at $800,000. Ms. Hamann received an annual incentive bonus for 2025 of $1,099,920 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee increased Ms. Hamann’s long-term incentive target grant value to approximately $3,000,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. Ms. Hamann’s 2023 grant of PSUs was earned at 86% of target.

COMPENSATION DISCUSSION AND ANALYSIS

Eric J. Gehringer
AGE: 47 | TENURE: 20 years Executive Vice President, Operations

COMPENSATION DECISIONS FOR 2025

Increased base salary by 6%
Annual incentive target remained unchanged
February 2025 LTI target increased by $250,000
Increased Total Target Direct Compensation by 7%

Mr. Gehringer was elected Executive Vice President-Operations of the Company and the Railroad effective January 1, 2021.
The Compensation and Talent Committee increased Mr. Gehringer’s salary for 2025 to $700,000 effective March 1, 2025. Mr. Gehringer’s 2025 AIP bonus target remained unchanged at $750,000. Mr. Gehringer received an annual incentive bonus for 2025 of $1,031,175 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee increased Mr. Gehringer’s long-term incentive target grant value to approximately $2,750,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. Mr. Gehringer’s 2023 grant of PSUs was earned at 86% of target.

Kenny G. Rocker
AGE: 54 | TENURE: 31 years Executive Vice President, Marketing and Sales

COMPENSATION DECISIONS FOR 2025

Increased base salary by 10%
Annual incentive target remained unchanged
February 2025 LTI target increased by $250,000
Increased Total Target Direct Compensation by 9%

Mr. Rocker has been Executive Vice President-Marketing and Sales of the Company and the Railroad since August 15, 2018.
The Compensation and Talent Committee increased Mr. Rocker’s salary for 2025 to $610,000 effective March 1, 2025, and maintained his 2025 AIP bonus target at $750,000. Mr. Rocker received an annual incentive bonus for 2025 of $1,031,175 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee increased Mr. Rocker’s long-term incentive target grant value to approximately $2,250,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. Mr. Rocker’s 2023 grant of PSUs was earned at 86% of target.

COMPENSATION DISCUSSION AND ANALYSIS

Rahul Jalali
AGE: 52 | TENURE: 5 years Executive Vice President and Chief Information Officer

COMPENSATION DECISIONS FOR 2025

Increased base salary by 4%
Increased annual incentive target by $50,000
February 2025 LTI target increased by $250,000
Increased Total Target Direct Compensation by 12%

Mr. Jalali joined the Company on November 2, 2020, as Senior Vice President and Chief Information Officer. Mr. Jalali was promoted to Executive Vice President and Chief Information Officer of the Company and the Railroad on June 1, 2023.
The Compensation and Talent Committee increased Mr. Jalali’s salary for 2025 to $567,000 effective March 1, 2025, and increased his 2025 AIP bonus target to $600,000. Mr. Jalali received an annual incentive bonus for 2025 of $824,940 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee increased Mr. Jalali’s long-term incentive target grant value to approximately $1,750,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. Mr. Jalali’s 2023 grant of PSUs was earned at 86% of target.

Elizabeth F. Whited
AGE: 60 | TENURE: 38 years Special Advisor (Former President)

COMPENSATION DECISIONS FOR 2025

No base salary increase
Annual incentive target remained unchanged and was prorated to $500,000 upon transition to Special Advisor
February 2025 LTI target remained unchanged

Ms. Whited was elected President of the Company and the Railroad effective August 14, 2023. Ms. Whited served over thirty-five years at the Company holding leadership roles across multiple departments. Before being named President, Ms. Whited was the Executive Vice President-Sustainability and Strategy of the Company and the Railroad from February 2022 until August 2023. Prior to that, Ms. Whited served as Executive Vice President and Chief Human Resource Officer from August 2018 through February 2022 and was responsible for Union Pacific’s human resources and labor relations functions.
Ms. Whited did not receive a salary increase for 2025, and her 2025 AIP bonus target at $1,000,000 was prorated to $500,000 due to her transition to Special Advisor on July 1, 2025. Ms. Whited received an annual incentive bonus for 2025 of $687,450 at 138% of target based on the formulaic bonus program under the Company’s 2025 AIP. The Committee set Ms. Whited’s long-term incentive target value at approximately $4,000,000, consisting of 60% PSUs and 40% stock options granted on February 6, 2025. Ms. Whited’s 2023 grant of PSUs was earned at 86% of target.
On May 8, 2025, the Company and Ms. Whited entered into a transition and separation agreement (the Transition Agreement) that was filed with the Company’s Form 8-K dated May 9, 2025. Pursuant to the Transition Agreement, Ms. Whited remained a non-officer employee of the Company until February 28, 2026. During this transition period, Ms. Whited received an annual salary of $300,000, remained eligible to receive an annual bonus for 2025 (which was prorated as shown above) and continued to participate in the Company’s employee benefit plans. Ms. Whited is not eligible to participate in the Company’s annual incentive bonus program nor the Company’s long-term incentive programs for any calendar year following 2025.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2025 Total Direct Compensation Mix
The majority of the compensation awarded to our CEO and other NEOs, is performance-based, variable and “at-risk.” These characteristics are illustrated in the charts below that show the pay mix for Mr. Vena, our CEO, and for our other NEOs, as a group based on the Total Target Direct Compensation based on target bonus for these executives in fiscal 2025. The charts below show the pay mix for both Mr. Vena and the other NEOs.

CEO Compensation Mix

Base Salary	Bonus	Long-Term Incentives

8%	13%	79%

	92%	Variable Pay
All Other NEO Compensation Mix

Base Salary	Bonus	Long-Term Incentives

17%	16%	67%

	83%	Variable Pay

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Executive Compensation Program
Base Salary
The CEO reviews base salaries and prior year performance and accomplishments for the other NEOs and recommends to the Committee a base salary for the coming year for each. The Committee considers and evaluates these base salary recommendations. Among many considerations, the Committee reviews: (i) the executive’s position and responsibility in the organization, (ii) the executive’s experience and expertise, (iii) Company performance, (iv) individual accomplishments and job performance during the year, (v) Peer Group pay data, (vi) internal benchmarking relative to the Company’s pay structure, and (vii) current salary. In making salary recommendations to the Board of Directors, the Committee exercises subjective judgment in evaluating many factors but applies no specific weights to any factor. The Committee, with input from its compensation consultant, and the Board’s review of CEO performance, assesses and determines the base salary of the CEO for subsequent Board approval based on the same considerations described above.
In February 2025, the Committee reviewed each of our NEO’s base salary. Upon review of competitive market data, including our Peer Group, the Committee reviewed and recommended the salary increases shown below. The Board approved the Committee’s recommended salary increases.

NAME	2024 SALARY	INCREASE FOR 2025		2025 SALARY

V. James Vena	$1,350,000	11.1%	(1)	$1,500,000
Jennifer L. Hamann	690,000	3.0%		711,000
Eric J. Gehringer	660,000	6.1%	(1)	700,000
Kenny G. Rocker	555,000	9.9%	(1)	610,000
Rahul Jalali	545,000	4.0%		567,000
Elizabeth F. Whited	850,000	-%	(2)	850,000
(1)The 2025 salaries for Messrs. Vena, Gehringer, and Rocker were increased to reflect alignment with the Peer Group.
(2)Pursuant to Ms. Whited’s Transition Agreement, she was Special Advisor until February 28, 2026. During this transition period, her salary of $850,000 was reduced to $300,000 effective on July 1, 2025.
2025 Annual Incentive Plan
For 2025, seventy percent (70%) of the target annual incentive cash bonuses for the NEOs was based on the attainment of pre-established objective Company financial performance goals, ten percent (10%) on the attainment of pre-established safety goals consisting of the reportable personal injury rate (5%) and the reportable derailment rate (5%), and twenty percent (20%) was based on a shared set of non-formulaic Company goals in key areas such as service performance index for intermodal and manifest, net promoter score, volume growth, employee engagement, and renewable fuel blend. If the minimum performance thresholds for neither operating income nor operating ratio were achieved, then no annual incentive cash bonus would be paid to executives regardless of performance on the other measures. For performance that exceeded target levels, the annual incentive plan payout was capped at 200% of target.

Formulaic 80%								Non-Formulaic 20%		Total Annual Incentive Bonus

Operating Income x 35%		Operating Ratio x 35%		Reportable Personal Injury Rate x 5%		Reportable Derailment Rate x 5%		Strategic Scorecard x 20%
Threshold	25%	Threshold	25%	Threshold	25%	Threshold	25%	Threshold	25%
Target	100%	Target	100%	Target	100%	Target	100%	Target	100%
Max	200%	Max	200%	Max	200%	Max	200%	Max	200%

COMPENSATION DISCUSSION AND ANALYSIS
The Committee determined individual annual incentive bonus targets for each of the NEOs such that when added to their base salaries, the resulting Target Total Cash Compensation was generally in the median range of competitive market data. These individual annual incentive bonus targets for each of the NEOs were approved by the Committee and then recommended to the Board and approved in February of 2025.
2025 Target Total Cash Compensation

NAME	2025 SALARY	2025 TARGET BONUS		2025 TARGET TOTAL CASH COMP

V. James Vena	$1,500,000	$2,500,000		$4,000,000
Jennifer L. Hamann	711,000	800,000		1,511,000
Eric J. Gehringer	700,000	750,000		1,450,000
Kenny G. Rocker	610,000	750,000		1,360,000
Rahul Jalali	567,000	600,000		1,167,000
Elizabeth F. Whited	850,000	1,000,000	'(1)	1,850,000
(1)Pursuant to Ms. Whited’s Transition Agreement, she served as Special Advisor until February 28, 2026. During this transition period, her salary of $850,000 was reduced to $300,000 on July 1, 2025, and her 2025 AIP bonus target of $1,000,000 was prorated to $500,000.
Formulaic Component
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual performance with Company goals set forth in the annual operating plan. For 2025, the Committee did not change the financial (Operating Income and Operating Ratio) and safety (Reportable Personal Injury and Derailment Rate) measures and weighting as each are key performance indicators in the rail industry and focus our NEOs' performance on operating results.

Operating Ratio	Reportable Personal Injury Rate

A key indicator of the Company's efficiency.	The number of reportable injuries for every 200,000 employee-hours worked.
ê Good	ê Good

Operating Income	Reportable Derailment Rate

Links revenue growth with Operating Ratio performance and quantifies our profitability.	The number of reportable derailment incidents per million train miles.
é Good	ê Good
*The 2025 Annual Incentive Plan design provides for an adjustment to Operating Ratio for the reported fuel expense and fuel revenue from the actual price to the price assumed in the Board-approved financial plan. This adjustment neutralizes the impact of fuel price fluctuations during the year. Reported operating income of $9,846 and operating ratio of 59.8% are adjusted to exclude $72 million of merger related costs.

COMPENSATION DISCUSSION AND ANALYSIS
The table below shows the weighted average annual incentive payout for the NEOs given the Company’s 2025 year-end results relative to the Operating Income, Operating Ratio, Reportable Personal Injury Rate, and Reportable Derailment Rate targets approved in February 2025.
Full Year 2025 Annual Incentive Plan Results

		Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	2025 Plan Results		Performance Achieved Weighted Average Payout

Company Performance (Formulaic 80%)	Operating Income – 35%	$8,500	$9,800	$10,700	$9,918	(1)	40%
	Operating Ratio – 35%	62.5%	59.7%	58.5%	59.6%	(1)	38%

	Reportable Personal Injury Rate – 5%	0.92	0.87	0.81	0.68		10%
	Reportable Derailment Rate – 5%	2.25	2.12	2.00	1.75		10%

Strategic Scorecard (Non-Formulaic 20%)	Strategic Scorecard – 20%	25%	100%	200%	200%		40%

Total Payout %							138%
(1)The 2025 Annual Incentive Plan design provides for an adjustment to Operating Ratio for the reported fuel expense and fuel revenue from the actual price to the price assumed in the Board-approved financial plan. This adjustment neutralizes the impact of fuel price fluctuations during the year. Reported operating income of $9,846 and operating ratio of 59.8% are adjusted to exclude $72 million of merger related costs.
Non-Formulaic Component
The non-formulaic component of the 2025 Annual Incentive Plan provides that twenty percent (20%) of the target annual incentive cash bonuses for the NEOs is based on a shared set of quantitative Company goals in key areas such as service performance index (SPI) for intermodal and manifest, net promoter score, volume growth, employee engagement, and renewable fuel blend. The Committee assessed the individual strategic scorecard items shown below without assigning a particular weighting to any one item.

2025 Strategic Scorecard

Manifest Service Performance Index A ratio of the service customers are currently receiving relative to the best monthly performance over the last three years for manifest service	Exceeded Goal
Intermodal Service Performance Index A ratio of the service customers are currently receiving relative to the best monthly performance over the last three years for intermodal service	Exceeded Goal
Net Promoter Score Measures customer loyalty and satisfaction by asking how likely customers are to recommend the Company to others	Exceeded Goal
Volume Growth Annual carload volume growth to exceed Industrial Production as published by Global Insights	Exceeded Goal
Employee Engagement Measures participation in the Company's annual employee engagement survey as well as the Company's employee engagement index based on survey results	Met Goal
Renewable Fuel Blend Percentage Measures the utilization of renewable diesel and biofuels in our locomotives	Exceeded Goal

COMPENSATION DISCUSSION AND ANALYSIS
The Committee considered the following in its evaluation of the above strategic scorecard items:
•SPI for both manifest and intermodal improved compared to 2024. Intermodal SPI improved 9 points in 2025, and Manifest SPI improved 11 points.
•Net promoter score exceeded the Company’s set goal by 16 points.
•Volume growth included the Committee’s evaluation of Industrial Production compared to carload volume.
•With respect to employee engagement, although the Company missed its participation goal, the Company's employee engagement score improved 2 points compared to 2024.
•The Company exceeded its goal for renewable fuel blend percentage with a 6.7% biofuel blend.
Based on the Committee’s evaluation of the Company’s achievement of the strategic scorecard items, the Committee awarded this component at 200% of target for each of the NEOs.
The table below reflects the aggregate actual performance incentive cash bonus reported for each of the NEOs for 2025.

		ACTUAL
NAME	2025 TARGET BONUS	OPERATING INCOME 35%	OPERATING RATIO 35%	REPORTABLE PERSONAL INJURY RATE 5%	REPORTABLE DERAILMENT RATE 5%	STRATEGIC SCORECARD 20%	2025 TOTAL ANNUAL INCENTIVE BONUS	2025 OVERALL PAYOUT (AS A % OF TARGET)

V. James Vena	$2,500,000	$989,625	$947,625	$250,000	$250,000	$1,000,000	$3,437,250	138%
Jennifer L. Hamann	800,000	316,680	303,240	80,000	80,000	320,000	1,099,920	138%
Eric J. Gehringer	750,000	296,888	284,287	75,000	75,000	300,000	1,031,175	138%
Kenny G. Rocker	750,000	296,888	284,287	75,000	75,000	300,000	1,031,175	138%
Rahul Jalali	600,000	237,510	227,430	60,000	60,000	240,000	824,940	138%
Elizabeth F. Whited	500,000(1)	197,925	189,525	50,000	50,000	200,000	687,450	138%
(1)Pursuant to Ms. Whited’s Transition Agreement, she served as Special Advisor until February 28, 2026. During this transition period, her 2025 AIP bonus target of $1,000,000 was prorated to $500,000.

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Equity Incentive Compensation
The components of our long-term incentive (LTI) compensation are:

Performance Stock Units
Performance stock units are payable based on the attainment and certification of:
•Two-thirds (2/3) average annual Return on Invested Capital (ROIC) for a three-year performance period (Performance Period)
•One-third (1/3) Operating Income Growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads

Stock Options
Stock option awards become fully exercisable if the executive remains an employee through a three-year vesting period. One-third of each stock option grant vests each year over the three-year vesting period.

The Committee generally seeks to make long-term incentives the largest element of each NEO’s Target Total Direct Compensation opportunity. In setting the size of LTI awards, the Committee considers the individual performance of the NEO as well as the Total Target Direct Compensation opportunities of similarly situated executives of the Company’s Peer Group and competitive market information from third party compensation surveys. The CEO recommends to the Committee an aggregate value of LTI awards for each of the NEOs other than himself, which is a determination reserved for the Committee, taking into account advice from its compensation consultant and the Board’s evaluation of the CEO. The Committee considers these recommendations and determines the final amounts awarded to each NEO. The Committee may vary the mix of each component of equity compensation to some degree depending on Company and individual performance and retention risk regarding an executive.
The LTI awards granted by the Committee in February 2025 reflected the Committee’s desire to provide long-term incentive compensation to promote the continued efforts of the NEOs to meet the long-term goals and strategic plans of the Company and to align this element of their compensation with the long-term interests of the Company’s shareholders. The Committee increased each NEO's, except for Ms. Whited's, target LTI award opportunities for 2025 to incentivize the continued growth of each in their respective roles and to better align their compensation with competitive market rates.
The LTI awards for the NEOs and a description of the terms of these awards are set forth on pages 61 and 62 in the Grants of Plan-Based Awards in Fiscal Year 2025 Table and accompanying narrative discussion.
Performance Stock Units
In February 2023, February 2024, and February 2025, the Committee granted the NEOs performance stock units (PSUs), two-thirds (2/3) of which are payable based on the attainment and certification of average annual return on invested capital (ROIC) for a three-year performance period (Performance Period) and one-third (1/3) of which are payable based on the attainment and certification of our operating income growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads. Payout of the 2023, 2024, and 2025 PSUs may be zero if threshold goals are not achieved or may range from 25% to 200% of the target number of stock units. The threshold, target, and maximum number of 2025 PSUs that may be earned by each NEO is set forth on page 61 in the Grants of Plan-Based Awards in Fiscal Year 2025 Table.
We define ROIC as net operating profit after taxes, divided by average invested capital. The Committee may adjust ROIC to reflect the effect of special or strategic transactions or events, such as excluding the impact of significant gains on sales of real estate, tax adjustments, accounting charges, or reclassifications. The Committee selected ROIC because it is one of our key measurements that indicates success in making long-term capital investment decisions that improve financial and operational performance and increase shareholder value. In addition, the Board emphasizes ROIC as a key focus area for the Company.
The ROIC performance criteria are set based on thoughtful analysis of current and projected business levels and changes in the economic environment that may impact the Company’s ability to achieve levels of return reported in previous periods.

COMPENSATION DISCUSSION AND ANALYSIS
For PSUs granted in 2025, the Committee recommended Board approval of our ROIC target at 15.5%. The Committee also considered returns commensurate with other Class I railroads and large-cap industrial companies.

PERFORMANCE PERIOD	PERFORMANCE CRITERIA	ROIC THRESHOLD	ROIC TARGET	ROIC MAXIMUM

2023 – 2025	2/3 ROIC and 1/3 Relative OIG	13.0%	17.0%	19.5%
2024 – 2026	2/3 ROIC and 1/3 Relative OIG	12.0%	15.5%	18.0%
2025 – 2027	2/3 ROIC and 1/3 Relative OIG	12.0%	15.5%	18.0%
The Committee selected relative OIG because it aligns with the Company’s objective of profitable growth. The table below summarizes the payout schedule for the relative OIG component of PSUs based on the Company’s operating income growth percentile compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads. Payout will be linearly interpolated for performance between levels.

OPERATING INCOME GROWTH (PERCENTILE)	PAYOUT (% OF EARNED SHARES)

25%	25%
50%	100%
75%	150%
90%	200%
For PSUs granted in 2023, 2024, and 2025, if the Company does not meet the threshold ROIC and OIG level for the three-year performance period, executives will not earn any performance stock units on that component. Additionally, if the Company’s absolute annualized OIG for the Performance Period is below 2%, the payout on this component is capped at 100% of target for PSUs granted in 2023 and 2024.
The Committee certified the ROIC results as shown in the graph below for performance years 2023-2025.
ROIC*

é Good
*ROIC is not considered a financial measure under GAAP by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. For a reconciliation to GAAP, please see Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
In February 2026, the PSUs granted for the 2023-2025 performance period were settled at an overall payout of 86% of target. Three-year average ROIC was 15.9%, resulting in a 79% of target payout for two-thirds (2/3) of the award. Relative OIG was at the 52nd percentile for the Performance Period, which would have resulted in payout of 104% of target for one-third (1/3) of the award, but because our absolute OIG was below 2%, this component was capped at 100% of target. The resulting weighted payout was 86% of target.
PSUs earned under the 2023 grants for each of the NEOs are included as Earned Performance Stock Units in the Stock Awards column of the Outstanding Equity Awards at 2025 Fiscal Year-End Table on page 64.

COMPENSATION DISCUSSION AND ANALYSIS
The table below summarizes how the PSUs granted in 2023 were earned, and how the performance stock units granted in 2024 and 2025 are tracking as of December 31, 2025.

PERFORMANCE PERIOD	AVERAGE ROIC	RELATIVE OPERATING INCOME GROWTH (PERCENTILE RANK)	PERCENT OF TARGET ACHIEVED TO DATE	PERCENT OF TARGET EARNED

2023 – 2025	15.9%	52nd	86%	86% of the target number of stock units
2024 – 2026	16.1%	62nd	N/A	No stock units earned until the end of the performance period
2025 – 2027	16.3%	46th	N/A	No stock units earned until the end of the performance period

Other Compensation
Perquisites
The Committee reviews perquisites periodically for both appropriateness and effectiveness. Key executives, including the NEOs, receive tax and financial counseling services and personal excess liability coverage.
Our Board-approved policy regarding use of corporate aircraft states that the CEO should use corporate aircraft whenever reasonably possible for all air travel (both business and personal) for the safety, security, and immediate availability of the CEO. The annual limit for personal flights for the CEO is $350,000 (increased in 2025 from $200,000). The personal limit for the other NEOs is $45,000. The CEO and the other NEOs will pay for any personal flights beyond these limits in accordance with applicable tax rules and regulations and Federal Aviation Administration rules and regulations, as stated in the Company’s policy regarding use of corporate aircraft. Income is imputed to the CEO and NEOs for personal travel that is not reimbursed by the executive and tax gross-ups are not provided. All use of Company aircraft must be approved in advance by the CEO or a specifically authorized designee. During 2025, all NEOs were in compliance with the Company’s aircraft policy.
The value of perquisites provided to the NEOs by the Company is not a significant portion of any of the NEOs’ compensation on an annual basis. Due to the relatively low cost to the Company of these perquisites, as well as the business benefits to the Company under the policy regarding use of Company aircraft, the Committee does not consider perquisites in its analyses of Total Direct Compensation for the CEO and the other NEOs.
Deferred Compensation
The Committee, pursuant to its charter, is responsible for oversight of our deferred compensation arrangements. Management and the Committee believe that deferred compensation arrangements are important benefits that contribute to the Company’s competitive compensation arrangements and help attract and retain executives. The Company’s deferred compensation programs allow for elective deferrals of (i) salary, (ii) bonus, (iii) performance stock units, and (iv) retention stock units, which accrue earnings during the deferral period as described on page 71. These deferrals are not funded and there are no mechanisms in place (such as insurance or trusts) to protect the executives from any inability of the Company to pay these amounts in the future. More detailed descriptions of the features of our non-qualified deferred compensation plans begin on page 70. In addition to these non-qualified deferred compensation benefits, the Company allows its executives to participate in its tax qualified 401(k) plan on terms and conditions similar to the Company’s other employees.
Pension Plan and Supplemental Pension Plan
The Company sponsors a tax-qualified defined benefit Pension Plan and a non-qualified excess Supplemental Pension Plan. Management and the Committee believe that the defined benefit Pension Plan and the Supplemental Pension Plan (with respect to our executives, including the NEOs) provide employees eligible to participate with a competitive retirement benefit. The Company offers the Supplemental Pension Plan to allow executives to receive pension benefits for compensation and benefits that exceed government imposed limits applicable to defined benefit plans and to allow for the inclusion of compensation that has been deferred, which cannot be included as compensation under the defined benefit Pension Plan. Benefit amounts are based on the employee’s years of service, salary, bonus, and age. More detailed descriptions of the Pension Plan and Supplemental Pension Plan are set forth on pages 67 and 70.

COMPENSATION DISCUSSION AND ANALYSIS

Other Policies and Considerations
Change-in-Control Arrangements
In November 2000, the Board adopted the Union Pacific Corporation Key Employee Continuity Plan (the Continuity Plan). The purpose of the Continuity Plan is to assure the smooth transition of management and effective operation of the Company in the event of a change-in-control by providing (i) sufficient economic security to allow key executives to focus on overall shareholder value without concern about personal financial interests and (ii) severance benefits in the event their employment with the Company is terminated within two years following a change-in-control.
The Continuity Plan provides severance benefits to certain senior level executives, including the NEOs, in the event (i) a change-in-control occurs and (ii) the covered executive is involuntarily terminated or constructively discharged within two years following the change-in-control. This “double-trigger” requirement will allow the new controlling party to retain certain executives and terminate others with the obligation to provide the benefits set forth in the Continuity Plan. Severance benefits are the same for all covered executives, except for the multiple used to determine an executive’s lump-sum severance payment. The lump-sum severance payment is equal to three times the sum of base salary plus the average of the annual bonus payments earned in the three most recent calendar years for Mr. Vena and two times this sum for each of Ms. Hamann, Mr. Gehringer, Mr. Rocker, and Mr. Jalali. The Committee determined these multiples based upon competitive practices at the time the plan was adopted.
The Continuity Plan does not provide for any tax gross-ups. As a result, none of the Company’s executives, including the NEOs, are eligible to receive any excise tax gross-up on any severance payment received under the Continuity Plan.
In December 2021, the Committee recommended, and the Board approved the following changes to the Continuity Plan in the event of a qualifying termination of employment following a change-in-control: the elimination of the automatic vesting and receipt of an additional three years of age and service credit in the Company’s Supplemental Pension Plan, proration of the current year’s annual incentive bonus, and the addition of best net treatment for excise taxes associated with Section 280G of the Internal Revenue Code (the Code).
In September 2003, the Board adopted the Union Pacific Corporation Policy Regarding Shareholder Approval of Future Severance Agreements (Severance Policy). Under this Severance Policy, the Company agreed not to enter into a future severance agreement with a senior executive that provides for benefits in an amount generally exceeding 2.99 times salary plus bonus unless such agreement is approved by a vote of our shareholders.
Payments and certain severance benefits for the NEOs upon a change-in-control, as well as a description of the Continuity Plan are set forth on pages 72 through 75.
Recoupment Policy
On September 28, 2023, the Board approved the Company’s amended and restated Policy for Recoupment of Certain Compensation (the Policy) which became effective October 2, 2023. The Policy applies to any incentive-based compensation (defined as any compensation granted, earned, or vested based in whole or part on the Company’s attainment of a financial reporting measure) or other incentive compensation (covering any compensation under the Company’s Executive Incentive Plan (or successor plan) or under one of the Company’s applicable stock plans, including all time-vesting equity awards) received on or after October 2, 2023, and the Company’s prior recoupment policy applies to incentive compensation awarded on or after January 1, 2020, and received before October 2, 2023. The Policy complies with the listing standards adopted by the New York Stock Exchange that implemented the SEC’s finalized Exchange Act Rule 10D-1.
The Policy requires that, in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover from each covered executive (specified as any executive officer of the Company as defined under Rule 10D-1 of the Securities Exchange Act of 1934) on a reasonably prompt basis the amount of any excess incentive-based compensation received by such covered executive during the recovery period (as defined in the Policy). Additionally, in the event the Company is required to prepare such a financial restatement the Compensation and Talent Committee may, in its sole discretion, require other Company executives to repay to the Company any excess incentive-based compensation received by such executive during the recovery period.
The Policy also provides that the Committee may, in its sole discretion, require a covered executive or other executive who has engaged in certain types of detrimental conduct, as more particularly described in the Policy, to repay to the Company any incentive compensation received during the recovery period.

COMPENSATION AND TALENT COMMITTEE REPORT
The Committee reviewed and discussed with management the CD&A and based on that review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2026 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation and Talent Committee
Doyle R. Simons, Chair
Sheri H. Edison
Teresa M. Finley
Deborah C. Hopkins
John P. Wiehoff

Executive Compensation

Summary Compensation Table
The following table provides a summary of compensation awarded to, earned by, or paid to the NEOs, including salary, bonus, the value of stock awards and option awards, and other compensation for 2025, 2024, and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS		STOCK AWARDS (a)	OPTION AWARDS (b)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (c)		ALL OTHER COMPENSATION (d)	TOTAL COMPENSATION

V. James Vena Chief Executive Officer	2025	$1,475,000	$–		$9,000,130	$6,000,003	$3,437,250	$0	(f)	$383,979	$20,296,362
	2024	1,333,333	–		7,200,104	4,800,092	3,999,013	0	(f)	312,221	17,644,763
	2023	477,151	1,406,250	(e)	–	–	–	0	(f)	133,947	2,017,348

Jennifer L. Hamann EVP & Chief Financial Officer	2025	707,500	–		1,800,026	1,200,001	1,099,920	1,216,520		31,024	6,054,991
	2024	681,667	–		1,650,174	1,100,075	1,305,800	–	(g)	34,712	4,772,428
	2023	633,333	–		1,560,015	1,040,107	320,000	895,790		23,543	4,472,788

Eric J. Gehringer EVP Operations	2025	693,333	–		1,650,024	1,100,061	1,031,175	518,552		53,945	5,047,090
	2024	650,000	–		1,500,136	1,000,035	1,224,188	28,950		38,105	4,441,414
	2023	579,167	–		1,350,106	900,112	300,000	342,336		28,185	3,499,906

Kenny G. Rocker EVP Marketing & Sales	2025	600,833	–		1,350,019	900,037	1,031,175	806,418		21,563	4,710,045
	2024	546,667	–		1,200,059	800,139	1,224,188	–	(g)	23,678	3,794,731
	2023	500,000	–		900,071	600,123	300,000	571,679		30,414	2,902,287

Rahul Jalali EVP & Chief Information Officer	2025	563,333	–		1,050,015	700,013	824,940	0	(f)	57,691	3,195,992
	2024	543,333	–		900,231	600,058	448,869	0	(f)	50,985	2,543,476
	2023	509,583	–		720,178	480,127	165,000	0	(f)	49,123	1,924,011

Elizabeth F. Whited Former President	2025	575,000	–		2,400,035	1,600,050	687,450	2,297,675		26,901	7,587,111
	2024	841,667	–		2,400,118	1,600,092	1,632,250	–	(g)	36,061	6,510,188
	2023	644,355	–		1,050,150	700,119	341,667	920,130		27,189	3,683,610
(a)Amounts reported in the Stock Awards column reflect grant date fair values as calculated in accordance with FASB ASC Topic 718, including performance stock units which are valued based on target performance achieved. The grant date fair value is calculated on the number of performance stock units at target multiplied by the closing stock price on the date of grant. Dividend equivalents that accrue or are payable on earned performance stock units are reflected in the grant date fair value of such awards and, therefore, pursuant to SEC rules, are not separately reported in the Summary Compensation Table when actually paid to the NEOs. The maximum value of performance stock units for 2025 for Mr. Vena is $18,000,260, for Ms. Hamann is $3,600,052, for Mr. Gehringer is $3,300,048, for Mr. Rocker is $2,700,038, for Mr. Jalali is $2,100,030, and for Ms. Whited is $4,800,070.
(b)Amounts reported in the Option Awards column reflect grant date fair value as calculated in accordance with FASB ASC Topic 718. The following table shows the assumptions used to calculate the grant date fair value of Option Awards.

	February 6, 2025	February 8, 2024	February 9, 2023

Risk-free interest rate	4.3%	4.2%	3.9%
Dividend yield	2.2%	2.1%	2.6%
Expected life (years)	4.3	4.4	4.5
Volatility	22.4%	28.7%	29.3%
Grant date fair value per option of options granted	$48.70	$61.75	$48.31
(c)The amounts reported are the aggregate change in the actuarial present value of the accumulated benefit under the Company’s Pension Plan and Supplemental Pension Plan. The pension values fluctuate due to changes in the discount rate, discount period, and the value of the accrued annual pension benefit for each NEO. If the discount rate and discount period assumptions had not changed, the increase in the present value of the accrued annual pension benefit would have been $806,822 for Ms. Hamann, $384,523 for Mr. Gehringer, $543,135 for Mr. Rocker, and $1,755,639 for Ms. Whited. These assumption changes have no impact on the actual pension benefits payable under the Company’s defined benefit pension plans.

EXECUTIVE COMPENSATION
(d)The following table provides a summary of the All Other Compensation column for 2025 and includes all perquisites.

	PERQUISITES
NAME AND PRINCIPAL POSITION	USE OF CORPORATE AIRCRAFT (x)	TAX AND FINANCIAL COUNSELING SERVICES	EXCESS LIABILITY PREMIUM	COMPANY- MATCHED THRIFT PLAN CONTRIBUTIONS	TOTAL ALL OTHER COMPENSATION
V. James Vena	238,210	9,940	3,079	132,750	383,979
Jennifer L. Hamann	1,959	4,761	3,079	21,225	31,024
Eric J. Gehringer	19,254	10,812	3,079	20,800	53,945
Kenny G. Rocker	0	7,984	3,079	10,500	21,563
Rahul Jalali	0	3,912	3,079	50,700	57,691
Elizabeth F. Whited	0	13,322	3,079	10,500	26,901
(x)The aggregate incremental cost for use of Company aircraft is computed by multiplying the variable cost per air mile by the number of miles used for travel other than for Company business (including empty plane miles). The variable cost per air mile is the cost incurred for flying the plane divided by the number of miles flown. Costs may include jet fuel, catering, or pilot personal expenses. Under the Company’s aircraft policy, allowance for personal use of Company aircraft for the CEO is limited to $350,000 and limited to $45,000 for the other NEOs.
(e)Upon his election as CEO on August 14, 2023, the Compensation and Talent Committee set Mr. Vena’s 2023 Annual Incentive Plan bonus target at $2,250,000, pro-rated to reflect his partial-year service, and the Committee provided that his 2023 annual incentive bonus payout would not be less than the pro-rated annual incentive plan bonus target. Following the end of the year, the Committee awarded Mr. Vena an annual incentive bonus for 2023 of $1,406,250, which reflects 150% of his annual incentive bonus target, pro-rated for the year.
(f)Mr. Vena and Mr. Jalali were elected after January 1, 2018, and like other employees hired after this date, receive a comprehensive thrift plan benefit instead of the Company’s combined thrift plan and pension plan offering.
(g)In 2024, the change in pension value was a negative $183,925 for Ms. Hamann, a negative $195,580 for Mr. Rocker, and a negative $5,205 for Ms. Whited.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth additional information concerning grants of plan-based awards to our NEOs in 2025.

NAME AND PRINCIPAL POSITION	GRANT DATE	AWARD TYPE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (a)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (b)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

V. James Vena Chief Executive Officer	2/6/2025	Performance Stock Units				9,240	36,960	73,920				$9,000,130
	2/6/2025	Stock Options								123,195	$243.51	6,000,003
		Annual Incentive	$625,000	$2,500,000	$5,000,000

Jennifer L. Hamann EVP & Chief Financial Officer	2/6/2025	Performance Stock Units				1,848	7,392	14,784				1,800,026
	2/6/2025	Stock Options								24,639	243.51	1,200,001
		Annual Incentive	200,000	800,000	1,600,000

Eric J. Gehringer EVP Operations	2/6/2025	Performance Stock Units				1,694	6,776	13,552				1,650,024
	2/6/2025	Stock Options								22,587	243.51	1,100,061
		Annual Incentive	187,500	750,000	1,500,000

Kenny G. Rocker EVP Marketing & Sales	2/6/2025	Performance Stock Units				1,386	5,544	11,088				1,350,019
	2/6/2025	Stock Options								18,480	243.51	900,037
		Annual Incentive	187,500	750,000	1,500,000

Rahul Jalali EVP & Chief Information Officer	2/6/2025	Performance Stock Units				1,078	4,312	8,624				1,050,015
	2/6/2025	Stock Options								14,373	243.51	700,013
		Annual Incentive	150,000	600,000	1,200,000

Elizabeth F. Whited Former President	2/6/2025	Performance Stock Units				2,464	9,856	19,712				2,400,035
	2/6/2025	Stock Options								32,853	243.51	1,600,050
		Annual Incentive(c)	125,000	500,000	1,000,000
(a)The Exercise Price is the closing price of our common stock on February 6, 2025, the date of grant.
(b)Amounts reported reflect grant date fair value as calculated in accordance with FASB ASC Topic 718. Performance Stock Units are valued based on target performance achieved. Refer to Footnote (b) to the Summary Compensation Table on page 59 for the assumptions made in calculating the grant date fair value of Stock Options.
(c)Pursuant to Ms. Whited’s Transition Agreement, she served as Special Advisor until February 28, 2026. During this transition period, her 2025 AIP bonus target of $1,000,000 was prorated to $500,000.

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Annual bonuses are awarded under the Executive Incentive Plan, which allows the Committee to establish performance objectives annually in order to adjust to the changing business climate; provided that annual bonuses may not exceed 0.25% of operating income for the CEO or 0.15% of operating income for each other “covered employee” as defined under Rule 3b-7 of the Securities Exchange Act of 1934. The Committee determines incentive bonuses for the NEOs through a combination of pre-established financial performance and safety goals and an evaluation of strategic business objectives, as more fully described beginning on page 50.
On February 6, 2025, the Committee granted performance stock units (PSUs) and stock options to each of the NEOs. PSUs actually earned will be subject to continued employment through February 6, 2028. After the three-year Performance Period covering fiscal years 2025 through 2027, the executive may earn up to two times the target number of PSUs granted to that executive based on two-thirds (2/3) average annual return on invested capital (ROIC) and one-third (1/3) Operating Income Growth (OIG) over the Performance Period as compared to the OIG of the companies in the S&P 100 Industrials Index and the Class I Railroads.
If the Company does not meet the threshold ROIC level and OIG level for the three-year performance period, executives will not earn any PSUs on that component. Prior to the satisfaction of the ROIC and OIG performance criteria and the continued employment requirement, the Company does not pay dividend equivalents on the PSUs. Rather, dividend equivalents accrue during the performance and vesting period and are only paid when and to the extent the underlying PSU is earned.
PSUs that have been earned over the three-year performance period will be paid out in Company common stock following the executive’s satisfaction of the continued employment requirement. In addition, a participant may elect to defer the payment of the stock units earned pursuant to the Company’s Deferred Compensation Plan described on page 71. If the stock units are deferred, associated dividend equivalents paid on or after the date such stock units are earned also are deferred under the Deferred Compensation Plan.
Stock option grants vest annually in equal one-third installments over a three-year period from the grant date of February 6, 2025. The maximum term of stock options is 10 years. Vesting of stock option grants is subject to continued employment through each applicable vesting date. Vesting or forfeiture of these awards may occur upon termination of employment or a change-in-control as described further below in the Potential Payments Upon Separation from Service, Change-In-Control, or Death or Disability section.
As part of the February 2025 grants of PSUs and stock options, the Committee provided for the lapse of the continued employment requirement applicable to the award if an executive retires and is either age 55 with 10 years of vesting service, age 60 with 5 years of vesting service, or age 65, so long as the executive remains employed until December 31 in the year of grant. Vesting service is calculated by applying the rules for determining vesting service under the Company's Pension Plan for Salaried Employees regardless of whether the executive was ever a participant in the Pension Plan. This same provision was contained in the stock award agreements for non-executive employees.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Stock option grants to our NEOs are made annually at the February Compensation and Talent Committee meeting, and the grants are effective on the next day after approval by the Board as shown in the Grants of Plan-Based Awards Fiscal Year 2025 Table and as reflected in the table below. It has been the Company’s long-standing practice that stock options are granted on this predetermined schedule. Our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we do not time the public release of such information based on stock option grant dates.
It has also been our longstanding practice to file the Company’s Form 10-K after review and approval by the Board at its February meeting. The Company’s earnings release for the fourth quarter of the prior year is in late January.
During the period covered by this report, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

EXECUTIVE COMPENSATION

Fiscal Year 2025 Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
During the fiscal year ended 2025, each of our NEOs was awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, as summarized in the table below:

Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award (a)	Percentage Change in the Closing Market Price of the Securities
Underlying the Award Between the Trading Day Ending
Immediately Prior to the Disclosure of Material Nonpublic
Information and the Trading Day Beginning Immediately
					Following the Disclosure of Material Nonpublic Information (b)
V. James Vena Chief Executive Officer	2/6/2025	123,195	$243.51	$6,000,003	0.3%
Jennifer L. Hamann EVP & Chief Financial Officer	2/6/2025	24,639	243.51	1,200,001	0.3%
Eric J. Gehringer EVP Operations	2/6/2025	22,587	243.51	1,100,061	0.3%
Kenny G. Rocker EVP Marketing & Sales	2/6/2025	18,480	243.51	900,037	0.3%
Rahul Jalali EVP & Chief Information Officer	2/6/2025	14,373	243.51	700,013	0.3%
Elizabeth F. Whited Former President	2/6/2025	32,853	243.51	1,600,050	0.3%
(a)Amounts reported in this column reflect grant date fair values as calculated in accordance with FASB ASC Topic 718.
(b)The percentage change was determined using the closing market price of the Company’s common stock on February 6, 2025, of $243.51, which is also the trading day ending immediately prior to the Company’s filing of its 2024 Form 10-K, and the closing stock price of $244.33 on February 10, 2025, the trading day beginning immediately following the filing of the 2024 Form 10-K.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth additional information concerning Option Awards and Stock Awards held by the NEOs as of our most recent fiscal year-end, including awards granted during 2025 and described in the tables above.

	OPTION AWARDS				STOCK AWARDS
					EARNED PERFORMANCE STOCK UNITS AND RETENTION UNITS		PERFORMANCE STOCK UNITS
NAME AND PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE) (a)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK HELD THAT HAVE NOT VESTED (a)	MARKET VALUE OF SHARES OR UNITS OF STOCK HELD THAT HAVE NOT VESTED (b)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (a)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (b)

V. James Vena Chief Executive Officer	–	123,195	$243.51	2/6/2035	–	–	65,897	$15,243,294
	25,910	51,820	248.82	2/8/2034

Jennifer L. Hamann EVP & Chief Financial Officer	–	24,639	243.51	2/6/2035	6,615	$1,530,182	14,024	3,244,032
	5,938	11,876	248.82	2/8/2034
	14,354	7,177	202.81	2/9/2033
	19,263	–	244.35	2/3/2032
	20,013	–	204.45	2/4/2031
	19,881	–	186.11	2/6/2030
	5,271	–	161.57	2/7/2029
	4,243	–	124.86	2/8/2028

Eric J. Gehringer EVP Operations	–	22,587	243.51	2/6/2035	5,725	1,324,307	12,805	2,962,053
	5,398	10,796	248.82	2/8/2034
	12,422	6,211	202.81	2/9/2033
	11,559	–	244.35	2/3/2032
	10,008	–	204.45	2/4/2031
	5,592	–	186.11	2/6/2030
	5,271	–	161.57	2/7/2029

Kenny G. Rocker EVP Marketing & Sales	–	18,480	243.51	2/6/2035	3,817	882,948	10,367	2,398,094
	4,319	8,638	248.82	2/8/2034
	8,282	4,141	202.81	2/9/2033
	11,559	–	244.35	2/3/2032
	14,010	–	204.45	2/4/2031
	15,531	–	186.11	2/6/2030
	11,856	–	161.57	2/7/2029

Rahul Jalali EVP & Chief Information Officer	–	14,373	243.51	2/6/2035	3,054	706,451	7,930	1,834,368
	3,239	6,478	248.82	2/8/2034
	6,626	3,313	202.81	2/9/2033
	7,707	–	244.35	2/3/2032
	6,507	–	204.45	2/4/2031

Elizabeth F. Whited Former President	–	32,853	243.51	2/6/2035	4,453	1,030,068	19,502	4,511,203
	8,637	17,274	248.82	2/8/2034
	9,662	4,831	202.81	2/9/2033
	13,485	–	244.35	2/3/2032
	15,012	–	204.45	2/4/2031
	18,639	–	186.11	2/6/2030

EXECUTIVE COMPENSATION
(a)The following table reflects the scheduled vesting dates for all unvested stock options as shown in the Number of Securities Underlying Unexercised Options (Unexercisable) column, unvested stock units as shown in the Number of Shares or Units of Stock Held That Have Not Vested column, and unearned performance units as shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested column in the above table.

NAME AND PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED AND UNVESTED OPTIONS (i)	OPTION VEST DATE	OPTION EXPIRATION DATE	NUMBER OF UNITS OF STOCK HELD THAT HAVE NOT VESTED (ii)	UNEARNED PERFORMANCE UNITS (iii)	UNIT VEST DATE
V. James Vena Chief Executive Officer	41,065	2/6/2028	2/6/2035		36,960	2/6/2028
	41,065	2/6/2027	2/6/2035		28,937	2/8/2027
	41,065	2/6/2026	2/6/2035
	25,910	2/8/2027	2/8/2034
	25,910	2/8/2026	2/8/2034
Jennifer L. Hamann EVP & Chief Financial Officer	8,213	2/6/2028	2/6/2035		7,392	2/6/2028
	8,213	2/6/2027	2/6/2035		6,632	2/8/2027
	8,213	2/6/2026	2/6/2035	6,615	–	2/9/2026
	5,938	2/8/2027	2/8/2034
	5,938	2/8/2026	2/8/2034
	7,177	2/9/2026	2/9/2033
Eric J. Gehringer EVP Operations	7,529	2/6/2028	2/6/2035		6,776	2/6/2028
	7,529	2/6/2027	2/6/2035		6,029	2/8/2027
	7,529	2/6/2026	2/6/2035	5,725	–	2/9/2026
	5,398	2/8/2027	2/8/2034
	5,398	2/8/2026	2/8/2034
	6,211	2/9/2026	2/9/2033
Kenny G. Rocker EVP Marketing & Sales	6,160	2/6/2028	2/6/2035		5,544	2/6/2028
	6,160	2/6/2027	2/6/2035		4,823	2/8/2027
	6,160	2/6/2026	2/6/2035	3,817	–	2/9/2026
	4,319	2/8/2027	2/8/2034
	4,319	2/8/2026	2/8/2034
	4,141	2/9/2026	2/9/2033
Rahul Jalali EVP & Chief Information Officer	4,791	2/6/2028	2/6/2035		4,312	2/6/2028
	4,791	2/6/2027	2/6/2035		3,618	2/8/2027
	4,791	2/6/2026	2/6/2035	3,054	–	2/9/2026
	3,239	2/8/2027	2/8/2034
	3,239	2/8/2026	2/8/2034
	3,313	2/9/2026	2/9/2033
Elizabeth F. Whited Former President	10,951	2/6/2028	2/6/2035		9,856	2/6/2028
	10,951	2/6/2027	2/6/2035		9,646	2/8/2027
	10,951	2/6/2026	2/6/2035	4,453	–	2/9/2026
	8,637	2/8/2027	2/8/2034
	8,637	2/8/2026	2/8/2034
	4,831	2/9/2026	2/9/2033
(i)Reflects a stock option grant that vests one-third of the total each year for three years from the date of grant.
(ii)Reflects performance stock units granted on February 9, 2023, that were earned but not yet vested and settled as of December 31, 2025.
(iii)Reflects the target amount that may be earned for the performance stock units granted on February 8, 2024, and the target amount that may be earned for the performance stock units granted on February 6, 2025. These performance stock units are each subject to a three-year performance period ending December 31, 2026, and December 31, 2027, respectively.
(b)Reflects the closing price per share of the common stock on the last business day of the fiscal year multiplied by the number of shares. The closing price per share was $231.32 on December 31, 2025.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal Year 2025
The following table shows a summary of the stock options exercised by the NEOs and stock awards that vested during the year.

	OPTION AWARDS		STOCK AWARDS
NAME AND PRINCIPAL POSITION	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED UPON EXERCISE (a)	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED UPON VESTING (a)
V. James Vena Chief Executive Officer	0	$0	0	$0
Jennifer L. Hamann EVP & Chief Financial Officer	3,500	453,460	5,525	1,345,393
Eric J. Gehringer EVP Operations	0	0	3,316	807,479
Kenny G. Rocker EVP Marketing & Sales	0	0	3,316	807,479
Rahul Jalali EVP & Chief Information Officer	0	0	2,210	538,157
Elizabeth F. Whited Former President	7,500	663,225	3,868	941,897
(a)Value Realized Upon Exercise is calculated based upon the difference between the market price of the Company’s common stock on the exercise date and the exercise price of the options. Value Realized Upon Vesting is calculated based upon the fair market value of the Company’s common stock on the vesting times the number of shares vested.

EXECUTIVE COMPENSATION

Pension Benefits at 2025 Fiscal Year-End
The table below sets forth the estimated present value of accumulated benefits payable under the Company’s defined benefit pension plans to the NEOs payable at the normal retirement age of 65 based on service and annual earnings (base salary and bonus, as described below) considered by the plans for the period through December 31, 2025. The present value was calculated as of December 31, 2025, based on the benefit at the normal retirement age of 65 paid in the form of a single life annuity. The present value factors used to determine the reported amounts are based on the sex distinct, white collar, Mercer Industry Longevity Experience Study Retiree Table for the Auto, Industrial Goods, and Transportation industry group projected using Scale MP-2021 as of December 31, 2025, and the discount rate as disclosed in Note 5 in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. For purposes of reporting the change in pension value in the Summary Compensation Table, present value factors for the year ended December 31, 2024, were based on the sex distinct, white collar, Mercer Industry Longevity Experience Study Retiree Table for the Auto, Industrial Goods, and Transportation industry group projected using Scale MP-2021 as of December 31, 2024, and the discount rate as disclosed in Note 5 in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
For both mortality tables, no pre-retirement decrements (i.e., death, disability) were assumed.

NAME AND PRINCIPAL POSITION	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE	PRESENT VALUE OF ACCUMULATED BENEFIT (a)	PAYMENTS DURING LAST FISCAL YEAR

V. James Vena (b) Chief Executive Officer	–	–	–	–

Jennifer L. Hamann EVP & Chief Financial Officer	Basic Plan	34.0000	$1,447,574	$–
	Supplemental Plan	34.0000	4,831,055	–

Eric J. Gehringer EVP Operations	Basic Plan	20.0000	449,591	–
	Supplemental Plan	20.0000	1,377,170	–

Kenny G. Rocker EVP Marketing & Sales	Basic Plan	31.4167	980,042	–
	Supplemental Plan	31.4167	2,910,732	–

Rahul Jalali (b) EVP & Chief Information Officer	–	–	–	–

Elizabeth F. Whited Former President	Basic Plan	38.0833	1,617,673	–
	Supplemental Plan	38.0833	6,858,161	–
(a)Present values for Ms. Hamann and Ms. Whited are based on the single life annuity payable at age 65 and include the present values of the joint life benefit (amount payable to the surviving spouse upon participant’s death). As of December 31, 2025, Mr. Gehringer and Mr. Rocker were not eligible for the surviving spouse benefit. We do not have a lump-sum payment option under our plans.
(a)Mr. Vena and Mr. Jalali were elected after January 1, 2018, and like other employees hired after this date, receive a comprehensive thrift plan benefit instead of participation in the Company’s combined thrift plan and pension plan offering that was available to employees hired prior to January 1, 2018.
Pensions for our NEOs are provided through the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates (Basic Plan) and the Supplemental Pension Plan for Officers and Managers of Union Pacific Corporation and Affiliates (Supplemental Plan). The pension benefit formula for both the Basic Plan and the Supplemental Plan is (i) 1.667% of final average compensation times credited service (up to 30 years), plus (ii) 1% of final average compensation times credited service above 30 years (not to exceed 40 years) minus (iii) 1.5% of Social Security or Railroad Retirement benefit times credited service (not to exceed 40 years). The amount of the annual pension benefit from both Plans is based upon final average compensation for the 36 consecutive months of highest regular compensation (base salary and up to three annual bonus plan awards within the 36-month period) within the 120-month period immediately preceding retirement. Credited service includes the years and months of service as a non-agreement employee and may include certain periods of agreement service or service with an acquired company. Both the Basic Plan and the Supplemental Plan were amended effective January 1, 2018 to provide that an employee hired or rehired on or after January 1, 2018, or who otherwise was not accruing a benefit under the Basic Plan on December 31, 2017, is not eligible to participate in the Basic Plan or the Supplemental Plan.

EXECUTIVE COMPENSATION
The Supplemental Plan is an unfunded non-contributory plan that, unlike the Basic Plan, provides for the grant of additional years of service and deemed age, for the inclusion of compensation in excess of IRS prescribed limits ($350,000 for 2025) and deferred annual bonuses in the calculation of final average compensation and for any benefit in excess of limitations provided for under Section 415(b) of the Code (for 2024, the lesser of 100% of the executive’s average compensation for his or her highest three years of service or $280,000). The Committee may grant additional years of service and deemed age credit to any participant as it determines appropriate.
Under both the Basic Plan and the Supplemental Plan, an executive’s age and vesting service upon termination of employment with the Company determines whether the executive is eligible for a normal retirement, early retirement, postponed retirement, or a vested benefit. Vesting service generally includes all service while an employee is with the Company, whether or not the employment counts as credited service. Normal retirement is offered to employees who end their employment at age 65 and benefits are not reduced. Postponed retirement is when an employee continues employment past age 65 and benefits are not reduced. Early retirement is offered to employees who end their employment between ages 55 and 65 and have at least ten years of vesting service. The benefit is reduced if payments begin before age 65, to reflect the expectation that benefits will be paid over a longer period of time. A vested benefit is offered to employees who end their employment before age 65 with at least five years of vesting service but do not satisfy the requirements for early retirement. This benefit is available as early as age 55. The benefit is reduced if payments begin before age 65. However, those reductions will be greater than those applied if the employee was eligible for early retirement. As of December 31, 2025, Ms. Hamann and Ms. Whited were eligible for early retirement under both Plans. Mr. Rocker and Mr. Gehringer were eligible to receive a vested benefit.
Benefits from both Plans are normally paid as a single life annuity providing monthly benefits for the employee’s life. The employee may waive the single life annuity and elect to receive the benefit in a different optional form. With respect to the Supplemental Plan benefit, this election must occur at least six months before, and no later than, the calendar year immediately preceding the benefit start date. Subject to eligibility conditions, the available optional forms of benefit include: 25%, 50%, 75%, or 100% Joint and Survivor Annuity; 10-Year Certain and Continuous; or, for the Basic Plan benefit only, a Level Income option. All optional forms of benefit are actuarially equal in value to the single life annuity. The Plans do not offer a lump-sum payment as an optional form. No NEO received any payments under either Plan during 2025.

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation at 2025 Fiscal Year-End
The Company has two non-qualified deferred compensation plans: the Supplemental Thrift Plan, which permits an executive to defer amounts from base salary; and the Deferred Compensation Plan, which permits deferral of bonuses awarded under the Executive Incentive Plan and deferral of stock unit awards made under the 2004 Stock Incentive Plan, the 2013 Stock Incentive Plan, and the 2021 Stock Incentive Plan (collectively, the Stock Incentive Plans). Amounts deferred under each of these arrangements represents unfunded, unsecured obligations of the Company. The table below shows NEO and Company allocations under these arrangements, earnings accrued on all amounts that the NEOs have deferred under the plans, and the balances under each plan as of December 31, 2025. Executive incentive bonus deferrals and stock unit award deferrals under the Deferred Compensation Plan are shown separately.

NAME AND PRINCIPAL POSITION	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR (a)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR (b)	AGGREGATE EARNINGS/ (LOSS) IN LAST FISCAL YEAR (c)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FISCAL YEAR END (d) (e)

V. James Vena Chief Executive Officer	Supplemental Thrift	$67,500	$101,250	$10,558	$0	$323,238
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	0	0	0	0	0

Jennifer L. Hamann EVP & Chief Financial Officer	Supplemental Thrift	53,625	10,725	42,445	0	387,800
	Executive Incentive Deferral	326,450	0	60,283	0	572,625
	Deferral of Stock Unit Awards	1,345,393	0	(37,368)	0	1,308,025

Eric J. Gehringer EVP Operations	Supplemental Thrift	20,600	10,300	20,793	0	143,422
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	807,479	0	10,497.26	0	1,680,324

Kenny G. Rocker EVP Marketing & Sales	Supplemental Thrift	0	0	14,706	0	104,868
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	0	0	1,151	0	80,962

Rahul Jalali EVP & Chief Information Officer	Supplemental Thrift	32,000	19,200	21,994	0	216,828
	Executive Incentive Deferral	448,869	0	141,667	0	1,081,150
	Deferral of Stock Unit Awards	0	0	0	0	0

Elizabeth F. Whited Former President	Supplemental Thrift	0	0	67,370	0	478,314
	Executive Incentive Deferral	0	0	61,832	0	487,000
	Deferral of Stock Unit Awards	941,897	0	80,994	0	4,388,062
(a)Executive Contributions in the Last Fiscal Year under the Supplemental Thrift Plan are amounts that are also reported in the Salary column in the Summary Compensation Table.
(b)Company Contributions in the Last Fiscal Year were reported as All Other Compensation in the Summary Compensation Table for 2025.
(c)Aggregate Earnings on deferred stock unit awards represent appreciation or loss in the value of Company common stock and dividend equivalents, which are deemed to be reinvested in Company common stock.
(d)Amounts reported in Aggregate Balance at Last Fiscal Year End that were reported in the Salary column of the Summary Compensation Table for 2024 and 2023, but deferred under the Supplemental Thrift Plan are, Ms. Hamann, $50,500 and $45,500; Mr. Gehringer, $18,300 and $14,950; Mr. Rocker, $0 and $15,300; Mr. Jalali, $29,750 and $17,958, and Ms. Whited, $99,333 and $62,871, respectively. Amounts reported in Aggregate Balance at Last Fiscal Year End that were reported in the All Other Compensation column of the Summary Compensation Table for 2024 and 2023, representing Company contributions to the Supplemental Thrift Plan are, for Ms. Hamann, $10,100 and $9,100; Mr. Gehringer, $9,150 and $7,475; Mr. Rocker, $0 and $7,475; Mr. Jalali, $11,900 and $10,775; and Ms. Whited, $14,900 and $9,431, respectively.
(e)The Aggregate Balance at Last Fiscal Year End for deferred stock unit awards represents 5,655 shares of Company common stock for Ms. Hamann, 7,264 shares of Company common stock for Mr. Gehringer, 350 shares of Company common stock for Mr. Rocker, and 18,970 shares of Company common stock for Ms. Whited.

EXECUTIVE COMPENSATION
Deferral Amounts
Supplemental Thrift Plan. The Supplemental Thrift Plan is available to executives who otherwise participate in the Company’s Thrift Plan, which is a defined contribution plan intended to be a plan qualified under Section 401(a) of the Code. The Qualified Thrift Plan permits executives to contribute, on a pre-tax, Roth and/or after-tax basis from 1% to 75% (combined) of base salary through payroll deductions. An executive is not permitted to defer amounts from base salary under the terms of the Supplemental Thrift Plan until the earlier of the following: (i) the amount of base salary paid to the executive during the year equals the IRS prescribed limit ($350,000 for 2025); or (ii) the contributions to the Qualified Thrift Plan made by or on behalf of the executive (including matching and other employer contributions) equal the IRS prescribed annual addition limit under Section 415(c) of the Code ($70,000 in 2025). An executive who has elected to participate in the Supplemental Thrift Plan before the start of the calendar year in which one of these limits is reached will have payroll deductions on a pre-tax basis continued from his/her base pay for the remainder of the calendar year at a percentage that may differ from the percentage rate(s) the executive elected under the Qualified Thrift Plan as of the first day of the calendar year. Under the Supplemental Thrift Plan, the executive may defer from 1% to 75% of base salary. Currently, and unless the changes described in the following paragraph apply to the executive, the Company credits a matching amount equal to 50 cents of each dollar an executive defers to the Supplemental Thrift Plan for a pay period up to 6% of the executive’s base pay for the pay period.
The Supplemental Thrift Plan was amended effective January 1, 2018, as part of the changes made to the Company’s overall retirement plan design strategy, including closing the Company’s pension plan for certain employees (see pages 67 and 72). The Supplemental Thrift Plan changes will apply to an executive hired or rehired by the Company on or after January 1, 2018, or who was not accruing a benefit under the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates on December 31, 2017 (a “Post-2017 Executive”). The same general rules described above regarding executive deferrals continue to apply to Post-2017 Executives, except that the matching amount the Company credits under the Supplemental Thrift Plan is $1 for every dollar a Post-2017 Executive defers to the Supplemental Thrift Plan for a pay period up to 6% of the Post-2017 Executive’s base salary for the pay period. Furthermore, a Non-Elective Contribution feature (“NEC”) was added to both the Qualified Thrift Plan and Supplemental Thrift Plan. The NEC amount equals 3% of the Post-2017 Executive’s base salary for the calendar year. The NEC amount credited on behalf of a Post-2017 Executive under the Supplemental Thrift Plan for a calendar year is the difference between the NEC calculated under the terms of the Qualified Thrift Plan (but determined without regard to the IRS limits described in the paragraph above) and the amount of the NEC actually contributed to the Qualified Thrift Plan on behalf of the Post-2017 Executive after taking into account those limits. The NEC amount contributed to the Qualified Thrift Plan or credited to the Supplemental Thrift Plan occurs in January of the year immediately following the year to which the NEC is attributable.
Deferred Compensation Plan. The Deferred Compensation Plan allows for the deferral of all or a portion of a bonus awarded under the Executive Incentive Plan and for the deferral of payment of stock units, both retention and performance based, awarded under the Stock Incentive Plan. An executive must elect by June 30th of the calendar year for which the bonus amount is awarded whether to defer any or all of his or her bonus award for such year. For retention stock units, an executive’s election to defer payment of a vested award must be made prior to the beginning of the calendar year for which the retention stock unit award is granted to the executive. For performance stock units, an executive must elect by June 30th of the first year of the three-year performance period whether to defer the payment of the entire award of vested and earned performance stock units.
Rate of Return Provisions
Notional accounts in the Supplemental Thrift Plan are deemed to be invested in one or more of the investment options offered in the Qualified Thrift Plan, as selected by the participating executive. Notional accounts in the Deferred Compensation Plan for bonus amounts deferred currently can be invested in the same investment options, along with the Company’s Fixed Rate Fund that bears interest equal to 120% of the Applicable Federal Long-Term Annual rate for January of the applicable year. The Vanguard Group administers all notional accounts. Executives can generally transfer amounts between investment funds each business day. Earnings reflect the increase or decrease in the value of those investment funds and any interest or dividends earned by those funds, to the same extent as if amounts were actually invested in those investment funds.
Notional accounts in the Deferred Compensation Plan for stock units deferred are invested in notional shares of the Company’s common stock. The value of each stock unit deferred is equivalent to that of one share of Company common stock. Amounts equivalent to the dividends paid on Company common stock are added to an executive’s notional account when actual dividends are paid and are credited as reinvested in additional notional shares. These amounts are tracked through notional accounts maintained by the Company.

EXECUTIVE COMPENSATION
Payment Elections, Withdrawals and Distributions
The Company adopted amended and restated plans effective as of January 1, 2009, in order to satisfy the requirements of Section 409A of the Code. Non-qualified deferred compensation amounts not subject to Section 409A of the Code, (i.e., amounts credited to an executive’s notional account as of December 31, 2004, and earnings thereon), are available for distribution or withdrawal in accordance with the terms of the Grandfathered Component of the Supplemental Thrift Plan or the Grandfathered Component of the Deferred Compensation Plan, as applicable. Non-qualified deferred compensation amounts subject to Section 409A of the Code, (i.e., amounts credited to an executive’s notional account on and after January 1, 2005, and earnings thereon), are available for distribution in accordance with the terms of the Non-Grandfathered Component of the Supplemental Thrift Plan or Non-Grandfathered Component of the Deferred Compensation Plan, as applicable.
409A Non-Grandfathered Components-Supplemental Thrift and Deferred Compensation Plans
NEOs made payment elections with respect to their then-existing notional account balances under the Non-Grandfathered Component of both the Supplemental Thrift Plan and the Deferred Compensation Plan prior to the end of 2008. Generally speaking, NEOs who first participated in the Non-Grandfathered Component of the Supplemental Thrift Plan in 2009 or later may make a payment election under the Non-Grandfathered Component of the Supplemental Thrift Plan in the calendar year prior to the calendar year his or her initial deferral election becomes effective. A payment election made under the Non-Grandfathered Component of the Supplemental Thrift Plan also will apply with respect to compensation an executive elects to defer in the future under the Non-Grandfathered Component of the Supplemental Thrift Plan. Executives may make a separate payment election with respect to each bonus, retention stock unit or performance stock unit award deferred under the Non-Grandfathered Component of the Deferred Compensation Plan at the same time the deferral election is made. Generally, the same payment option must be elected for all awards of the same type (i.e., bonus or stock units) deferred to separation from service under the Non-Grandfathered Deferred Compensation Plan.
The Non-Grandfathered Component of both the Supplemental Thrift Plan and Deferred Compensation Plan provide the following payment options: (i) a single sum distribution at separation from service or in January of the next year following separation from service, (ii) annual installments over a period not exceeding 15 years, with the initial installment being paid as soon as administratively practicable following the executive’s separation from service or in January of the year next following such separation from service, or (iii) a single sum distribution in January of a specified year that is not earlier than 2 years and not later than 15 years following the executive’s separation from service. However, if the executive first participates in the Non-Grandfathered Component of the Supplemental Thrift Plan after December 31, 2017, the single sum or installment payments described above cannot be made or commence before the January of the year following the year in which the executive separates from service. The Non-Grandfathered Component of the Deferred Compensation Plan also permits an executive to elect to receive payment at the earlier of: (i) July of a year specified by the executive, or (ii) separation from service. In no case, however, will an amount payable on account of a NEO’s separation from service be paid from either Non-Grandfathered Component before the date that is six months after such executive’s separation from service.
Generally speaking, under both plans, an executive who does not make a timely election will receive the Non-Grandfathered Component of his or her notional account at the time of his or her separation from service in a single sum payment, subject to the six-month delay as described in the last sentence of the immediately preceding paragraph. However, an executive who first participates in the Non-Grandfathered Component of the Supplemental Thrift Plan after December 31, 2017, and who does not make a timely election will receive his or her notional account in January of the year following the executive’s separation from service, subject to the six-month delay rule. In the event an executive dies before receiving payment of his or her entire notional account balance, the unpaid balance is paid in a single sum to the executive’s beneficiary.
Generally, no withdrawals are permitted from the notional accounts maintained in connection with the Non-Grandfathered Components of either the Supplemental Thrift Plan or the Deferred Compensation Plan prior to the executive’s separation from service.
Under the terms applicable to the Non-Grandfathered Components of the Deferred Compensation Plan and the Supplemental Thrift Plan, an executive may modify his or her payment election if such modification election is made prior to the executive’s separation from service and at least 12 months prior to the date payments would have commenced in accordance with the prior election. In addition, the modification must have the effect of postponing the payment commencement date by at least five years.

EXECUTIVE COMPENSATION
409A Grandfathered Components—Supplemental Thrift and Deferred Compensation Plans
An executive can take a withdrawal in cash from the Grandfathered Component of his or her notional account under the Supplemental Thrift Plan or the Deferred Compensation Plan prior to separation from service, provided that 10% of the amount withdrawn will be irrevocably forfeited by the executive.
Following an executive’s separation from service, the general rule is that an executive’s notional account under the Grandfathered Component of each plan is distributed in a single sum cash payment as soon as administratively practicable. However, an executive can elect at least six months prior to his or her separation from service and in the calendar year preceding such separation from service that such component be paid under one of the following payment options: (i) a single sum cash payment at separation from service or in January of the year next following his or her separation from service, (ii) annual installments over a period not exceeding 15 years, with the initial installment being paid as soon as administratively practicable following the executive’s separation from service or in January of the year next following such separation from service, or (iii) a single sum cash payment in January of a specified year that is not later than 15 years following the executive’s separation from service. The Grandfathered Component of the Deferred Compensation Plan also permits an executive to elect to receive payment at the earlier of: (i) July of a year specified by the executive, or (ii) separation from service. This election may be changed at least six months prior to the scheduled payment date and in the calendar year preceding such date. With respect to the Grandfathered Component of the Supplemental Thrift Plan, an executive’s payment election applies to the executive’s entire notional account balance. With respect to the Grandfathered Component of the Deferred Compensation Plan, an executive may make a separate payment election for each bonus award under the Executive Incentive Plan or stock unit award under the Stock Incentive Plan; provided that the executive must elect the same payment option for all such awards of the same type (i.e., bonus or stock units) deferred to separation from service.

Potential Payments Upon Separation from Service, Change-In-Control, or Death or Disability
The information below describes certain compensation that would have become payable by the Company under existing plans assuming a separation from service or change-in-control and separation from service occurred on December 31, 2025 (based upon the Company’s closing stock price on December 31, 2025, of $231.32), given the NEOs’ current compensation and service levels as of such date. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the qualified Pension Plan for Salaried Employees, health care benefits and disability benefits. In addition, these benefits do not take into account any arrangements that do not currently exist but may be offered by the Company in connection with an actual separation from service or a change-in-control or other factors that may vary from time to time. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the triggering event, the Company’s stock price, the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age.
Separation from Service
In the event of the separation from service of any of the NEOs on December 31, 2025, for any reason, the executive would be entitled to the executive’s accumulated retirement benefits under the Basic and Supplemental Plans in the payment forms set forth in the Pension Benefits at 2025 Fiscal Year-End Table on page 67. Under both Plans, the executive must be at least age 55 and have 5 years of service (including deemed service under the Supplemental Plan) with the Company, or at least age 65 regardless of years of service, for benefits to be payable immediately. Assuming a termination date of December 31, 2025, Ms. Hamann and Ms. Whited were eligible to begin Basic Plan benefits immediately at January 1, 2026, and are required to begin Supplemental Plan benefits as of that date, although the first six months’ benefit payments are delayed and would be paid (without interest) on July 1, 2026. The monthly amount payable as a single life annuity under the Supplemental Plan for Ms. Hamann was $34,690 and for Ms. Whited was $49,098. Assuming a termination date of December 31, 2025, Mr. Gehringer would be eligible to begin his benefit on April 1, 2034. The monthly amount payable as a single life annuity under the Supplemental Plan for Mr. Gehringer would be $12,712. Assuming a termination date of December 31, 2025, Mr. Rocker would be eligible to begin his benefit on December 1, 2026. The monthly amount payable as a single life annuity under the Supplemental Plan for Mr. Rocker would be $17,729.
Each of the NEOs would also be entitled to the amount shown in the Nonqualified Deferred Compensation at 2025 Fiscal Year-End Table on page 69. Notional returns continue to be credited and debited under these plans through the actual payment date, so amounts may differ at the time of an actual separation from service or change-in-control.

EXECUTIVE COMPENSATION
For any unvested equity awards, the Compensation and Talent Committee may, but is not required to, waive the related restriction period and/or employment requirements. As described in the Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table on page 62, the 2025 equity awards provided for the lapse of the continued employment requirement applicable to the award if an executive retires and has attained either age 55 with 10 years of vesting service, age 60 with 5 years of vesting service, or age 65 under the Company pension plan, so long as the executive remained employed until December 31st in the year of grant. The unvested equity awards granted in 2023 and 2024, provided for the lapse of the continued employment requirement if an executive retires and has attained age 62 with 10 years of vesting service and remains employed until September 30th in the year of grant. Vesting service is determined by applying the Basic Plan's rules for determining vesting service, regardless of whether the executive was ever a participant in the Basic Plan.
Mr. Vena’s equity awards granted in 2024 will continue to vest in full, and his vested options will remain exercisable for five years from the date of retirement, if he has served at least two years from the date he commenced service as CEO, gives at least 180 days’ notice of his retirement and assists in the transition of his role to his successor.
Change-in-Control
The Continuity Plan provides severance benefits to the NEOs in the event (i) a change-in-control occurs and (ii) the NEO incurs a severance within the two-year period following such change-in-control. Severance means a separation from service (as such term is defined in Section 409A of the Code and the regulations promulgated thereunder): (i) by the Company other than for cause or pursuant to mandatory retirement policies in existence prior to the change-in-control, or (ii) by the NEO for good reason on or after the change-in-control.
Under the Continuity Plan, a change-in-control means any of the following:
•any “person,” as defined in the Exchange Act, becomes the “beneficial owner,” as defined in the Exchange Act, of 20% or more of our outstanding voting securities;
•there is a change in 50% of the composition of the Board of Directors (such change must be due to new directors not recommended by the Board);
•a merger, consolidation or reorganization that results in our shareholders holding 50% or less of the outstanding voting securities of the post-transaction entity; or
•a liquidation, dissolution or sale of all or substantially all of our assets.
The Continuity Plan defines a severance “for cause” if it is for any of the following reasons: (i) the NEO has willfully and continually failed to substantially perform his or her duties, or (ii) the NEO has willfully engaged in conduct that is demonstrably injurious to the Company, monetarily or otherwise.
A severance of the NEO is for “good reason” if it is for any of the following reasons without the NEOs written consent: (i) the assignment to the NEO of duties that are materially inconsistent with the NEO’s duties immediately prior to the change-in-control or any material diminution in the nature or scope of the NEO’s responsibilities from those in effect immediately prior to the change-in-control; (ii) a reduction in the NEO’s base salary or annual bonus opportunity in effect immediately prior to the change-in-control; provided, however, that such reduction results in a material diminution in the total package of compensation and benefits provided to the NEO; (iii) a material reduction in the NEO’s pension, thrift, medical or long term disability benefits provided to the NEO immediately prior to the change-in-control; provided, however, that such reduction results in a material diminution in the total package of compensation and benefits provided to the NEO; or (iv) the failure by any successor, to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform under the Continuity Plan.
In the event of a qualifying severance following a change-in-control, each of the NEOs receives a lump-sum severance payment equal to the sum of (i) his or her annual base salary in effect at the time of his or her severance and (ii) the average annual bonus earned under the Executive Incentive Plan in the most recent three calendar years; multiplied by 3 for Mr. Vena and by 2 for Ms. Hamann, Mr. Gehringer, Mr. Rocker, and Mr. Jalali.
The Continuity Plan provides in the event of a qualifying severance following a change-in-control that all unvested stock options granted to each NEO vest and become exercisable for a period of three years (or five years if the NEO is retirement eligible) from the NEO’s separation from service. In no event will the period exceed the remaining term of the option. For outstanding performance stock units, the NEO will be entitled to receive shares equal to the number of performance stock units at the level of performance criteria actually achieved through the end of each year prior to the date of the change-in-control and through the end of the most recent fiscal quarter ending prior to the date of the change-in-control.
Other benefits under the Continuity Plan include the continuation of health coverage and dental coverage for three years following a NEO’s severance (or, if sooner, until the NEO attains the age of 52, at which time the NEO is eligible to receive benefits under the Company’s retiree medical benefit plans, if the NEO’s original hire date is before January 1, 2004); provided, however, that (i) the NEO will pay the fair market value of such coverage (active or retiree, as applicable) as determined under Section 61 of the Code and the regulations promulgated thereunder, and (ii) benefit amounts received by the NEO will be reduced by any benefits received by the NEO from a subsequent employer.

EXECUTIVE COMPENSATION
The Continuity Plan does not provide for any tax gross-ups. As a result, none of the Company’s executives, including the NEOs, are eligible to receive any excise tax gross-up on any severance payment received under the Continuity Plan.
The table below sets forth the estimated value of the severance payments, welfare benefits, and accelerated equity awards for each NEO, assuming a change-in-control had occurred as of December 31, 2025, and the NEO’s employment had immediately terminated without cause or for good reason as of that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments. If the payments due to a change-in-control were to result in an excise tax being due, the aggregate payments would be reduced to the largest amount which could be paid without triggering an excise tax. The amounts reported in the table below do not reflect the application of any reduction in benefits.

NAME AND PRINCIPAL POSITION	CASH SEVERANCE PAYMENT (a)	ACCELERATED VESTING OF STOCK OPTIONS (b)	ACCELERATED VESTING OF PERFORMANCE STOCK UNITS (c)	OTHER (d)	PRE-TAX TOTAL

V. James Vena Chief Executive Officer	$9,905,263	$0	$15,243,294	$0	$25,148,557
Jennifer L. Hamann EVP & Chief Financial Officer	2,724,867	204,616	4,774,213	36,786	7,740,482
Eric J. Gehringer EVP Operations	2,631,792	177,076	4,286,360	60,264	7,155,491
Kenny G. Rocker EVP Marketing & Sales	2,459,792	118,060	3,281,043	60,264	5,919,159
Rahul Jalali EVP & Chief Information Officer	2,032,459	94,454	2,540,819	36,786	4,704,517
Elizabeth F. Whited (e) Former President	–	–	–	–	–
(a)This amount is based on 2025 salary and three-year average bonus multiplied by the Continuity Plan severance multiple.
(b)This amount is based upon the difference between the exercise price of the options and the Company’s closing stock price on December 31, 2025, of $231.32.
(c)This amount is based on the Company’s closing stock price on December 31, 2025, of $231.32 and assumes a payout of performance stock units (PSUs) at 86% for PSUs granted February 9, 2023, for the performance period ended December 31, 2025; at target for PSUs granted February 8, 2024 and February 6, 2025.
(d)For a termination as of December 31, 2025, this amount includes the cost of medical premiums paid by the Company for three years and assumes no benefit reduction from a subsequent employer.
(e)Ms. Whited ceased to serve as the Company's President on June 30, 2025, and did not participate in the Continuity Plan as of December 31, 2025.
Death or Disability
In the event a NEO ceases to be an employee due to death or disability under the Company’s long-term disability plan, the NEO’s unvested stock options will fully vest and vested options will remain outstanding until the earlier of (a) five years or (b) their original expiration date. For PSUs granted in 2023 and 2024, in the event a NEO, other than Mr. Vena, ceases to be an employee by way of death or disability under the Company’s long-term disability plan, a pro-rata portion of the NEO’s PSUs will remain outstanding and be settled to the extent earned at the end of the three-year performance period. The pro-rata portion is determined based on the number of years during the three-year performance period the NEO remains continuously employed prior to the date of death or disability. The NEO must remain continuously employed through September 30th of the performance year in order to be credited with a year of service for such year. The same treatment applies to Mr. Vena’s 2024 PSUs for termination due to death or disability, except there would be no proration, and Mr. Vena's 2024 PSUs would vest in full, with PSUs earned based on actual performance over the full performance period. In addition, in the event of Mr. Vena’s termination without cause, the treatment of his options and PSUs granted in 2024 would be the same as in the event of his death or disability.
For PSUs granted in 2025, in the event a NEO ceases to be an employee by way of death or disability under the Company’s long-term disability plan, the PSUs will remain outstanding and be settled to the extent earned at the end of the three-year performance period.

EXECUTIVE COMPENSATION
Set forth below is the estimated value of the accelerated vesting of performance stock units and stock options for each NEO as of December 31, 2025.

NAME	ACCELERATED VESTING OF PERFORMANCE STOCK UNITS (a)	ACCELERATED VESTING OF STOCK OPTIONS (b)

V. James Vena Chief Executive Officer	$15,243,294	$0
Jennifer L. Hamann EVP & Chief Financial Officer	4,262,765	204,616
Eric J. Gehringer EVP Operations	3,821,406	177,076
Kenny G. Rocker EVP Marketing & Sales	2,909,080	118,060
Rahul Jalali EVP & Chief Information Officer	2,261,847	94,454
Elizabeth F. Whited Former President	4,797,577	137,732
(a)This amount is based on the Company’s closing stock price on December 31, 2025, of $231.32 and assumes a payout of performance stock units (PSUs) at 86% for PSUs granted February 9, 2023, for the performance period ended December 31, 2025; at target for PSUs granted February 8, 2024 and February 6, 2025.
(b)Amounts are calculated based on the number of unvested option shares multiplied by the difference in the Company’s closing stock price on December 31, 2025, of $231.32 and the exercise price on the grant date. The exercise price of the stock options granted on February 9, 2023, is $202.81; the exercise price of the stock options granted on February 8, 2024, is $248.82; the exercise price of the stock options granted on February 6, 2025, is $243.51.

Pay Ratio Disclosure
The median 2025 annual total compensation of all our employees as of December 31, 2025, was $134,454.* The 2025 annual total compensation of V. James Vena, our Chief Executive Officer (CEO), was $20,296,362. The resulting CEO pay ratio of these amounts was 151:1. The median employee is a system anchor applicator operator in the Engineering department whose compensation is subject to a national collective bargaining agreement.
In determining the median employee, we utilized reasonable estimates. We identified the median employee by examining the 2025 W-2 box 1 income (Taxable Income) for all individuals on December 31, 2025, other than our CEO. We included all employees, whether employed on a full-time, part-time, or seasonal basis except that we excluded 26** of our non-U.S. employees, under the SEC’s de minimis exemption, since these employees represent less than 0.1% of our approximately 33,170 employees who were issued a W-2 in 2025. Taxable Income for non-seasonal employees who were not employed for the full-year was annualized. The employees were then ranked based on Taxable Income and the median employee selected.
After identifying the median employee based on Taxable Income, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the 2025 Summary Compensation Table on page 59.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
__________________
*The median annual compensation amount reported in the Company’s Form 10-K for the year ended December 31, 2025, was $107,889 and is calculated differently than the $134,454 amount noted above. The $134,454 includes amounts for pre-tax medical premiums and employer cost of health coverage.
**Our non-U.S. employees are comprised of 25 employees in Mexico and 1 employee in Taiwan.

Pay versus Performance Disclosure
The following table provides a summary of compensation actually paid, as defined by the SEC (CAP), to the principal executive officer (PEO), the average CAP for the other non-PEO named executive officers (Other NEOs), total shareholder return (TSR), net income, and the Company-selected financial measure (CSM) of operating income for 2025, 2024, 2023, 2022, and 2021.

Year	Summary Compensation Table Total for PEO V. James Vena (a)	Compensation Actually Paid to PEO V. James Vena (a)(c)	Summary Compensation Table Total for PEO Lance M. Fritz (a)	Compensation Actually Paid to PEO Lance M. Fritz (a)(c)	Average Summary Compensation Table Total for Non-PEO NEOs (a)	Average Compensation Actually Paid to Non-PEO NEOs (a)(c)	Value of Initial Fixed $100 Investment Based On:		Net Income In Millions	CSM: Operating Income In Millions
							Company TSR	Peer Group TSR (b)
2025	$20,296,362	$16,803,878	$–	$–	$5,319,046	$4,936,417	$124	$149	$7,138	$9,846
2024	17,644,763	12,782,098	–	–	4,879,690	3,865,271	120	134	6,747	9,713
2023	2,017,348	2,017,348	15,552,576	13,105,795	3,639,648	3,680,741	126	132	6,379	9,082
2022	–	–	14,326,072	5,546,491	2,690,886	2,533,173	104	110	6,998	9,917
2021	–	–	14,523,819	23,246,960	3,188,100	4,326,065	123	133	6,523	9,338
(a)    Mr. Fritz, in his capacity as Chief Executive Officer, served as our principal executive officer (PEO) for 2021 and 2022 and until August 14, 2023, when Mr. Vena became the CEO. The Other NEOs represent the following individuals for each of the years shown: Ms. Hamann, Mr. Gehringer, Mr. Rocker, Mr. Jalali, and Ms. Whited for 2025 and Ms. Hamann, Ms. Whited, Mr. Rocker, and Mr. Gehringer for 2024, 2023, 2022 and 2021.
(b)    The peer group index is the Dow Jones Transportation Index, which is included in Item 5 of the Company’s Form 10-K for the year ended December 31, 2025.
(c)    CAP is defined by the SEC to include not only actual take-home pay for the reported year, but also (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date such awards vested or were forfeited, or through the end of the reported fiscal year. To calculate CAP, the following amounts were deducted from and added to the applicable executives’ “total compensation” as reported in the Summary Compensation Table (SCT). No adjustments were made to Mr. Vena’s 2023 total compensation for purposes of calculating his 2023 CAP.
PEO V. James Vena SCT Total to CAP Reconciliation:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Reported Change in the Actuarial Present Value of Pension Benefits (iii)	Pension Benefit Adjustments (iv)	Compensation Actually Paid to PEO
2025	$20,296,362	$(15,000,133)	$11,507,649	$–	$–	$16,803,878
2024	17,644,763	(12,000,196)	7,137,531	–	–	12,782,098
2023	2,017,348	–	–	–	–	2,017,348
PEO Lance M. Fritz SCT Total to CAP Reconciliation:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Reported Change in the Actuarial Present Value of Pension Benefits (iii)	Pension Benefit Adjustments (iv)	Compensation Actually Paid to PEO
2023	$15,552,576	$(12,000,274)	$10,562,712	$(1,500,939)	$491,720	$13,105,795
2022	14,326,072	(12,000,163)	2,504,547	–	716,035	5,546,491
2021	14,523,819	(10,500,166)	18,510,398	(47,311)	760,220	23,246,960
Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Average Reported Change in the Actuarial Present Value of Pension Benefits (iii)	Pension Benefit Adjustments (iv)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$5,319,046	$(2,750,056)	$2,637,236	$(967,833)	$698,024	$4,936,417
2024	4,879,690	(2,812,707)	1,639,815	(7,237)	165,710	3,865,271
2023	3,639,648	(2,025,201)	2,413,150	(682,484)	335,628	3,680,741
2022	2,690,886	(1,812,770)	594,285	–	1,060,772	2,533,173
2021	3,188,100	(1,475,163)	2,409,395	(367,668)	571,401	4,326,065

PAY VERSUS PERFORMANCE DISCLOSURE
(i)    The amounts included in this column are the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the SCT for each applicable year.
(ii)    The equity award adjustments for each applicable year reflect the year-over-year change in the fair value of equity awards as itemized in the tables below.
PEO V. James Vena Equity Award Adjustments Reconciliation:

Year	Fair Value as of Year-End of Equity Awards Granted during the Year	Fair Value as of Vest Date of Equity Awards Granted and Vested during the Year	Increase (Decrease) from Prior Year-End to Vest Date in Fair Value of Awards That Vested During the Year	Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	Total Equity Award Adjustments
2025	$10,960,094	$–	$172,348	$375,207	$11,507,649
2024	7,137,531	–	–	–	7,137,531
2023	–	–	–	–	–
PEO Lance M. Fritz Equity Award Adjustments Reconciliation:

Year	Fair Value as of Year-End of Equity Awards Granted during the Year	Fair Value as of Vest Date of Equity Awards Granted and Vested during the Year	Increase (Decrease) from Prior Year-End to Vest Date in Fair Value of Awards That Vested During the Year	Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	Awards Forfeited During the Year	Total Equity Award Adjustments
2023	$11,353,821	$–	$350,903	$3,250,480	$(4,392,492)	$10,562,712
2022	8,228,329	–	(1,183,911)	(4,539,871)	–	2,504,547
2021	12,578,359	–	(1,151,373)	7,083,412	–	18,510,398
Average Non-PEO NEOs Equity Award Adjustments Reconciliation:

Year	Fair Value as of Year-End of Equity Awards Granted during the Year	Fair Value as of Vest Date of Equity Awards Granted and Vested during the Year	Increase (Decrease) from Prior Year-End to Vest Date in Fair Value of Awards That Vested During the Year	Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	Total Equity Award Adjustments
2025	$2,009,373	$–	$138,178	$489,685	$2,637,236
2024	1,672,955	–	12,414	(45,554)	1,639,815
2023	1,916,131	–	44,065	452,954	2,413,150
2022	1,242,989	–	(116,387)	(532,317)	594,285
2021	1,767,115	–	(83,871)	726,151	2,409,395
(iii)The amounts included in this column are the change in the present actuarial value of the executives’ accumulated benefit under the Company’s pension plan as reported in “Change in Pension and Nonqualified Deferred Compensation Earnings” column of the SCT for each applicable year.
(iv)The total pension benefit adjustments for each applicable year include the actuarially determined service cost for services rendered during the applicable year (the “service cost”).
Most Important Measures to Determine 2025 CAP
Below lists the most important financial metrics used to link 2025 CAP to Company performance. Operating income, operating ratio, and return on invested capital are further described in our CD&A within the sections titled “2025 Annual Incentive Plan” and “Long-Term Equity Incentive Compensation.”
•Operating Income
•Operating Ratio
•Return on Invested Capital

PAY VERSUS PERFORMANCE DISCLOSURE
TSR: Company versus Peer Group
The following chart compares the cumulative total shareholder return, assuming reinvestment of dividends, over the 5-year period for the Company (UNP) and the Dow Jones Transportation Index (DJ Trans).

Comparison of 5-Year Cumulative Return

$200
$150
$100
$50
Indexed Total Shareholder Return
$100
$133
$110
$132
$134
$149
$100
$123
$104
$126
$120
$124
2020
2021
2022
2023
2024
2025
Co. TSR
DJ Trans

CAP versus TSR
As shown in the chart below, the PEO’s CAP and Other NEOs’ Average CAP amounts are affected by the Company’s TSR. The PEO’s CAP in 2024 and 2025 reflects the increase in long-term equity incentives for Mr. Vena in his role as the CEO. The Other NEOs’ Average CAP has been less affected by changes in our share price with increases in 2023, 2024, and 2025 due primarily to pension benefit adjustments, the election of Ms. Whited as the Company’s President in 2023, and grants of new awards.

PAY VERSUS PERFORMANCE DISCLOSURE
CAP versus Net Income
The Company’s net income increased in 2021, 2022, 2024, and 2025, and decreased in 2023, while the PEO and Other NEOs’ CAP has varied significantly each year. This is due in large part to the significant emphasis the Company places on equity incentives, the value of which are affected by our TSR. In addition, the Company does not use net income to determine compensation levels or incentive plan payouts.
CAP versus Operating Income – Company-Selected Measure (CSM)
Operating income and operating ratio (of which operating income is a component) are equally weighted financial measures used in our annual incentive plan, as described in our CD&A. In addition, performance stock units awarded to our NEOs are earned based one-third (1/3) on relative operating income growth (OIG). The Company’s operating income has steadily increased year-over-year, except for 2023, although its impact on the PEO’s and Other NEO’s CAP has been muted or offset by other performance measures and by the Company’s stock price performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of common stock beneficially owned as of March 13, 2026 (except as otherwise noted), by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Executive Officer (as defined in the CD&A section of this Proxy Statement under Executive Compensation), (iii) each director or director nominee and (iv) all current directors and executive officers (as designated in the Company’s 2025 Annual Report on Form 10-K) as a group. The table also sets forth ownership information concerning stock units, the value of which is measured by the price of the common stock. Stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED (a)	STOCK UNITS (b)	PERCENT OF SHARES OUTSTANDING
David B. Dillon	4,050	13,366	*
Sheri H. Edison	0	3,244	*
Teresa M. Finley	1,380	3,128	*
Eric J. Gehringer	83,956	41,122	*
Jennifer L. Hamann	182,389	45,946	*
Deborah C. Hopkins	4,852	12,530	*
Rahul Jalali	43,103	25,406	*
Jane H. Lute	4,215	11,688	*
Michael R. McCarthy	54,864	71,097	*
Kenny G. Rocker	106,660	36,246	*
Doyle R. Simons	0	3,015	*
John K. Tien, Jr.	0	1,581	*
V. James Vena	98,258	215,310	*
Elizabeth F. Whited	135,251	39,004	*
John P. Wiehoff	795	1,858	*
W Anthony Will	0	0	*
Christopher J. Williams	0	5,980	*
The Vanguard Group (c)	59,326,968	0	10.00%
BlackRock, Inc. (d)	42,030,360	0	7.08%
All current directors and executive officers as a group (18 people)	736,112	550,399	*
*Indicates ownership of less than 1%
(a)Includes the maximum number of shares of common stock that may be acquired within 60 days of March 13, 2026, upon the exercise of stock options as follows: Mr. Gehringer 64,117; Ms. Hamann 106,048; Mr. Jalali 35,422; Mr. Rocker 80,177; Mr. Vena 92,885; and Ms. Whited 80,125; and all current directors and executive officers as a group 467,897. Also included in the number of shares owned by Mr. Gehringer, Ms. Hamann, Mr. Rocker, and Ms. Whited are 12,989, 5,655, 350, and 18,970 deferred stock units, respectively, representing vested retention stock units which they will acquire as shares of common stock at termination of employment or a future designated date.
(b)Consists of stock units payable in cash to non-management directors after retirement and held in their Stock Unit Accounts. For a discussion of the Stock Unit Grant and Deferred Compensation Plan for non-management directors, see page 32. These amounts for the Named Executive Officers consist of 41,122, 45,946, 25,406, 36,246, 215,310, and 39,004 unvested stock units owned by Mr. Gehringer, Ms. Hamann, Mr. Jalali, Mr. Rocker, Mr. Vena and Ms. Whited awarded under Company stock plans. Stock units do not confer voting rights and are not considered beneficially owned shares of common stock under SEC rules.
(c)Based solely upon information contained in Schedule 13G/A filed on January 7, 2026, reporting that, as of December 31, 2025, this holder held sole and shared voting power over 0 and 3,972,350 of these shares, respectively, and sole and shared dispositive power over 53,130,683 and 6,196,285 of these shares, respectively. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(d)Based solely upon information contained in Schedule 13G/A filed on January 26, 2024, reporting that, as of December 31, 2023, this holder held sole and shared voting power over 38,064,066 and 0 of these shares, respectively, and sole and shared dispositive power over 42,030,360 and 0 of these shares, respectively. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Requirements for Executives
The Company’s Compensation and Talent Committee believes that stock ownership will better align the interests of our executives, including the Named Executive Officers, with those of our shareholders by enhancing the focus of executives on the long-term success of the Company. We require our executives to achieve and maintain a specified amount of stock ownership acquired primarily through the exercise of options and the receipt of retention stock or retention stock units under our equity compensation programs.
Our Stock Ownership Guidelines require that the CEO hold at least seven (7) times annual salary and that the other Named Executive Officers hold at least four (4) times annual salary in stock or stock units. Until the required ownership target is achieved, executives must retain all of the shares of stock they receive from our plans, net of the shares of stock required, if any, to cover tax expense and the cost of exercising options. We do not include the following types of equity interests when calculating stock ownership under these guidelines: (i) unexercised stock options, (ii) unvested retention or performance shares or units, and (iii) any investment in the Company stock fund under the Thrift Plan, the Supplemental Thrift Plan or the Executive Incentive Deferral Plan.
As of December 31, 2025, all of the Named Executive Officers were in compliance with stock ownership requirements.

Hedging Our Common Stock Is Prohibited
Company policy prohibits directors and all employees (including our officers) from hedging Union Pacific common stock, such as (i) buying, selling or writing puts, calls or options related to our common stock and (ii) executing straddles, equity swaps and similar derivative arrangements that hedge our common stock. In addition, directors and executive officers may not pledge, deliver as collateral, or maintain a margin account with respect to shares of our common stock.

Insider Trading Arrangements and Policies
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Confidentiality and Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees and we follow internal preclearance procedures with respect to repurchases of Company stock. We believe our Confidentiality and Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Confidentiality and Insider Trading Policy, including any amendments thereto was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

OTHER MATTERS

Shareholder Proposals
Under SEC rules, any shareholder who wishes to present a proposal to be included in our Proxy Statement and introduced at our 2027 Annual Meeting of Shareholders must submit the proposal to the Secretary of the Company so that it is received no later than the close of business (5:00 pm, central time) on November 25, 2026, and must satisfy the other requirements of SEC Rule 14a-8. Any shareholder who instead wishes to bring a proposal directly before the Company’s next Annual Meeting of Shareholders (other than certain proposals submitted only pursuant to SEC Rule 14a-8) or nominate one or more director candidates other than under our proxy access Bylaw must provide written notice to the Secretary of the Company no earlier than January 14, 2027, and before the close of business (5:00 pm, central time) on February 13, 2027, and must otherwise provide the information and comply with the procedures set forth in the Company’s Bylaws, a copy of which is available on the Company’s website at investor.unionpacific.com/governance/governance-overview. In addition to satisfying the requirements in the Company’s Bylaws, a shareholder who intends to solicit proxies in support of nominees submitted under the advance notice Bylaws for our 2027 Annual Meeting of Shareholders must also provide proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to the Secretary of the Company no later than the close of business (5:00 pm, central time) on March 15, 2027 (or, if the 2027 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company).
Shareholders may obtain a printed copy of the Company’s Bylaws by contacting the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. If a shareholder wishing to make such a proposal fails to comply with the foregoing notice provision and does not also satisfy the requirements of SEC Rule14a-4(c)(1), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.
Any eligible shareholder wishing to nominate director candidates for inclusion in our Proxy Statement under our proxy access Bylaw provisions should refer to page 17 for applicable procedures and submission requirements.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. SEC regulations require executive officers, directors and greater than 10% shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC.
Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, there were no late filings in 2025.

Delivery of Documents to Shareholders Sharing an Address
The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s common stock may deliver only one copy of the Company’s Proxy Statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, should submit a request to the Secretary of the Company by telephone at 402-544-5000 or by submitting a written request to the Secretary of the Company at the address listed below. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER MATTERS

Availability of Annual Report on Form 10-K
If you would like an additional copy of the Annual Report on Form 10-K for the year ended December 31, 2025, you may find this document at www.up.com under the “Investors” caption link. Alternatively, any shareholder wishing to receive, without charge, a copy of this document should send a written request to: Secretary, Union Pacific Corporation, 1400 Douglas Street, Omaha, NE 68179.
The references to the Company’s website in this Proxy Statement do not constitute, and should not be deemed, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this Proxy Statement.

Other Business
The Board does not currently intend to bring any other business before the Annual Meeting, and is not aware of any other business to be brought before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.
Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
When And Where Is The Annual Meeting Being Held?
The Annual Meeting will be held on Thursday, May 14, 2026, at 8:00 A.M., Central Daylight Time, via live audio webcast at www.virtualshareholdermeeting.com/UNP2026. Instructions on how to access the Annual Meeting via the live audio webcast are posted at www.virtualshareholdermeeting.com/UNP2026. Access to the meeting will begin approximately 15 minutes before the scheduled meeting time, and you are encouraged to log on early to test your access. Since this year’s Annual Meeting is being held solely by means of remote communication, shareholders may not physically attend the meeting.
Who Is Entitled To Participate and Vote?
Only shareholders owning the Company’s common stock at the close of business on March 13, 2026 (the Record Date), will be entitled to attend, listen to, participate in, and vote at the Annual Meeting.
What Matters Are Being Voted On At The Annual Meeting?
Proposal Number 1 provides for the election of the eleven (11) directors named in the Proxy Statement, each to serve for a term of one year or until his or her successor is elected and qualified. Proposal Number 2 is to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2026. Proposal Number 3 is to approve, by non-binding vote, the compensation of the Company’s Named Executive Officers.
How Do I Vote?
Whether you hold shares directly as a shareholder of record or in street name (that is, through a broker, bank, trustee, nominee or other holder of record), you may direct how your shares are voted without participating in the Annual Meeting. There are three ways to vote by proxy:
•Via the Internet — Shareholders who have received a Notice of Internet Availability of Proxy Materials by mail may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received proxy materials by email may submit proxies over the Internet by following the instructions included in the email. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
•By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Shareholders of record who have received a Notice of Internet Availability of Proxy Materials by mail must have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Shareholders who hold shares in street name who have received proxy materials by email must have the control number included in the email available when voting.
•By Mail — Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.
If you sign and return your proxy card but do not give any voting instructions, your shares will be voted “FOR” the election of each of the director nominees listed in Proposal Number 1 below, “FOR” Proposal Number 2, and “FOR” Proposal Number 3. To our knowledge, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.
If your shares are held in a street name, you are considered a beneficial owner of those shares and, as the beneficial owner of those shares, you have the right to direct your broker, bank, trustee, nominee or other holder of record how to vote those shares. If you do not provide voting instructions to your broker in advance of the Annual Meeting, your broker is not permitted to vote on certain proposals and may elect not to vote on any of the proposals. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Accordingly, in order for your shares to be voted on all proposals, we encourage you to provide voting instructions to your broker as described in these proxy materials.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Can I Revoke Or Change My Vote?
After you submit your proxy you may revoke it at any time before voting takes place at the Annual Meeting. You can revoke your proxy in two ways: (i) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked or (ii) submit new telephone or Internet instructions or deliver a validly executed later-dated proxy. For this purpose, communications to the Secretary of the Company should be addressed to Union Pacific Corporation, 1400 Douglas Street, 19th Floor, Omaha, Nebraska 68179 and must be received before the time that the proxy you wish to revoke is voted at the Annual Meeting.
Please note that if your shares are held in street name (that is, a broker, bank, trustee, or nominee or other holder of record holds your shares on your behalf) and you wish to revoke a previously granted proxy, you must contact that entity and submit new voting instructions to your broker, bank, trustee, nominee or other holder of record. You may also revoke your proxy by attending and voting during the Annual Meeting before the polls are closed.
How Do I Participate In And Vote At The Annual Meeting?
Shareholders of record as of the Record Date may attend, listen to, participate in, and vote at the Annual Meeting via live audio webcast via the Internet at www.virtualshareholdermeeting.com/UNP2026 when you enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
If your shares are held in street name and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may attend, listen to, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
What Vote Is Required To Approve Each Matter Being Voted on?
Holders of our common stock are entitled to one vote for each full share held as of the Record Date. On the Record Date, we had 593,678,300 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present and entitled to vote on any matter at the Annual Meeting, we will have a quorum at the Annual Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present for the purpose of determining whether there is a quorum.
Under Proposal Number 1, directors will be elected by a majority of the votes cast by the shares of common stock present at the Annual Meeting (either in person or by proxy) on the election of directors, which means that a nominee will be elected if he or she receives more “for” votes than “against” votes.
Pursuant to Section 9 of Article I of the Company’s Bylaws and applicable laws of the State of Utah, a nominee who does not receive more “for” votes than “against” votes will be elected to a shortened term expiring on the earlier of: (i) 90 days after the day on which the Company certifies the voting results; or (ii) the day on which a person is selected by the Board to fill the office held by the director.
Approval of Proposal Number 2 (ratification of the appointment of the independent registered public accounting firm) and Proposal Number 3 (advisory vote to approve executive compensation) requires the affirmative vote of a majority of the votes cast on the proposal (either in person or by proxy).
The Board recommends that you vote FOR each of the nominees in Proposal Number 1 and FOR Proposal Numbers 2 and 3.
Although the advisory vote on Proposal Number 3 is non-binding, the Board will review the results of the vote, and consistent with the Company’s strong record of shareholder engagement, will take them into account when making determinations concerning executive compensation.
In accordance with Utah law, abstentions and broker non-votes are not treated as votes cast and, therefore, are not counted in determining which directors are elected under Proposal Number 1 or in determining the outcome on Proposal Numbers 2 and 3.
Who Counts The Votes?
The Board maintains a confidential voting policy pursuant to which Broadridge Financial Services, Inc. (Broadridge) receives shareholder proxies or voting instructions, and representatives of Broadridge, serving as independent inspectors of the election, certify the vote. Proxies, as well as telephone and Internet voting instructions, will be kept confidential from management (except in certain cases where it may be necessary to meet legal requirements, including a contested proxy solicitation or where a shareholder writes comments on the proxy card). Reports concerning the vote may be made available to the Company, provided such reports do not reveal the vote of any particular shareholder.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Can I Ask A Question At The Meeting?
Shareholders will be provided an opportunity to ask questions in advance of and during the Annual Meeting. We will only respond to questions that relate to the Company or the matters being presented at the Annual Meeting, and that otherwise comply with the rules of conduct that will be posted on the Annual Meeting website. We may group similar questions together and present a combined response. In the event that we are not able to respond to all proper questions that are submitted during the meeting, we will post responses on our Investor Relations website as soon as practical following the Annual Meeting.
What Should I Do If I Need Technical Assistance During the Meeting?
If you have technical problems accessing the Annual Meeting, you may contact the technical support number that will be posted on the virtual shareholder meeting log-in page.
How Are Proxy Materials Being Made Available?
We are using the Securities and Exchange Commission (SEC) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the notice contains information on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.
How Do I Access My Proxy Materials?
Our proxy materials will be available for shareholders of record during the voting period at www.proxyvote.com. From this website, you also will be able to vote prior to the Annual Meeting. To access this website, you will need your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how you access our proxy materials electronically and, if you currently receive paper copies of these materials, how you may request proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials.
Who Is Soliciting My Vote?
This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board.
Who Pays The Expenses Of Soliciting My Vote?
The Company will pay the entire cost of preparing, printing, mailing and distributing the notices and proxy materials and soliciting votes. In addition to the mailing of the notices and proxy materials, proxies may be solicited by personal interview, telephone and electronic communication by the directors, officers and employees of the Company acting without special compensation. We also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the street name holders of shares held of record by such individuals, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. In addition, the Company engaged Morrow Sodali, LLC, 333 Ludlow Street, Stamford, CT 06902, to solicit proxies on its behalf. The anticipated fees of Morrow Sodali LLC are approximately $20,000, plus certain other customary fees and expenses.
How Do I Learn Additional Information Regarding the Company?
This Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.up.com under the “Investors” caption link investor.unionpacific.com/financials/annual-reports. Shareholders may also request a copy of this Proxy Statement and our 2025 Annual Report on Form 10-K by emailing investor.relations@up.com or by calling (402) 544-4227. References to the Company’s website included in this Proxy Statement and in the Company’s 2025 Annual Report on Form 10-K are provided as a convenience and do not constitute, and should not be deemed, an incorporation by reference of the information contained in, or available through, the website.

APPENDIX A

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Non-GAAP Financial Measures

Financial performance*
Millions, except per share amounts and percentages, for the year ended December 31, 2025	Reported results (GAAP)	Acquisition- related expense		Industrial park land sales		Deferred tax adjustment		Crew staffing agreement		Adjusted results (non-GAAP)
Operating expense	$14,664	$(72)		$-		$-		$(55)		$14,537
Operating income	9,846	72		-		-		55		9,973
Other income, net	629	-		(250)		-		-		379
Income tax expense [a]	(2,028)	-		60		(115)		(13)		(2,096)
Net income	7,138	72		(190)		(115)		42		6,947
Earnings per share - diluted	$11.98	$0.12		$(0.32)		$(0.19)		$0.07		$11.66
Operating ratio	59.8%	(0.3)	pts	-	pts	-	pts	(0.2)	pts	59.3%

Millions, except per share amounts and percentages, for the year ended December 31, 2024	Reported results (GAAP)	Crew staffing agreement		Gain on sale of intermodal equipment		Environmental remediation		Adjusted results (non-GAAP)
Operating expenses	$14,537	$(40)		$46		$(23)		$14,520
Operating income	9,713	40		(46)		23		9,730
Income tax expense	(2,047)	(9)		11		(6)		(2,051)
Net income	6,747	31		(35)		17		6,760
Earnings per share - diluted	$11.09	$0.05		$(0.06)		$0.03		$11.11
Operating ratio	59.9%	(0.1)	pts	0.2	pts	(0.1)	pts	59.9%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the years ended December 31, 2025 and 2024, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted other income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above tables are considered non-GAAP by SEC Regulation G and Item 10 of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, other income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

BUILDING AMERICA®

UNION PACIFIC CORPORATION
1400 DOUGLAS ST, 19TH FLOOR
OMAHA, NE 68179

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - at **www.virtualshareholdermeeting.com/UNP2026**
You may attend the meeting via the Internet and vote during the meeting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83460-P44458

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNION PACIFIC CORPORATION

The Board of Directors recommends you vote FOR each of the nominees listed:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Sheri H. Edison	☐	☐	☐
1b. Teresa M. Finley	☐	☐	☐
1c. Deborah C. Hopkins	☐	☐	☐
1d. Jane H. Lute	☐	☐	☐
1e. Michael R. McCarthy	☐	☐	☐
1f. Doyle R. Simons	☐	☐	☐
1g. John K. Tien, Jr.	☐	☐	☐
1h. V. James Vena	☐	☐	☐
1i. John P. Wiehoff	☐	☐	☐
1j. W Anthony Will	☐	☐	☐
1k. Christopher J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

To be admitted to the 2026 Annual Meeting, accessible at www.virtualshareholdermeeting.com/UNP2026, you must have been a shareholder at the close of business on the Record Date or be the legal proxy holder or qualified representative of a shareholder.

You will need to enter your 16-digit control number, which is printed in the box marked by the arrow on the reverse of this proxy card, to participate in the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V83461-P44458

UNION PACIFIC CORPORATION
Annual Meeting of Shareholders
May 14, 2026 8:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The shareholder(s) signing this form hereby appoint(s) Michael R. McCarthy and Christina B. Conlin, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of UNION PACIFIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, CDT on May 14, 2026, via live audio webcast, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1; FOR Proposals 2 and 3; and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side